    As filed with the Securities and Exchange Commission on October 31, 1996
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              CHECKFREE CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                     7374                             31-1013521
   (State or other jurisdiction              (Primary Standard Industrial              (I.R.S. Employer
 of incorporation or organization)            Classification Code Number)             Identification No.)


                           4411 East Jones Bridge Rd.
                            Norcross, Georgia 30092
                                 (770) 840-1217
                          (Address, including zip code,
                              and telephone number,
                             including area code, of
                             Registrant's principal
                               executive offices)


                                 Peter J. Kight
                 Chairman, President and Chief Executive Officer
                              Checkfree Corporation
                           4411 East Jones Bridge Rd.
                            Norcross, Georgia 30092
                                 (770) 840-1217
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          Copies of Correspondence to:
     Curtis A. Loveland, Esq.                Kenneth A. Linhares, Esq.
  Porter, Wright, Morris & Arthur               Fenwick & West LLP
       41 South High Street               Two Palo Alto Square, Suite 800
      Columbus, Ohio  43215                 Palo Alto, California  94306
         (614) 227-2004                           (415) 858-7235


                  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into Intuit Services Corporation ("ISC") pursuant to the Agreement and Plan of Merger, dated as of September 15, 1996, attached as Appendix A to the enclosed Prospectus/Proxy Statement/Information Statement have been satisfied or waived.

                  If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / X /

                  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum       Proposed Maximum       Amount of
 Title of Each Class of                    Amount to be       Offering Price      Aggregate Offering   Registration
 Securities to be Registered                Registered         Per Share*              Price*               Fee*
--------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value..........      12,600,000          $   0.33                $ 33.33            $100.00
--------------------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of calculating the registration fee based on one-third of the aggregate par and stated values on July 31, 1996, of the 100 shares of common stock, $1.00 par value of Intuit Services Corporation to be canceled in the Merger, in accordance with Section 6(b) and Rule 457(f)(2). At July 31, 1996, Intuit Services Corporation had an accumulated capital deficit.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           INTUIT SERVICES CORPORATION
                        2001 Butterfield Road, Suite 800
                       Downers Grove, Illinois 60515-1050

                              ____________ __, 1996

Dear Stockholder:

            On September 15, 1996, Intuit Inc. ("Intuit") and Intuit Services Corporation ("ISC") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Checkfree Corporation (the "Company") and Checkfree Acquisition Corporation II ("Acquisition"), a wholly owned subsidiary of the Company, pursuant to which Acquisition will merge (the "Merger") with and into ISC and ISC will become a wholly owned subsidiary of the Company. As a result of the Merger, ISC's sole stockholder will be entitled to receive 12,600,000 shares of Checkfree common stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, in exchange for all of the issued and outstanding shares of capital stock of ISC.

            THE ISC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ISC'S SOLE STOCKHOLDER AND THEREFORE RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

            In accordance with the Certificate of Incorporation of ISC and the General Corporation Law of the State of Delaware, the Merger and the Merger Agreement may be approved and adopted without a stockholders meeting by written consent of the stockholders without a meeting. Subject to the satisfaction of the other conditions to the Merger, it is expected that the Merger will be completed on or about ____________ __, 1996.

            The accompanying Prospectus/Proxy Statement/Information Statement explains in detail the terms of the Merger and the Company's common stock to be issued in the Merger. It also contains pro forma financial information and other information concerning the Company, ISC and the Merger. Please read the Prospectus/Proxy Statement/Information Statement carefully and consider the information contained therein.

                                            Very truly yours,

                                            David Kinser
                                            President

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Rd.
                            Norcross, Georgia 30092

                               __________ __, 1996

Dear Fellow Stockholders:

            You are cordially invited to attend the Special Meeting of Stockholders (the "Checkfree Special Meeting") of Checkfree Corporation (the "Company"), which will be held on _________, __________ __, 1996, at _____ _.m.
local time. The Checkfree Special Meeting will be held at _________________________________________, __________, _____.

            On September 15, 1996, the Company and Checkfree Acquisition Corporation II ("Acquisition"), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Intuit Inc. ("Intuit") and Intuit Services Corporation ("ISC"), pursuant to which Acquisition will merge (the "Merger") with and into ISC and ISC will become a wholly owned subsidiary of the Company. As a result of the Merger, ISC's sole stockholder will be entitled to receive 12,600,000 shares of Checkfree common stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, in exchange for all of the issued and outstanding shares of capital stock of ISC (the "Merger Consideration"). At the Checkfree Special Meeting, stockholders of the Company will be asked to consider and approve the issuance of Checkfree common stock to ISC pursuant to the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to the Prospectus/Proxy Statement/Information Statement enclosed herewith.

            ISC is a wholly owned subsidiary of Intuit that provides electronic home banking, bill payment and other on-line services to financial institutions and their consumer customers. ISC operates a network of servers that perform the "back-end" computer processing and data storage functions that enable these on-line financial transactions. To date, ISC's services have been marketed to, and designed primarily for, users of Intuit's Quicken personal finance software program.

            Additionally, you are being asked to consider and approve an amendment to the Company's 1995 Stock Option Plan and to adopt the Company's Associate Stock Purchase Plan. If approved, the amendment to the Company's 1995 Stock Option Plan would increase the number of shares of common stock of the Company issuable upon the exercise of stock options under the Company's 1995 Stock Option Plan from 2,630,700 shares to 5,000,000 shares. If adopted, the Company's Associate Stock Purchase Plan would authorize the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees.

            THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE ISSUANCE OF THE MERGER CONSIDERATION, THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN, AND THE ADOPTION OF THE COMPANY'S ASSOCIATE STOCK PURCHASE PLAN AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS.

            Please read carefully the accompanying Transition Report on Form 10-K, Notice of Special Meeting of Stockholders and the Prospectus/Proxy Statement/Information Statement and appendices thereto and consider the information contained in them.

            The affirmative vote of the holders of a majority of the outstanding shares of Checkfree common stock present at the Checkfree Special meeting is required to approve the issuance of Checkfree common stock pursuant to the Merger and the other actions. Accordingly, your vote is important no matter how large or how small your holdings may be. Whether or not you plan to attend the Checkfree Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card to assure that your shares will be voted at the Checkfree Special Meeting. If you attend the Checkfree Special Meeting, you may vote in person if you wish and your proxy will not be used.

                                        Very truly yours,

                                        Peter J. Kight
                                        Chairman of the Board

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                              CHECKFREE CORPORATION
                             8275 North High Street
                              Columbus, Ohio 43235
                      -------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                     , 1996
                      -------------------------------------

            Notice is hereby given that a Special Meeting of Stockholders (the "Checkfree Special Meeting") of Checkfree Corporation (the "Company") has been called by the Board of Directors and will be held at ____________________________________________________________________, ________,
____, on _________, __________ __, 1996, at _____ _.m. local time, for the following purposes:

1. To consider and approve the issuance of common stock, $.01 par value, of the Company (the "Checkfree Common Stock") pursuant to the Agreement and Plan of Merger, dated as of September 15, 1996 (the "Merger Agreement"). Pursuant to the Merger Agreement, Checkfree Acquisition Corporation II, a Delaware corporation ("Acquisition") and a wholly owned subsidiary of the Company, would be merged with and into Intuit Services Corporation, a Delaware corporation ("ISC"), and the sole stockholder of ISC would receive up to 12,600,000 shares of Checkfree Common Stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, in exchange for its shares of common stock of ISC, as more fully described in the accompanying Prospectus/Proxy Statement/Information Statement;

2. To consider and act upon a proposed amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Checkfree Common Stock issuable upon exercise of stock options under the Company's 1995 Stock Option Plan from 2,630,700 shares to 5,000,000 shares;

3. To consider and adopt the Company's Associate Stock Purchase Plan which authorizes the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees; and

4. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof. (The Board of Directors is not currently aware of any other business to come before the Checkfree Special Meeting.)

            Only holders of Checkfree Common Stock of record at the close of business on _________, 1996, the record date for the Checkfree Special Meeting, are entitled to notice of and to vote at the Checkfree Special Meeting and any adjournments thereof.

            THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF CHECKFREE COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN AND "FOR" APPROVAL OF THE COMPANY'S ASSOCIATE STOCK PURCHASE PLAN.

            We urge you to execute and return the enclosed proxy as soon as possible in order to ensure that your shares will be represented at the Checkfree Special Meeting. Your proxy may be revoked in the manner described in the accompanying Prospectus/Proxy Statement/Information Statement at any time before it has been voted at the Checkfree Special Meeting. If you attend the Checkfree Special Meeting, you may vote in person, and your proxy will not be used.


Dated:  __________ __, 1996                 By Order of the Board of Directors

                                            Peter J. Kight
                                            Chairman of the Board

             WHETHER OR NOT YOU PLAN TO ATTEND THE CHECKFREE SPECIAL
             MEETING, PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE
            ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED
                              IN THE UNITED STATES.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED           , 1996


PROSPECTUS

                              CHECKFREE CORPORATION

                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                  ------------

            This Prospectus/Proxy Statement/Information Statement is being furnished to the sole stockholder of Intuit Services Corporation, a Delaware corporation ("ISC"), and to the stockholders of Checkfree Corporation, a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of Checkfree Acquisition Corporation II ("Acquisition"), a wholly owned subsidiary of the Company, with and into ISC, a wholly owned subsidiary of Intuit Inc., a Delaware corporation ("Intuit"), pursuant to the Agreement and Plan of Merger, dated as of September 15, 1996, among the Company, Acquisition, Intuit, and ISC (the "Merger Agreement"). This Prospectus also serves as an Information Statement to the sole stockholder of ISC and as a Proxy Statement for the Special Meeting of Stockholders of the Company to be held on _____________ __, 1996 (the "Checkfree Special Meeting").

            Upon consummation of the Merger (the "Effective Time"), all outstanding shares of common stock, $1.00 par value, of ISC ("ISC Common Stock") shall be converted, in accordance with the Merger Agreement, into the right to receive 12,600,000 shares of Common Stock, $.01 par value, of the Company (the "Checkfree Common Stock"), as such number of shares may be adjusted in accordance with the terms of the Merger Agreement (the "Merger Consideration"). A copy of the Merger Agreement is attached to this Prospectus/Proxy Statement/Information Statement as Appendix A and is incorporated herein by reference. See "THE MERGER."

            The closing price per share of Checkfree Common Stock on the Nasdaq National Market on October 23, 1996 was $20.875. THE CHECKFREE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 14.

                ------------------------------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
      ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
          OF THIS PROSPECTUS/PROXY STATEMENT/INFORMATION STATEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                ------------------------------------------------


            NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT/ INFORMATION STATEMENT AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS/PROXY STATEMENT/ INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT/ INFORMATION STATEMENT IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT/ INFORMATION STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                ------------------------------------------------

            The date of this Prospectus/Proxy Statement/Information Statement is ________________ __, 1996.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, and other information filed by the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the public reference facilities of the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http:\\www.sec.gov.

            Checkfree Common Stock is listed on the Nasdaq National Market, and accordingly such reports and other information concerning the Company also should be available for inspection and copying at the offices of the Nasdaq Stock Market, 1735 K. Street, N.W., Washington, D.C. 20006.

            The Company has filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), a Registration Statement on Form S-4, as it may be amended (the "Registration Statement"), with respect to the shares of Checkfree Common Stock issuable in connection with the Merger. This Prospectus/Proxy Statement/Information Statement does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which reference is hereby made. Any statements contained herein or in any document incorporated by reference herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or other document, each such statement being qualified in its entirety by such reference. The Registration Statement (and exhibits thereto) should be available for inspection at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http:\\www.sec.gov.

            All information contained herein or incorporated herein by reference with respect to the Company and Acquisition, was supplied by the Company and all information contained herein with respect to ISC and Intuit was supplied by Intuit. Neither the Company nor Intuit can warrant the accuracy or completeness of information relating to the other party.

                      INFORMATION INCORPORATED BY REFERENCE

            The following documents previously filed with the Commission by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference:

            1. Transition Report on Form 10-K for the six months ended June 30,
               1996;
            2. Current Report on Form 8-K, dated October 1, 1996; and
            3. Current Report on Form 8-K/A No. 2, dated May 9, 1996.

            In addition, the description of Checkfree Common Stock which is contained in the Company's Form 8-A (Registration No. 0-26802) filed with the Commission pursuant to Section 12 of the Exchange Act, as the same may be updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

            All documents filed by the Company, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement/Information Statement and prior to the Checkfree Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Information Statement/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement/Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement/Information Statement.

                                TABLE OF CONTENTS

                                                                    Page
AVAILABLE INFORMATION........................................... 2
INFORMATION INCORPORATED BY REFERENCE........................... 2
TABLE OF CONTENTS............................................... 3
INTRODUCTION.................................................... 4
   The Company.................................................. 4
   Record Date; Shares Entitled to Vote......................... 5
   ISC.......................................................... 5
SUMMARY......................................................... 6
   The Company and Acquisition.................................. 6
   ISC.......................................................... 7
   The Checkfree Special Meeting, Record Date
   and Vote Required............................................ 8
   The Merger; General Terms.................................... 8
    Recommendation of the  Company's Board of Directors
    and the ISC Board of Directors..............................10
   Restrictions on Transfer of Checkfree Common Stock...........10
   Certain Related Transactions.................................10
   Regulatory Requirements......................................11
   Comparative Per Share Information............................12
   Market Price Data; Dividend Policy...........................13
RISK FACTORS....................................................14
RECENT DEVELOPMENTS.............................................23
SELECTED HISTORICAL CONSOLIDATED FINANCIAL
  DATA OF CHECKFREE.............................................24
SELECTED HISTORICAL FINANCIAL
  DATA OF ISC...................................................25
UNAUDITED PRO FORMA
  COMBINING SELECTED FINANCIAL DATA
  OF THE COMPANY AND ISC........................................26
THE MERGER......................................................27
   Background of the Merger.....................................27
   The Company's Reasons for the Merger; Recommendation ........
     of the Company's Board of Directors........................28
   Opinion of Checkfree Financial Advisor.......................29
   ISC's Reasons for the Merger; Recommendation of the
     ISC Board of Directors.....................................33
   Required Vote................................................33
   The Merger Agreement.........................................34
   Exchange of Certificates.....................................40
   Stock Exchange Listing.......................................40
   Regulatory Approvals.........................................40
   Anticipated Accounting Treatment.............................41
   Certain Federal Income Tax Consequences......................41
   Resales by Affiliates; Registration Rights...................42
CERTAIN RELATED TRANSACTIONS....................................43
UNAUDITED PRO FORMA CONDENSED
  COMBINING FINANCIAL INFORMATION...............................45
NOTES TO UNAUDITED PRO FORMA CONDENSED
  COMBINING FINANCIAL INFORMATION...............................49
CHECKFREE CORPORATION...........................................51
   General......................................................51
   The Servantis Acquisition and Servantis......................51
   The Security APL Acquisition and Security APL................51
   Acquisition..................................................52
   Other Information............................................52
INTUIT SERVICES CORPORATION.....................................52
    Management's Discussion and Analysis of Financial
    Condition and Results of Operations.........................53

COMPARISON OF CERTAIN RIGHTS OF
  STOCKHOLDERS OF THE COMPANY AND ISC...........................58
   Capital Stock................................................58
   Voting Power.................................................59
   Payment of Dividends and Other Distributions.................59
   Meetings of Stockholders.....................................59
   Stockholder Nominations and Proposals........................59
   Amendment of Certificate of Incorporation and By-Laws........60
   Appraisal Rights.............................................60
   Action by Written Consent....................................60
   Size and Classification of Board of Directors; Removal
     of Directors; Filling Vacancies............................61
   Limitations on Director Liability............................61
   Indemnification of Officers and Directors....................62
   Interested Stockholder Transactions..........................62
   Preemptive Rights............................................62
   Repurchase and Redemption of Stock...........................62
AMENDMENT TO THE COMPANY'S 1995 STOCK
  OPTION PLAN...................................................62
   The 1995 Stock Option Plan...................................62
   Federal Income Tax Consequences..............................64
ADOPTION OF THE CHECKFREE CORPORATION
  ASSOCIATE STOCK PURCHASE PLAN.................................66
   The Stock Purchase Plan......................................66
   Federal Income Tax Consequences..............................67
EXPERTS.........................................................68
LEGAL OPINION...................................................68
INDEX TO FINANCIAL STATEMENTS..................................F-1
FINANCIAL STATEMENTS OF ISC....................................F-2

APPENDICES
 Appendix A - Agreement and Plan of Merger
 Appendix B - Opinion of Alex. Brown & Sons, Incorporated
 Appendix C - Amended and Restated Checkfree Corporation 1995 Stock Option Plan Appendix D - Checkfree Corporation Associate Stock Purchase Plan

THIS PROSPECTUS/PROXY STATEMENT/INFORMATION STATEMENT INCORPORATES BY REFERENCE PORTIONS OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K FOR THE SIX MONTHS ENDED JUNE 30, 1996, A COPY OF WHICH WAS FURNISHED TO CHECKFREE'S STOCKHOLDERS AND ISC'S SOLE STOCKHOLDER PRIOR TO OR CONCURRENTLY WITH THIS PROSPECTUS.

                              CHECKFREE CORPORATION

                                       AND

                           INTUIT SERVICES CORPORATION


                PROSPECTUS/PROXY STATEMENT/INFORMATION STATEMENT


                                  INTRODUCTION

THE COMPANY

            This Prospectus/Proxy Statement/Information Statement and the accompanying proxy card will be furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the Checkfree Special Meeting to be held at _____ _.m., local time, on ________, _____________ __, 1996, at _______________________, ________, ____,
and any adjournments or postponements thereof, to consider and approve: (i) the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, pursuant to which Acquisition will be merged with and into ISC and the sole stockholder of ISC will become a stockholder of the Company; (ii) a proposed amendment to the Checkfree Corporation 1995 Stock Option Plan (the "1995 Stock Option Plan") to increase the number of shares of Checkfree Common Stock issuable upon the exercise of stock options under the 1995 Stock Option Plan from 2,630,700 shares to 5,000,000 shares; and (iii) the adoption of the Checkfree Corporation Associate Stock Purchase Plan (the "Associate Stock Purchase Plan") which authorizes the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees. This Prospectus/Proxy Statement/Information Statement and accompanying proxy card will be first sent or given to the stockholders of the Company on or about ________ __, 1996.

             This Prospectus/Proxy Statement/Information Statement also constitutes a prospectus of the Company with respect to the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement (as such number of shares may be adjusted in accordance with the terms of the Merger Agreement) in order to effect the proposed acquisition of ISC by the Company.

            The shares represented by the accompanying proxy card will be voted as directed if the proxy is properly signed and received by the Company prior to the Checkfree Special Meeting. If no directions are made to the contrary on a duly executed and returned proxy, then the proxy will be voted FOR the approval of: (i) the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement; (ii) a proposed amendment to the 1995 Stock Option Plan to increase the number of shares of Checkfree Common Stock issuable upon the exercise of stock options under the 1995 Stock Option Plan from 2,630,700 shares to 5,000,000 shares; and (iii) the Associate Stock Purchase Plan which authorizes the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees. The proxy may also be used to grant discretionary authority to vote on other matters which may arise at the Checkfree Special Meeting. While management is presently unaware of any such matters, the person or persons designated to vote the shares will cast votes according to their best judgment if any such matters properly come before the Checkfree Special Meeting. Any stockholder giving the enclosed proxy has the power to revoke it at any time prior to the Checkfree Special Meeting by filing with the Secretary of the Company a written notice of revocation or a subsequent proxy relating to the same shares, or by attending the Checkfree Special Meeting and voting in person. Stockholders who attend the meeting may vote in person and their proxies will not then be used.

            A majority of the outstanding shares of Checkfree Common Stock, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Checkfree Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Checkfree Common Stock present in person or by proxy and entitled to vote (assuming the presence of a quorum) at the Checkfree Special Meeting is required to approve (i) the issuance of shares of Checkfree Common Stock pursuant to the Merger Agreement; (ii) the amendment to the 1995 Stock Option Plan; and (iii) the adoption of the Associate Stock Purchase Plan. Because the matters to be voted on require the affirmative vote of a particular percentage of the outstanding shares of Checkfree Common Stock voting on a matter, an abstention or a broker non-vote with respect to such matter will have the same effect as a vote against the matter.

RECORD DATE; SHARES ENTITLED TO VOTE

            Only the Company's stockholders of record at the close of business on __________, 1996 (the "Checkfree Record Date"), will be entitled to vote at the Checkfree Special Meeting. At that date, the Company had __________ shares of Checkfree Common Stock outstanding and entitled to vote on all matters requiring a vote of the stockholders. These shares were held by approximately ___ holders of record. Each share of Checkfree Common Stock entitles the holder to one vote, exercisable in person or by properly executed proxy, on each matter that comes before the stockholders at the Checkfree Special Meeting.

            The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others, if any, for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

ISC

            This Prospectus/Proxy Statement/Information Statement is being furnished to the sole stockholder of ISC in connection with the solicitation of an Action by Written Consent of Sole Stockholder to consider and vote upon the approval and adoption of the Merger Agreement pursuant to which Acquisition will be merged into ISC and the sole stockholder of ISC will become a stockholder of the Company. This Prospectus/Proxy Statement/Information Statement will be first sent or given to the sole stockholder of ISC on or about [ ________ __, 1996.]

            In accordance with the Certificate of Incorporation of ISC and the General Corporation Law of the State of Delaware (the "Delaware GCL"), the Merger and the Merger Agreement may be approved and adopted without a stockholder's meeting by the written consent of the sole stockholder of all of the issued and outstanding shares of capital stock of ISC. Upon approval of the sole stockholder, no further action is required by such stockholder under the Delaware GCL to approve the transactions contemplated by the Merger Agreement. Subject to the satisfaction of the other conditions to the Merger, it is expected that the Merger will be completed on or about [____________ __, 1996.]

                                     SUMMARY

            The following is a brief summary of certain information contained elsewhere in this Prospectus/Proxy Statement/Information Statement. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements contained herein and in the exhibits hereto.

THE COMPANY AND ACQUISITION

As used in this Prospectus/Proxy Statement/Information Statement, "Checkfree" is generally used to indicate Checkfree Corporation prior to its acquisition of Servantis Systems Holdings, Inc. on February 21, 1996 (the "Servantis Acquisition") and prior to its acquisition of Security APL, Inc. on May 9, 1996 (the "Security APL Acquisition") (the Servantis Acquisition and the Security APL Acquisition are collectively referred to as the "Acquisitions"). "Servantis" is generally used to indicate Servantis Systems Holdings, Inc. prior to its acquisition by Checkfree, "Security APL" is generally used to indicate Security APL, Inc. prior to its acquisition by Checkfree, and the term the "Company" is used to indicate the combined company following the Acquisitions. This Prospectus/Proxy Statement/Information Statement contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

            THE COMPANY

            Checkfree Corporation (the "Company") is a leading provider of electronic commerce services, financial application software and related products for financial institutions and businesses and their customers. The Company services over 700,000 consumers, 1,000 businesses and approximately 850 financial institutions (including the 500 largest banks in the United States). The Company has also signed agreements with over 140 banks to provide electronic home banking services for the customers of those banks. To maximize the efficiency and effectiveness of its product development and distribution strategies, the Company has established several strategic alliances with companies such as AT&T Corporation ("AT&T"), Automatic Data Processing, Inc. ("ADP"), Block Financial Corporation ("Block Financial"), CyberCash, Inc. ("CyberCash"), Electronic Data Systems Corporation ("EDS"), Fiserv, Inc. ("Fiserv"), FiTech, Inc. ("FiTech"), Premiere Communications, Inc. ("Premiere"), Spyglass, Inc. ("Spyglass"), and SPRY, Inc. ("Spry"), an affiliate of CompuServe Corporation ("CompuServe").

            The Acquisitions further Checkfree's strategy of providing an expanding range of convenient, secure and cost-effective electronic commerce services and related products to financial institutions and businesses and their customers. Servantis' experience as a provider of electronic commerce and financial application software and services to financial institutions substantially enhances the Company's presence in the financial institutions market of the electronic commerce segment. Security APL's experience as a vendor of portfolio management and software services to institutional investment managers and investment services to consumers enhances the Company's presence in the consumer and financial institutions market of the electronic commerce industry. The integration of Checkfree's electronic transaction processing and remote delivery technology with Servantis' software products and market presence and Security APL's portfolio management and software services has created a single vendor of electronic commerce services and related products to an expanded customer base of financial institutions and businesses and their customers.

            Prior to the Servantis Acquisition, the Company operated its business in one business segment, the electronic commerce segment. With the Servantis Acquisition, the Company added financial application software as a second business segment. The electronic commerce segment includes electronic home banking, electronic bill payment, automatic accounts receivable collection, electronic accounts payable processing, investment portfolio management services and investment trading and reporting services. These services are primarily directed to financial institutions and businesses and their customers. The financial application software segment includes end-to-end software products for Automated Clearing House ("ACH") processing, account reconciliation, wire transfer, mortgage loan origination and servicing, lease accounting and debt recovery. These products and services are primarily directed to financial institutions and large corporations.

            The Company was incorporated in Ohio in 1981 and reincorporated in Delaware in 1986. The Company has ten direct and indirect wholly owned subsidiaries: Servantis Systems Holdings, Inc., a Delaware corporation; Servantis

Systems, Inc., a Georgia corporation (" Servantis Systems"); Servantis Services, Inc., a Georgia corporation ("Servantis Services"); Checkfree Software Solutions, Inc., a Delaware corporation; Security APL, Inc., an Illinois corporation; Bow Tie Systems, Inc., an Illinois corporation; Checkfree Acquisition Corporation II, a Delaware corporation; Interactive Solutions Corporation, an Oregon corporation; Checkfree Investment Corporation, a Delaware corporation; and RCM Systems, Inc., a Wisconsin corporation. The Company's principal executive offices are located at 4411 East Jones Bridge Road, Norcross, Georgia 30092 and its telephone number is (770) 840-1217. The Company's Internet address is http://www.checkfree.com.

            THE SERVANTIS ACQUISITION AND SERVANTIS

            On February 21, 1996, Checkfree acquired Servantis for approximately $165.1 million, consisting of the issuance of 5.7 million shares of Checkfree Common Stock valued at $20.00 per share and $42.5 million in cash to repay Servantis' long-term debt, in addition to the assumption of $38.3 million of liabilities. Founded in 1971, Servantis is a leading provider of electronic commerce and financial application software and services for businesses and financial institutions (including the 500 largest banks and over 350 mortgage institutions in the United States). Servantis designs, markets, licenses and supports software products for electronic corporate banking, home banking, financial lending, regulatory compliance and document imaging. In addition, Servantis offers software consulting and remote processing services. The Company accounted for the Servantis Acquisition using the purchase method of accounting.

            THE SECURITY APL ACQUISITION AND SECURITY APL

            On May 9, 1996, Checkfree acquired Security APL for approximately $53.3 million, consisting of the issuance of 2.8 million shares of Checkfree Common Stock valued at $18.50 per share, and the assumption of $5.5 million of liabilities. Security APL is a leading vendor of portfolio management and software services for institutional investment managers. Security APL has been developing and providing advanced investment analysis systems since it was founded in 1978. Security APL believes that it is the only full-service provider of fully-integrated portfolio management, performance measurement, trading and reporting systems for the investment manager. Security APL's clients include money management firms, bank trust departments, insurance companies and brokerage houses. Security APL added an additional investment information service by establishing its Portfolio Accounting World Wide ("PAWWS") division in August 1994. The PAWWS world-wide web site offers individuals some of the same tools professional money managers have to gather the information they need to make their investment decisions to enter trades and to monitor the status of their investments. Some of the services available through PAWWS include portfolio accounting and allocation, research information provided by various data suppliers, free stock quotes, stock host lists and brokerage services. Currently, Security APL monitors more than 300,000 portfolios for approximately 1,500 portfolio managers at over 150 firms. The Company accounted for the Security APL Acquistion using the purchase method of accounting.

            ACQUISITION

            Acquisition was incorporated in Delaware in September 1996 and is a wholly owned subsidiary of Checkfree formed for the purpose of facilitating the Merger. The principal executive offices of Acquisition are located at 8275 North High Street, Columbus, Ohio 43235 and its telephone number is (614) 825-3000.

ISC

            ISC was incorporated in Delaware on December 2, 1989, under the name "National Payment Clearinghouse, Inc." ISC was acquired by Intuit in July 1994 and later renamed Intuit Services Corporation. Today, ISC is an operations processing facility for Intuit and the online products of other companies. ISC's principal business is to provide online electronic banking and bill payment processing services (including Intuit's online banking and online bill payment services) to approximately 40 financial institutions (including six of the ten largest domestic banks and American Express), their customers, and a variety of merchants. ISC also supports BankNow, an Intuit home banking service that is available on America Online, and banking, bill payment and stock quote services accessible through Microsoft Money. ISC's current operations include data processing and storage, maintenance and development of multiple online connections to other entities (including companies other than Intuit), and telephone support for both customer service and technical support. However, to date ISC's services have been marketed to and designed primarily for users of Intuit's Quicken personal finance software program. ISC has 190 employees and conducts its operations from two facilities located in Downers' Grove and Aurora, Illinois.

            ISC is a Delaware corporation with executive offices located at 2001 Butterfield Road, Suite 800, Downers Grove, Illinois 60515-1050 and its telephone number is (708) 852-4700.

THE CHECKFREE SPECIAL MEETING; RECORD DATE AND VOTE REQUIRED

            The Checkfree Special Meeting will be held at ________ _.m., local time, on ________, ________ __, 1996, at _____________________, _______, _____.
The close of business on __________, has been set as the record date for determining the stockholders of record of the Company entitled to notice of and to vote at the Checkfree Special Meeting and any adjournments or postponements thereof (the "Checkfree Record Date"). At the Checkfree Special Meeting, the stockholders of the Company will be asked to approve proposals which authorize:
(i) the issuance of 12,600,000 shares of Checkfree Common Stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement; (ii) an amendment to the 1995 Stock Option Plan to increase the number of shares subject to such from 2,630,700 shares to 5,000,000 shares; and
(iii) to adopt the Associate Stock Purchase Plan. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Checkfree Special Meeting is necessary to constitute a quorum at the Checkfree Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Checkfree Special Meeting. The affirmative vote of the holders of a majority of the shares of Checkfree Common Stock present in person or by proxy and entitled to vote at the Checkfree Special Meeting is required to approve each matter to be voted upon at the Checkfree Special Meeting. Because the matters to be voted on require the affirmative vote of a particular percentage of the outstanding shares of Checkfree Common Stock voting on a matter, an abstention or a broker non-vote with respect to such matter will have the same effect as a vote against the matter.

THE MERGER; GENERAL TERMS

            At the Effective Time of the Merger, Acquisition will, pursuant to the Merger Agreement, be merged with and into ISC, with ISC being the surviving corporation of the Merger and becoming a wholly-owned subsidiary of the Company operating under the corporate name of Checkfree Services Corporation ("Services"). It is currently anticipated that, assuming all conditions to the Merger have been satisfied or waived, the Effective Time will occur on or about ____________ __, 1996. At the Effective Time, by virtue of the Merger and without further action by the stockholders of the Company or ISC, the Certificate of Incorporation and By-laws of Services will be amended as provided in the Merger Agreement will read the same as the Certificate of Incorporation and By-Laws of Acquisition immediately prior to the Effective Time, except for the above-mentioned change of Services' name to "Checkfree Services Corporation." See "THE MERGER".

            MERGER CONSIDERATION. In the Merger, all of the outstanding shares of ISC Common Stock shall be converted into the right to receive 12,600,000 fully paid and nonassessable shares of Checkfree Common Stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement (the "Merger Consideration"), of which 1,260,000 shares shall be held in escrow. See "THE MERGER -- The Merger Agreement (Merger Consideration Generally)." The closing price per share of Checkfree Common Stock on the Nasdaq National Market on October 23, 1996 was $20.875.

            VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Checkfree Common Stock present in person or by proxy and entitled to vote at the Checkfree Special Meeting is necessary to approve the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement. As of the Checkfree Record Date, the directors and executive officers of the Company and their affiliates beneficially owned __________ shares of Checkfree Common Stock (excluding shares subject to stock options), which represent _____% of the total issued and outstanding shares of such stock entitled to vote at the Checkfree Special Meeting. See "THE MERGER -- Required Vote."

            Approval of the Merger and the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of the outstanding shares of ISC. In accordance with the Bylaws of ISC and the Delaware GCL, the Merger and the Merger Agreement may be approved and adopted without a stockholder's meeting by the written consent of ISC's sole stockholder. Upon approval of the sole stockholder, no further action is required by such stockholder under the Delaware GCL to approve the Merger and the other transactions contemplated by the Merger Agreement.

            In connection with the Merger Agreement, Peter J. Kight, the Company's Chairman of the Board, President and Chief Executive Officer and Mark
A. Johnson, the Company's President of Business Services, who beneficially own 14.9% and 3.6%, respectively, of the outstanding shares of the Company's Common Stock, have executed Stockholder Agreements pursuant to which they have agreed to vote their shares of Checkfree Common Stock in favor of the Merger and the issuance of the Merger Consideration and against any proposal that is in opposition to or in competition with the Merger.

            CONDITIONS TO THE MERGER. The respective obligations of the Company and ISC to consummate the Merger are subject to the satisfaction of certain conditions, including among others the approval of the Merger and the Merger Agreement by the sole stockholder of ISC; the approval the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, by the holders of the requisite number of shares of Checkfree Common Stock; the compliance by each of the parties to the Merger Agreement with its obligations thereunder in all material respects and the truth of the representations and warranties made by each of the parties as of the date of the Merger Agreement; the expiration or earlier termination of any waiting period under the HSR Act (as defined below); the effectiveness of the Registration Statement of which this Prospectus/Proxy Statement/Information Statement forms a part and the absence of any stop order with respect thereto at the Effective Time; the absence of any injunction, order, statute or rule preventing the consummation of the Merger as contemplated by the Merger Agreement; the Checkfree Common Stock to be issued in the Merger having been approved for listing on the Nasdaq National Market, subject to notice of issuance; each of the Company and ISC having received an opinion from each other's respective legal counsel; and the Company and Intuit having executed and delivered an Escrow Agreement (as defined below) and a Registration Rights Agreement
(as defined below). See "THE MERGER -- The Merger Agreement (Conditions to Consummation of the Merger)."

            TERMINATION. The Merger Agreement may be terminated by the mutual written consent of the Boards of Directors of the Company, Intuit and ISC; by Intuit or ISC if the Board of Directors of the Company fails to recommend the approval of the Merger Agreement and the Merger to the Company's stockholders or recommends against the approval of the Merger Agreement or the Merger to the Company's stockholders; by either the Company, on the one hand, or Intuit or ISC, on the other hand, if the conditions to such parties' obligation to consummate the Merger are not satisfied or complied with or waived by March 31, 1997; or by either the Company, on the one hand, or Intuit or ISC, on the other hand, if there has been a material breach of a representation or warranty or of a covenant (which cannot be cured or eliminated) by the other party. See "THE MERGER -- The Merger Agreement (Termination)."

            STOCK EXCHANGE LISTING. The shares of Checkfree Common Stock to be issued in the Merger are expected to be listed on the Nasdaq National Market. See "THE MERGER -- Stock Exchange Listing."

            ACCOUNTING TREATMENT. The Company intends to account for the Merger using the purchase method of accounting under generally accepted accounting principles and the rules and regulations of the Commission. Under the purchase method of accounting, the Company will be treated as the acquiror of ISC and, as a result, the purchase price will be allocated based on the fair value of the assets of ISC acquired and the liabilities assumed. See "THE MERGER -- Anticipated Accounting Treatment."

            FEDERAL INCOME TAX CONSEQUENCES. The parties intend that the Merger qualify as a tax-free plan of reorganization in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code. The parties believe that the value of the Checkfree Common Stock to be issued to Intuit as the sole stockholder of ISC in the Merger is equal to the value of the ISC Common Stock to be surrendered in exchange therefor. The Checkfree Common Stock issued in the Merger will be issued solely in exchange for the outstanding ISC Common Stock, and no transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the ISC Common Stock. No consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by the Company for the ISC Common Stock in the Merger.

            Intuit, as sole stockholder of ISC, is advised to consult with its own tax adviser concerning the Federal income tax consequences of the Merger, as well as the applicable state, local, foreign or other tax consequences, based upon its particular facts and circumstances. See "THE MERGER -- Certain Federal Income Tax Consequences."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS AND THE ISC BOARD OF
DIRECTORS

            The Board of Directors of the Company has unanimously determined that the Merger Agreement and the Merger are advisable and fair and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders of the Company vote in favor of the approval the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement. See "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger."

            The Board of Directors of ISC have unanimously determined that the Merger Agreement and the Merger are advisable and fair and in the best interests of ISC and its sole stockholder and have approved the Merger Agreement and the Merger. See "THE MERGER -- Background of the Merger," "-- Reasons for the Merger" and "-- Recommendation of the ISC Board of Directors."

RESTRICTIONS ON TRANSFER OF CHECKFREE COMMON STOCK

            Intuit, as sole stockholder of ISC, is an "affiliate" of ISC for purposes of Rule 145 under the Securities Act ("Rule 145") and immediately following the Merger will be an "affiliate" of the Company and therefore will not be permitted to transfer its shares of Checkfree Common Stock issued in the Merger except (i) pursuant to an effective registration statement; (ii) in compliance with Rule 145; or (iii) pursuant to an exemption from the registration requirements of the Securities Act. This Prospectus/Proxy Statement/Information Statement does not cover resales of Checkfree Common Stock by Intuit. Pursuant to the Merger Agreement, Intuit will be granted certain demand and piggyback registration rights by the Company that will require the Company to register resales of Checkfree Common Stock by Intuit, under the Securities Act, subject to the terms of a Registration Rights Agreement between the Company and Intuit. See "THE MERGER -- Resales by Affiliates; Registration Rights." It is Intuit's intention, as soon as practicable following effectiveness of the Merger, to reduce its beneficial ownership interest in Checkfree Common Stock to less than twenty percent (20%) of the outstanding Checkfree Common Stock through sales of the shares of Checkfree Common Stock issued in the Merger. Such sales may be made through open market sales in accordance with Rules 144 and 145 under the Securities Act, by the exercise of registration rights granted to Intuit in connection with the Merger, though private sales or otherwise.

CERTAIN RELATED TRANSACTIONS

            In connection with the Merger Agreement, the Company, ISC and Intuit will enter into a certain Services and License Agreement (the "License Agreement"), substantially all the terms of which will become operative upon effectiveness of the Merger. The principal objectives of the License Agreement are to: (i) establish a continuing cooperative relationship between the parties whereby users of certain Intuit software products and services will continue to be able to obtain electronic banking and electronic bill payment services ("banking/billpay services") from ISC or the Company through such Intuit products; (ii) provide the means for an orderly transition in the operation and support of several services currently offered by Intuit and ISC that are now interdependent on certain technologies, equipment, facilities, personnel and support services of ISC and Intuit; (iii) set forth the terms on which the Company, ISC and Intuit will cooperate to develop, market, distribute and support certain of their respective products and services; and (iv) provide for the grant of certain technology licenses and mutual support and technical cooperation agreements among the parties designed to maintain connectivity between certain products and services offered by the parties. In partial consideration of several of Intuit's agreements under the License Agreement, ISC will agree to pay Intuit, in addition to certain other fees, the sum of $10 million in cash upon the closing of the Merger and an additional $10 million on or about October 1, 1997 (the "Connectivity Fee"). Certain fees will be payable by Intuit to ISC and the Company under the License Agreement. See "CERTAIN RELATED TRANSACTIONS."

            In connection with the Merger Agreement, Peter J. Kight, the Company's Chairman of the Board, President and Chief Executive Officer and Mark
A. Johnson, the Company's President of Business Services, who beneficially own 14.9% and 3.6%, respectively, of the outstanding shares of the Company's Common Stock, have executed Stockholder Agreements pursuant to which they have agreed to vote their shares of Checkfree Common Stock in favor of the Merger and against any proposal that is in opposition to or in competition with the Merger.

           Pursuant to the Merger Agreement, Intuit, as sole stockholder of ISC, will enter into a registration rights agreement with the Company (the "Registration Rights Agreement"), which provides that Intuit may demand that the Company file registration statements under the Securities Act registering the Checkfree Common Stock issued in the Merger. See "THE MERGER -- Resales by Affiliates; Registration Rights."

REGULATORY REQUIREMENTS

            Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), in connection with the Merger, the Company and ISC each filed a pre-merger notification report with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. It is a condition to the obligations of Checkfree and ISC to consummate the Merger that the waiting period under the HSR Act shall have expired or been earlier terminated. See "THE MERGER -- Regulatory Approvals."

COMPARATIVE PER SHARE INFORMATION

            The following table presents certain historical per share data for the Company and ISC, combined pro forma per share data for the Company, and equivalent ISC pro forma combined data. The ISC historical data is presented for the twelve months ended January 31, 1996 and as of and for the six months ended July 31, 1996. The Pro Forma amounts also give effect to the Servantis and Security APL Acquisitions, which were consummated on February 21, 1996, and May 9, 1996, respectively. The following information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of the Company set forth in the Company's Transition Report on Form 10-K, the financial statements and accompanying notes of ISC, and the Unaudited Pro Forma Condensed Combining Financial Information appearing elsewhere in this Prospectus/Proxy Statement/Information Statement. See "INFORMATION INCORPORATED BY REFERENCE," " FINANCIAL STATEMENTS OF ISC," and "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION."


                                                                            Six Months
                                                   Year Ended                 Ended
                                                December 31, 1995         June 30, 1996
                                                -----------------         -------------
THE COMPANY HISTORICAL
  Loss before extraordinary item                 $        (0.01)        $        (3.69)(1)
  Cash dividends declared for common stock                   --                     --
  Book value                                                                      3.32

ISC HISTORICAL
  Net loss                                          (103,433.78)            (59,939.34)
  Cash dividends declared for common stock                   --                    --
  Book value (deficiency)                                                  (125,225.44)

THE COMPANY PRO FORMA COMBINED
  Loss before extraordinary item                          (0.63)(1)(2)           (0.37)(1)
  Cash dividends declared for common stock                   --                     --
  Book value                                                                      3.38

EQUIVALENT ISC PRO FORMA COMBINED
  Net loss                                           (79,380.00)(1)(2)      (46,620.00)(1)
  Cash dividends declared for common stock                   --                     --
  Book value                                                                425,880.00

(1) The June 30, 1996 historical Checkfree amounts include a charge of $122.4 million for in-process research and development, or $3.27 per share. The pro forma combining amounts for both periods presented do not include the in-process research and development charge as it is a non-recurring item, nor do the pro forma amounts include the estimated in-process research and development charge of $120 million related to the Merger.

(2) The pro forma combining amounts for the year ended December 31, 1995 include a charge, net of tax, of $0.24 per share ($30,240 per share on an equivalent pro forma basis) for amortization of purchased profits recorded in connection with the Servantis Acquisition and a charge, net of tax, of $0.13 per share ($16,380 per share on an equivalent pro forma basis) for amortization of intangibles for certain connectivity and exclusivity arrangements related to the Merger. Both of these items are fully amortized within twelve months.

MARKET PRICE DATA; DIVIDEND POLICY

            The Checkfree Common Stock is traded in the over-the-counter market on the Nasdaq National Market under the symbol "CKFR." There is no established public trading market for ISC Common Stock and, accordingly, market price information is not available for ISC Common Stock. The following table sets forth, for the periods indicated, the high and low sales prices for the Checkfree Common Stock, as reported on the Nasdaq National Market. Information with respect to the Checkfree Common Stock commences on September 28, 1995, when the Checkfree Common Stock was first offered to the public.


                                                                    CHECKFREE COMMON STOCK
                                                              -------------------------------
                            CALENDAR PERIOD                      HIGH               LOW
-------------------------------------------------------       -----------        ------------
Fiscal 1995:
  Third Quarter (September 28 to September 30)                 $22.875            $19.75
  Fourth Quarter                                               $29.375            $16.00
Transitional Fiscal 1996:
  First Quarter                                                $26.375            $16.50
  Second Quarter                                                $23.50            $16.875
Fiscal 1997:
  First Quarter                                                $22.125            $10.75
  Second Quarter (through October 23,                           $24.75            $19.50
  1996)

            The Company has paid no cash dividends since 1986. The Company presently anticipates that all of its future earnings will be retained for the development of its business and does not anticipate paying cash dividends on Checkfree Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be based on the Company's future earnings, financial condition, capital requirements and other relevant factors.

            On September 13, 1996, the last full trading day prior to the public announcement of the Merger Agreement, the last sale price per share of Checkfree Common Stock on the Nasdaq National Market was $18.0625. The closing price per share of Checkfree Common Stock on the Nasdaq National Market on October 23, 1996 was $20.875. The number of record holders of Checkfree Common Stock as of October 18, 1996, was 490.

            Stockholders of the Company and the sole stockholder of ISC are advised to obtain current market quotations for shares of Checkfree Common Stock. No assurance can be given concerning the market price of shares of Checkfree Common Stock before or after the Effective Time. The market price of Checkfree Common Stock will fluctuate between the date of this Prospectus/Proxy Statement/Information Statement and the Effective Time and thereafter.

            ISC has paid no cash dividends to date and does not anticipate paying any cash dividends on the ISC Common Stock in the foreseeable future.

                                  RISK FACTORS

            The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Many of the following important factors discussed below have been discussed in the Company's prior filings with the Securities and Exchange Commission. In addition to the other information in this Prospectus/Proxy Statement/Information Statement, stockholders of the Company and the sole stockholder of ISC should carefully consider the following factors in evaluating the Company and its business before making a decision regarding the vote on the Merger. The following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results of operations to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

            Emerging Electronic Commerce Market; Security and Privacy Concerns. The electronic commerce market is a relatively new and growing service industry. If the electronic commerce market fails to grow or grows more slowly than anticipated, or if the Company, despite an investment of significant resources, is unable to adapt to meet changing customer requirements or technological changes in this emerging market or if the Company's services and related products do not maintain a proportionate degree of acceptance in this growing market, the Company's business, operating results and financial condition could be materially adversely affected. Additionally, the security and privacy concerns of existing and potential customers may inhibit the growth of the electronic commerce market in general and the Company's customer base and revenues in particular. Similar to the emergence of the credit card and automated teller machine ("ATM") industries, the Company and other organizations serving the electronic commerce market need to educate users that electronic transactions use encryption technology and other electronic security measures that make electronic transactions more secure than paper-based transactions. While the Company believes that it is utilizing proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that the Company's use of such applications will be sufficient to address the changing market conditions or the security and privacy concerns of existing and potential customers. See "BUSINESS -- General" and "-- Services and Related Products" in the Company's Transition Report on Form 10-K.

            Additionally, the Company's growth and acceptance in the electronic commerce market is dependent on its continued growth in its target markets. See "BUSINESS -- Services and Related Products" in the Company's Transition Report on Form 10-K. Although demand for the Company's services and related products continues to grow, there can be no assurance that the Company will be successful in each of its target markets. Accordingly, the Company's inability to grow in any one of these markets could have a material adverse effect on the Company's business, operating results and financial condition.

            Integration of Servantis and Security APL. On February 21, 1996, the Company acquired Servantis for approximately $165.1 million, consisting of the issuance of 5.7 million shares of Checkfree Common Stock valued at $20.00 per share (approximately 16% of the Company's total shares outstanding following the Servantis Acquisition) and $42.5 million in cash to repay Servantis' long-term debt, in addition to the assumption of $38.3 million in liabilities. In addition, on May 9, 1996, the Company acquired Security APL for approximately $53.3 million, consisting of the issuance of 2.8 million shares of Checkfree Common Stock valued at $18.50 per share (approximately 7% of the Company's total shares outstanding following the Security APL Acquisition), and the assumption of $5.5 million of liabilities. The successful and timely integration of Checkfree, Servantis, and Security APL is critical to the future financial performance of the Company. The Company currently estimates that the complete integration of the three companies could take several quarters to accomplish. The combination of the three companies will require, among other things, integration of the companies' respective service and product offerings and coordination of their sales and marketing and research and development efforts. While Checkfree, Servantis, and Security APL have focused on markets which utilize financial transaction processing, record-keeping and information delivery, Checkfree has to date acted principally as a provider of services, whereas Servantis and Security APL have focused on the development and support of software systems and services used by financial institutions. In addition, Servantis had greater revenues than Checkfree for the twelve months ended December 31, 1995, and the absorption of a larger company may present a more substantial integration challenge than the acquisition of a smaller company. There can be no assurance that present and potential customers of the Company will continue their recent buying patterns without regard to the Acquisitions, and any significant delay or reduction in orders could have an adverse effect on the Company's near-term business and results of operations. The diversion of the attention of management created by, and any difficulties encountered in, the integration process could have an adverse impact on the revenues and operating results of the Company. In addition, the process of combining the three organizations could have an adverse effect on any or all of the companies' businesses. The difficulty of combining the three companies may be increased by the need to integrate the personnel of and the geographic distance between the three companies. Changes brought about by the Acquisitions may result in the loss of key employees of any or all companies. There can be no assurance that the Company will retain the employees it wants to retain or that the Company will realize any of the other anticipated benefits of the Acquisitions. See "RISK FACTORS -- Acquisition Related Risks."

            For transition fiscal 1996, the Company wrote-off $119.4 million of the purchase price for Servantis and Security APL as in process research and development. In addition, as part of the allocation of the purchase price, the Company reduced the deferred revenues on the balance sheets of Servantis at the date of the Servantis Acquisition due to the fact that the anticipated profits included in deferred revenues are reflected in the purchase price of the Servantis Acquisition. As a result, the Company did not recognize revenues or profits of approximately $12.7 million with respect to such reduction in deferred revenues in transition fiscal 1996. The write-off of in-process research and development costs, and the nonrecognition of revenues or profits on certain deferred revenues had a material adverse impact on the Company's financial results in 1996. In addition, with the proposed acquisition of ISC the Company expects a substantial in process research and development write-off in fiscal 1997.

            Intense Competition. Portions of the electronic commerce market are becoming increasingly competitive. The Company faces significant competition in all of its customer markets. In the financial institutions market, the Company's competitors include Visa Interactive and ISC. A number of banks have developed, and others in the future may develop, home banking services in-house. Additionally, Intuit and Microsoft have each individually announced their own alliances with financial institutions to offer on-line home banking and financial services to consumers. In the business market, the Company competes with other credit card and ACH processors. The Federal Reserve's ACH is the national payment clearance system through which any bank can effect debit or credit transactions to any authorized consumer checking account. There are numerous competitors in the business market for credit card processing, including First USA, Inc., NaBanco and Card Establishment Services (divisions of First Data Corporation), and National Processing Company (a division of National City Bank). The Company also faces competition in ACH processing from numerous banks. The financial application software segment also faces significant competition. Portfolio accounting software providers include Advent software, PORTIA, a division of Thomson Financial, and Shaw Data, a Sun Guard Company. The primary portfolio competition is Shaw Data. In products offered to the mortgage services industry, the Company competes with Fiserv, FiTech, EDS, Alltel Financial Information Services, Inc. ("Alltel"), Computer Power, Inc. ("CPI"), Associated Software Consultants, Inc. ("ASC") and Gallagher Financial Systems, Inc. ("GFS"). The Company's Imaging/COLD product lines compete with the products of several companies, including International Business Machines Corporation ("IBM"), Optika ("Optika"), Image Integration Corporation ("IIC") and Computron Software, Inc. ("Computron"). The Company competes in the recovery and collection business with First Data Corporation, Rothenberg Systems International ("Rothenberg") and Computer Associates International, Inc. ("Computer Associates") among others. Finally, the Company's products face competition in the securities software and service sector principally from SunGard Data Systems, Inc. ("SunGard"), National Computer Systems, Inc. ("NCS"), Integrated Software Solutions ("ISS") and numerous in-house bank and transfer agency service centers.

            The Company expects competition to increase from both established and emerging companies and that such increased competition will result in price reductions and may result in a reduction of the Company's market share, either or both of which could materially adversely affect the Company's business, operating results and financial condition. The Company announced a new series of services and pricing options in September 1995 in an attempt to appeal to various segments of the Company's markets. One such option is to offer a bill payment service at a lower cost in order to target new users and users who are only interested in the electronic bill payment aspect of the Company's services. Moreover, the Company's current and potential competitors, many of whom have significantly greater financial, technical, marketing and other resources than the Company, may respond more quickly than the Company to new or emerging technologies or could expand to compete directly against the Company in any or all of its target markets. Accordingly, it is possible that current or potential competitors could rapidly acquire significant market share. Acquisitions and consolidations are taking place in the transaction processing industry, such as the merger between First Data Corp. and First Financial Management Corp. and the acquisition of Litle and Company by First USA, Inc. While the Company believes competition will increase as a result of these mergers and acquisitions, the Company also believes it is well positioned to meet such competition. There can be no assurance, however, that the Company will be able to compete against current or future competitors successfully or that competitive pressures faced by the Company will not have a material adverse effect on its business, operating results and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS -- General," and "-- Competition" in the Company's Transition Report on Form 10-K.

            Today, the Company is the leading provider of electronic payment services to users of personal finance software. The Company believes that as consumer-based on-line interactive and telecommunications services continue to grow, retail-marketed personal financial software will become a less important channel for the Company in acquiring new customers. The Company's strategy is to focus increasingly on its own distribution alliances and direct marketing, including key strategic alliances in the on-line interactive and telecommunications industries. There can be no assurance that the Company's strategy will be successful.

            Management of Growth. The Company is currently experiencing a period of rapid growth which has placed, and could continue to place, a significant strain on its resources. This strain is increased by the Acquisitions and will be further increased if the Company acquires ISC. The Company's key employees have not had experience in managing companies larger than the Company. The Company's ability to manage growth successfully will require the Company to continue to improve its operational, management and financial systems and controls as well as expand its work force. A significant increase in the Company's customer base would necessitate the hiring of a significant number of additional customer care and technical support personnel as well as computer software developers and technicians, qualified candidates for which, at the present time, are in short supply. In addition, the expansion and adaptation of the Company's computer infrastructure will require substantial operational, management and financial resources. Although the Company believes that its current computer infrastructure is adequate to meet the needs of its customers in the foreseeable future, there can be no assurance that the Company will be able to expand and adapt its computer infrastructure to meet additional demand on a timely basis, at a commercially reasonable cost, or at all. If the Company's management is unable to manage growth effectively, hire needed personnel, expand and adapt its computer infrastructure or improve its operational, management and financial systems and controls, the Company's business, operating results and financial condition could be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Transition Report on Form 10-K.

            Acquisition-Related Risks. In September 1996, the Company signed a definitive agreement to acquire ISC for 12,600,000 shares of Checkfree Common Stock. The acquisition is expected to close in December 1996 and will be accounted for as a purchase. While the appraisal for ISC is not yet complete, the Company expects a substantial in process research and development write-off at the acquisition date. In addition, ISC had been incurring operating losses and operating losses are anticipated in 1997. The Company expects it will take 12 to 18 months to integrate ISC's bill payment and home banking operations into the Company's operations. There can be no assurance the Company's integration plan will be completed in the expected time frame or that the Company will realize the operational efficiencies projected as a result of the acquisition.

            In the future, the Company may pursue additional acquisitions of complementary service or product lines, technologies or businesses. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect the Company's business, operating results and financial condition. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited direct prior experience, and the potential loss of key employees of the acquired company. There can be no assurance that some or all of these risks will not apply to the Acquisitions or the Merger. From time to time, the Company evaluates potential acquisitions of businesses, services, products or technologies. However, except for the Merger, the Company has no present commitments or agreements with respect to any material acquisition of other businesses, services, products or technologies. In the event that such an acquisition were to occur, however, there can be no assurance that the Company's business, operating results and financial condition would not be materially adversely affected.

            Dependence on Strategic Alliances. A principal element of the Company's strategy is the creation and maintenance of strategic alliances that maximize access to potential customers for the Company's electronic commerce services and related products. The Company believes that these alliances enable the Company to offer its services, software and related products to a larger customer base than could be reached through stand-alone marketing efforts. As of the date of this report, the Company has entered into strategic alliances with several companies, including AT&T, ADP, Block Financial, CyberCash, EDS, Fiserv, FiTech, Premiere, Spyglass and Spry. While the Company believes it has established strong strategic alliances with these partners, the Company's success depends both on the ultimate success of these partners, as well as on the ability of its partners to successfully market the Company's services and related products. Failure of one or more of the Company's key strategic partners to successfully develop and sustain a market for the Company's services and related products could have a material adverse effect on the Company's overall performance. Additionally, failure of the Company's strategic partners to generate new customers would likely lead to increased and more costly direct marketing expenditures by the Company as well as a need to develop new strategic alliances with other parties. Moreover, the Company has traditionally relied on its strategic partners as the cornerstone of its marketing efforts to consumers and financial institutions and, consequently, the Company has only limited experience in the direct marketing of its services in two of its existing markets. See "BUSINESS -- Strategic Alliances" in the Company's Transition Report on Form 10-K.

            Although the Company views its alliances as a key factor in its overall business strategy and in the development and commercialization of its services, software and related products, there can be no assurance that its strategic partners view their alliances with the Company as significant for their own businesses or that they will not reassess their commitment to the Company at any time in the future. The Company's strategic alliance agreements generally do not establish minimum performance requirements for the strategic partners but instead rely on the voluntary efforts of the partners in pursuing joint goals. The ability of the Company's strategic partners to incorporate the Company's services, software and related products into successful commercial ventures will depend, in part, on the Company's ability to continue to successfully enhance its existing services, software and products and develop new services and products. The Company's inability to meet such requirements would delay the ongoing development of services, software and products and could result in its strategic partners seeking alternative providers of financial transaction services, software and related products, which would have a material adverse impact on the Company. See "BUSINESS -- Strategic Alliances" in the Company's Transition Report on Form 10-K.

            Potential Fluctuations in Quarterly Results; Seasonality. The Company's quarterly results of operations may fluctuate significantly as a result of a number of factors, including changes in the Company's pricing policies or those of its competitors, relative rates of acquisition of new customers, delays in the introduction of new or enhanced services, software, and related products by the Company or by its competitors or market acceptance of such services, software and related products, other changes in operating expenses, personnel changes and general economic conditions. In addition, the Company's growth in new consumer customers is impacted by certain seasonal factors such as holiday-based personal computer sales. These seasonal factors may impact operating results by concentrating customer acquisition and set-up costs, which may not be immediately offset by revenue increases primarily due to introductory service price discounts. Additionally, on-line interactive service customers generally tend to be more active users during the non-summer seasons, potentially causing revenue fluctuations during the summer months. Servantis' quarterly operating results have historically been highly seasonal, with sales and earnings generally stronger in the quarters ended December 31 and June 30 of each year and generally weaker in the quarters ended September 30 and March 31 of each year. The seasonality is due, in part, to calendar year-end buying patterns of Servantis' financial institution customers and Servantis' sales compensation structure, which is based on fiscal year (June 30) sales performance. Servantis has historically operated with little or no backlog and has no long-term contracts, and, at present, approximately half of its revenues in each quarter result from software licenses issued in that quarter. Moreover, the Company's intention to aggressively promote the acceptance of its electronic commerce services and rapidly expand its customer base may adversely impact the Company's short-term profitability. These seasonal factors will impact the Company's operating results. Fluctuations in operating results could result in volatility in the price of Checkfree Common Stock. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Transition Report on Form 10-K.

            Risk of Product Defects. The software products offered by the Company could contain errors or "bugs" that could adversely affect the performance of the Company's software or services or damage a user's data. In addition, as the Company increases its share of the electronic commerce services market, software reliability and security demands will increase. The Company attempts to limit its potential liability for warranty claims through disclaimers in its software documentation and limitation-of-liability provisions in its license and customer agreements. There can be no assurance that the measures taken by the Company will prove effective in limiting the Company's exposure to warranty claims. Additionally, despite the existence of various security precautions, the Company's computer infrastructure may be also vulnerable to viruses or similar disruptive problems caused by its customers or third parties gaining access to the Company's processing system. See "BUSINESS -- Technology" in the Company's Transition Report on Form 10-K.

            Rapid Technological Change; Risk of Delays. The Company's success is highly dependent on its ability to develop new and enhanced software, services and related products that meet changing customer requirements. The market for the Company's software, services and related products is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new and enhanced software, service and related product introductions. In addition, the software market is subject to rapid and substantial technological change. The Company, to remain successful, must be responsive to new developments in hardware and semiconductor technology, operating systems, programming technology and computer capabilities. In many instances, the new and enhanced services, products and technologies are in the emerging stages of development and marketing, and are subject to the risks inherent in the development and marketing of new software, services and products. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new and enhanced software, services and related products to market in a timely manner, that such software, services, products or technologies will develop or will be commercially successful, that the Company will benefit from such developments or that services, products or technologies developed by others will not render the Company's software, services and related products noncompetitive or obsolete. If the Company is unable, for technological or other reasons, to develop and introduce new services and products in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced software, services and related products do not achieve a significant degree of market acceptance, the Company's business, operating results and financial condition would be materially adversely affected. See "BUSINESS -- General," "-- Services and Related Products," and "-- Research and Development" in the Company's Transition Report on Form 10-K.

            Risk of Loss From Returned Transactions, Merchant Fraud or Erroneous Transmissions. The Company utilizes all three principal financial payment clearance systems: the Federal Reserve's ACH for electronic fund transfers; the national credit card systems (e.g., American Express, Discover, MasterCard and Visa) for electronic credit card settlements; and conventional paper check and draft clearing systems for settlement of payments by check or drafts. In its use of these established payment clearance systems, the Company generally bears the same credit risks normally assumed by other users of these systems arising from returned transactions caused by insufficient funds, stop payment orders, closed accounts, frozen accounts, unauthorized use, disputes, theft or fraud. In addition, the Company also assumes the risk of merchant fraud and transmission errors when it is unable to have erroneously transmitted funds returned by an unintended recipient. Merchant fraud includes such actions as inputting false sales transactions or false credits. The Company manages all of these risks through its risk management systems, internal controls and system security. The Company also maintains a reserve for such credit risks and has not historically incurred losses in excess of its reserve nor greater than 0.76% of its revenues in any of the past five years. Past reserving experience cannot predict the adequacy of reserves in the future. The Company believes that its risk management and reserving practices are adequate. However, there can be no assurance that the Company's risk management practices or reserves will be sufficient to protect the Company from returned transactions, merchant fraud or erroneous transmissions which could have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Payment Clearance Systems" in the Company's Transition Report on Form 10-K.

            Risk of System Failure. The Company's operations are dependent on its ability to protect its computer equipment against damage from fire, earthquake, power loss, telecommunications failure or similar event. All of the Company's computer equipment, including its processing operations, is located at its facilities in Columbus, Ohio, Norcross, Georgia, Chicago, Illinois and Austin, Texas. A disproportionate amount of the Company's computer equipment, including its primary processing operations, is located at its headquarters facility in Columbus, Ohio. Although the Company is considering moving some of its computer processing equipment to another site, this measure will not eliminate the significant risk to the Company's operations from a natural disaster or system failure at one of these two sites. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, operating results and financial condition. The Company's property and business interruption insurance may not be adequate to compensate the Company for all losses that may occur. See "BUSINESS -- Technology" in the Company's Transition Report on Form 10-K.

            Limited Protection of Proprietary Technology; Risk of Third Party Infringement Claims. The Company regards its financial transaction services and related products such as its software as proprietary and relies primarily on a combination of patent, copyright, trademark and trade secret laws, employee and third party nondisclosure agreements, and other intellectual property protection methods to protect its services and related products.

            The Company has been granted a patent for certain features of its electronic bill payment processing system. See "BUSINESS -- Proprietary Rights" in the Company's Transition Report on Form 10-K. While the Company believes that the ownership of the patent is a significant factor in its business, its success does not depend only on the ownership of the patent or future patents, but also on the innovative skills, technical competence, quality of service and marketing abilities of its personnel. The Company believes its patent provides a measure of security against competition, and the Company intends to enforce its patent against infringement by third parties. If the Company's patent is found to be invalid, to the extent it has or would in the future serve as a barrier to entry in this marketplace, there may be increased competition in the market. See "BUSINESS -- Competition" in the Company's Transition Report on Form 10-K and "RISK FACTORS -- Intense Competition."

            Existing intellectual property laws afford only limited protection, and it may be possible for unauthorized third parties to copy the Company's services and related products or to reverse engineer or obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's competitors will not independently develop services and related products that are substantially equivalent or superior to those of the Company.

            Dependence on Key Personnel; Lack of Employment Agreements. The Company's success depends to a significant degree upon the continued contributions of its key management, marketing, service and related product development and operational personnel, including its Chairman, President, and Chief Executive Officer, Peter J. Kight, and its President of Business Services, Mark A. Johnson. The Company's operations could be affected adversely if, for any reason, either Mr. Kight or Mr. Johnson ceased to be active in the Company's management. The Company maintains proprietary nondisclosure and noncompete agreements with all of its key employees. The Company does not have employment agreements with several of its executive officers, including Mr. Kight and Mr. Johnson. The Company maintains key person life insurance policies on Mr. Kight. The success of the Company depends to a large extent upon its ability to retain and continue to attract highly skilled personnel. Competition for employees in the electronic commerce industry is intense, and there can be no assurance that the Company will be able to attract and retain enough qualified employees. If the business of the Company grows, it may become increasingly difficult to hire, train and assimilate the new employees needed. The Company's inability to retain and attract key employees could have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Employees" in the Company's Transition Report on Form 10-K.

            ACH Access; Termination of MasterCard and Visa Registration. The Federal Reserve rules provide that the Company can only access the Federal Reserve's ACH through a bank. If the Federal Reserve rules were to change to further restrict access to the ACH or limit the Company's ability to provide ACH transaction processing services, the Company's business could be materially adversely affected. To process credit card transactions for merchants and businesses, the Company must register with MasterCard and Visa as an independent service organization through processing banks. MasterCard and Visa permit the Company, as a registered service provider, to provide MasterCard and Visa transaction processing services through processing banks that are members of MasterCard or Visa. The Company's registrations with MasterCard and Visa are renewed annually. There can be no assurance that the Company's registrations with MasterCard and Visa will be renewed or that the current rules of MasterCard and Visa permitting independent service providers to market transaction processing services will remain in effect or that the terms thereof will not be modified in the future. The non-renewal of either registration or any changes in MasterCard or Visa rules that would prevent the registration of the Company or limit its ability to provide MasterCard and Visa transaction processing services would have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Government Regulation" and "-- Payment Clearance Systems" in the Company's Transition Report on Form 10-K.

            Customer Attrition. In the consumer market, the Company had an average annual customer attrition rate of 19% for the twelve months ended June 30, 1996. Such attrition rate is approximately 20% higher than the Company's historical customer attrition experiences. The higher attrition rate is due primarily to the competition from ISC for bill payment processing for Quicken. Most of the customer attrition occurs within the first few months of a new customer's commencement of use of the services while longer-term customers have significantly lower attrition rates. Nonetheless, there can be no assurance that the Company will not experience higher customer attrition rates in the future. Increased levels of attrition could have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Services and Related Products" in the Company's Transition Report on Form 10-K.

            Limited Prior Market; Volatility of Stock Price. Prior to September 28, 1995, there was no public market for Checkfree Common Stock. Although the Company is listed on the Nasdaq National Market, there can be no assurance that an active or liquid trading market in Checkfree Common Stock will continue. The market price of Checkfree Common Stock is subject to significant fluctuations in response to variations in quarterly operating results, the failure of the Company to achieve operating results consistent with securities analysts' projections of the Company's performance, and other factors. The stock market has experienced extreme price and volume fluctuations and volatility that has particularly affected the market prices of many technology, emerging growth and developmental stage companies. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. Factors such as announcements of the introduction of new or enhanced services or related products by the Company or its competitors, announcements of joint development efforts or corporate partnerships in the electronic commerce market, market conditions in the technology, banking, telecommunications and other emerging growth sectors, and rumors relating to the Company or its competitors may have a significant impact on the market price of Checkfree Common Stock.

            Dilution. Pursuant to the Merger, Intuit, as sole stockholder of ISC, will experience an immediate and substantial dilution in the net book value per share of Checkfree Common Stock at the Effective Time. Assuming the issuance of 12,600,000 shares of Checkfree Common Stock at the closing price per share of Checkfree Common Stock on October 23, 1996, of $20.875, Intuit will experience a dilution of $17.50 per share to the pro forma combined book value of $3.38 per share.

            Control by Principal Stockholders. Upon completion of the Merger (assuming the issuance of 12,600,000 shares of Checkfree Common Stock), the directors, executive officers and principal stockholders of the Company (including Intuit) and their affiliates will collectively own approximately 53.4% of the outstanding Checkfree Common Stock. Upon completion of the Merger, Intuit will own approximately 23.2% of the issued and outstanding Checkfree Common Stock. As a result, these stockholders will be able to exercise influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in the Company's Transition Report on Form 10-K.

            Shares Eligible for Future Sale; Possible Adverse Effect on Market Price. Upon completion of the Merger (assuming the issuance of 12,600,000 shares of Checkfree Common Stock), there will be 54.3 million shares of Checkfree Common Stock outstanding. Of these shares, 14.1 million shares will be held by nonaffiliates of the Company and are freely tradeable without restriction or further registration under the Securities Act. The holders of the remaining 40.2 million shares are or will be entitled to resell them only pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder such as an exemption provided by Rule 144, Rule 145, or Rule 701 under the Securities Act. Additionally, as of June 30, 1996, the Company had outstanding options to purchase approximately 2.9 million shares of Checkfree Common Stock at a weighted average exercise price of $4.58, of which options for approximately 1.4 million shares of Checkfree Common Stock were exercisable as of June 30, 1996 at a weighted average exercise price of $1.16 per share.

            Additionally, the 5.7 million shares of Checkfree Common Stock issued by the Company to the shareholders of Servantis on February 21, 1996 in connection with the Servantis Acquisition are available for resale, subject in certain cases to the quarterly volume limitations of Rules 144 and 145 under the Securities Act. The approximately 2.8 million shares of Checkfree Common Stock issued by the Company to the shareholders of Security APL on May 9, 1996 in connection with the Security APL Acquisition will be available for resale, subject in certain cases to the quarterly volume limitations of Rules 144 and 145 under the Securities Act, after May 9, 1998 except as otherwise provided pursuant to a registration rights agreement between the Company and Security APL's stockholders (the "Security APL Registration Rights Agreement"). The Security APL Registration Rights Agreement provides that shareholders of Security APL will receive three demand registration rights, the first being exercisable after September 1, 1996. The subsequent demand registration rights will be available no earlier than 180 days after the effectiveness of a previous registration period. The shares of Checkfree Common Stock received in the Security APL Acquisition will no longer be registrable after May 9, 1998. During each registration period, the Security APL shareholders who hold in the aggregate more than 50% of the then registrable shares will be able to demand registration of up to 25% of the original number of shares received in the Security APL Acquisition as long as the aggregate price to the public, net any underwriting discounts and commissions, of the registered shares will exceed $5,000,000. In addition to demand registration rights, if at any time or from time to time on or before January 9, 1998, the Company shall determine to register any of its shares, Security APL shareholders will have the opportunity to include their shares in such registration and in any underwriting involved with the registration. These "piggy-back" registration rights are subject to certain limitations, including the right of the Company to exclude shares from an underwritten offering if the managing underwriter determines that market conditions require such limitation.

            Further, the 12,600,000 shares of Checkfree Common Stock, as adjusted in accordance with the terms of the Merger Agreement, to be issued by the Company to Intuit in connection with the Merger will be available for resale immediately following the Merger, subject to the quarterly volume limitations of Rules 144 and 145 under the Securities Act. Pursuant to the Merger Agreement, the Company will enter into a Registration Rights Agreement that grants Intuit certain demand registration rights and "piggy-back" registrtation rights.
Under the Registration Rights Agreement, Intuit may make one such demand per calendar year commencing in 1997. The minimum number of shares of Checkfree Common Stock requested by Intuit to be registered is 20% of the shares issued to Intuit in the Merger; provided, however, that the first such request may be for a lesser number of shares as would reduce Intuit's ownership of Checkfree Common Stock to less than 20% of the total Checkfree Common Stock outstanding. If Intuit utilizes the demand registration rights, Intuit shall bear the expense of all discounts, commissions or other amounts payable to underwriters or brokers, if any, in connection with such offering, as well as one-half of all other expenses incurred in connection with the registration, including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and for Intuit. The Company is not obligated to act on a demand under the Registration Rights Agreement if: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) within ten (10) days of the receipt of a registration request, the Company gives written notice to Intuit of the Company's intention to file a registration statement for the sale of securities by the Company within 30 days of such request, in which event, (x) Intuit may exercise its piggyback registration rights (as described below), (y) the Company shall employ all reasonable efforts to cause its registration statement to become effective, and
(z) if the Company abandons its registration statement, the Company shall renew its best efforts to register the securities that were the subject of Intuit's demand; (iii) during the period starting with the filing of and ending ninety
(90) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); (iv) the Company furnishes Intuit a certificate stating that in the good faith judgment of the Company's Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to register Intuit's shares of Checkfree Common Stock shall be deferred for up to one hundred and twenty (120) days from the date of receipt of the written request from Intuit; or (v) less than one hundred and eighty (180) days shall have expired from the effectiveness of a previous registration under the Registration Rights Agreement. Additionally, under the Registration Rights Agreement, the Company is required to notify Intuit at least twenty (20) days prior to filing a registration statement under the Securities Act for purposes of effecting a public offering of the Company's securities and Intuit may register its shares of Checkfree Common Stock issued in the Merger under such registration statement in certain instances. If Intuit is given the opportunity to include its shares in such a registration statement, then Intuit may not make a demand for registration for one hundred and eighty (180) days after the earlier of the termination of such offering or the effectiveness of such registration statement. If Intuit exercises its piggyback registration rights, Intuit shall bear the cost of all discounts, commissions or other amounts payable to underwriters or brokers and fees and disbursements of counsel for Intuit in connection with such offering. All other expenses incurred in connection with a piggyback registration, including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. The Company's obligations to register Checkfree Common Stock issued to Intuit in the Merger will expire (i) when all such shares have been registered and sold by Intuit or (ii) after the fifth anniversary of the Effective Time of the Merger; provided, that if the Company exercises its right described in (iii) above to defer a demand registration requested by Intuit, then the date for expiration of the Registration Rights Agreement will be extended by one year for each time the Company exercises the deferral right. It is Intuit's intention, as soon as reasonably practicable following effectiveness of the Merger, to reduce its beneficial ownership interest in Checkfree Common Stock to less than twenty percent (20%) of the outstanding Checkfree Common Stock through sales of the shares of Checkfree Common Stock issued in the Merger. Such sales may be made through open market sales in accordance with Rules 144 and 145 under the Securities Act, by the exercise of registration rights granted to Intuit in connection with the Merger, though private sales or otherwise. See "THE MERGER -- Resales By Affiliates; Registration Rights."

            Sales of substantial amounts of Checkfree Common Stock in the public market or the prospect of such sales could adversely affect the market price of Checkfree Common Stock.

            Anti-Takeover Provisions; Certain Provisions of Delaware Law; Certificate of Incorporation and By-Laws. Certain provisions of Delaware law and the Company's Certificate of Incorporation and By-Laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. The Company's Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company. Certain provisions of Delaware law and the Company's Certificate of Incorporation allow the Company to issue preferred stock with rights senior to those of Checkfree Common Stock without any further vote or action by the stockholders. The issuance of shares of preferred stock, $.01 par value, of the Company (the "Checkfree Preferred Stock") could decrease the amount of earnings and assets available for distribution to the holders of Checkfree Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Checkfree Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of Checkfree Common Stock.

            Government Regulation. Management believes that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board, or other federal or state agencies that regulate or monitor banks or other types of providers of electronic commerce services. There can be no assurance that a federal or state agency will not attempt to regulate providers of electronic commerce services such as the Company which could impede the Company's ability to do business in the regulator's jurisdiction. In addition, through its processing agreements, the Company agrees to comply with the data, recordkeeping, processing and other requirements of applicable federal and state laws and regulations, Federal Reserve Bank operating letters and the National Automated Clearing House Association Operating Rules imposed on the Company's processing banks. In conducting various aspects of its business, the Company is subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code, and is also subject to the electronic funds transfer rules embodied in Regulation E, promulgated by the Federal Reserve Board. Given the expansion of the electronic commerce market, it is possible that the Federal Reserve might revise Regulation E or adopt new rules for electronic funds transfer affecting users other than consumers. Because of growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, and it is possible that Congress or individual states could enact laws regulating the electronic commerce market. If enacted, such laws, rules and regulations could be imposed on the Company's business and industry and could have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Government Regulation" in the Company's Transition Report on Form 10-K.

            Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources and funds from operations will be sufficient to meet its presently anticipated and, upon completion of the Merger, its projected working capital and capital expenditure requirements both for the short-term and through at least December 31, 1997. The Company may need to raise additional funds through public or private debt or equity financings in order to take advantage of unanticipated opportunities, including more rapid expansion or acquisitions of complementary businesses or technologies, or to develop new or enhanced services and related products or otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current stockholders of the Company will be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of Checkfree Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new or enhanced services and related products or otherwise respond to unanticipated competitive pressures and the Company's business, operating results and financial condition could be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Transition Report on Form 10-K.

            Dependence on CompuServe. The Company has an agreement with CompuServe to collect monthly subscription fees from CompuServe's approximately four million on-line interactive subscribers. The agreement renews automatically for three year terms unless either party gives notice of intent not to renew at least 60 days before the end of the term. The Company and CompuServe renewed a three year agreement in June 1995. The June 1995 renewal permits CompuServe to enter into an agreement with another payment processor during the three year renewal term, provided that CompuServe has given the Company reasonable opportunity to bid on retaining CompuServe's payment collection business and pays the Company a termination fee if the Company's services are not retained. Recently, the Company substantially reduced its prices to CompuServe based on an increased volume of transactions attributable to its business. During fiscal 1993, 1994 and 1995, the Company derived approximately 10%, 11% and 13%, respectively, of its revenues from CompuServe. Such CompuServe revenues were less than 10% of total revenues for transition fiscal 1996. Although the Company believes its relationship with CompuServe is positive, there can be no assurance that CompuServe will continue its business relationship with the Company upon expiration or early termination of the agreement, that CompuServe will maintain its number of subscribers at historical levels, or that the Company will realize revenues from CompuServe at the levels it has in the past. Loss of the relationship with CompuServe or a reduction of revenues from CompuServe will have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS -- Services and Related Products" and Note 16 to Consolidated Financial Statements in the Company's Transition Report on Form 10-K.

                               RECENT DEVELOPMENTS

            On August 15, 1996, the Company and SunGard SSI Inc., a wholly-owned subsidiary of SunGard Data Systems Inc. ("SSI"), entered into an Asset Acquisition Agreement whereby the Company through its subsidiaries sold substantially all the assets related to its securities certificate accounting software business (CSSII) (the "SunGard Acquisition"). The SunGard Acquisition was completed on October 1, 1996. The total consideration paid by SSI was $20 million, with $1 million of such consideration held back and payable on April 1, 1998. In addition, SSI assumed certain specified liabilities of Servantis Systems and Servantis Services related to the securities products business.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CHECKFREE

            The selected consolidated financial data for the six months ended June 30, 1996 and each of the years in the three year period ended December 31, 1995 and as of June 30, 1996 and as of December 31, 1994 and 1995 have been derived from the Company's financial statements included in the Company's Transition Report on Form 10-K which have been audited by Deloitte & Touche LLP, independent certified public accountants, whose report thereon is included in the Company's Transition Report on Form 10-K. The selected consolidated financial data for the years ended December 31, 1991 and 1992 and as of December 31, 1991, 1992, and 1993 have been derived from audited financial statements of the Company which are not included in the Company's Transition Report on Form 10-K. The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included in the Company's Transition Report on Form 10-K. See "INFORMATION INCORPORATED BY REFERENCE" and "RECENT DEVELOPMENTS."


                                                                                                               SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                      JUNE 30,    JUNE 30,
                                               1991        1992         1993         1994         1995         1995         1996
                                               ----        ----         ----         ----         ----         ----         ----
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)                  (UNAUDITED)
STATEMENT OF OPERATIONS:
Revenues:
    Processing, servicing and
    merchant discount                         $ 16,322    $ 22,201    $ 28,986    $ 38,282    $  49,330    $ 18,890    $  33,305
    License fees                                  --          --          --          --           --         4,691       10,970
    Maintenance fees                              --          --          --          --           --          --          1,978
    Other                                        9,334        --         1,906         984         --          --          4,787
                                              --------    --------    --------    --------    ---------    --------    ---------
             Total revenues                     25,656      22,201      30,892      39,266       49,330      23,581       51,040
Expenses:
  Cost of processing, servicing and support     14,800      14,772      19,516      25,787       32,293      15,443       40,352
  Research and development                       2,960       2,418       3,678       4,826        7,009       3,085       10,177
  Sales and marketing                            3,566       3,466       3,730       4,553        7,405       3,168       17,513
  General and administrative                     1,697       1,725       2,466       2,717        4,288       1,953        8,806
  In process research and development             --          --          --          --           --          --        122,358
                                              --------    --------    --------    --------    ---------    --------    ---------
             Total expenses                     23,023      22,381      29,390      37,883       50,995      23,649      199,206
                                              --------    --------    --------    --------    ---------    --------    ---------
Income (loss) from operations                    2,633        (180)      1,502       1,383       (1,665)        (68)    (148,166)
Interest:
  Income                                           493         171         165         298        2,135         535        1,659
  Expense                                         (331)       (230)       (279)       (795)        (645)       (330)        (325)
                                              --------    --------    --------    --------    ---------    --------    ---------
Income (loss) before income taxes                2,795        (239)      1,388         886         (175)        137     (146,832)
Income tax expense (benefit)                     1,407        (159)        368         400           40          62       (8,629)
                                              --------    --------    --------    --------    ---------    --------    ---------
Income (loss) before extraordinary item          1,388         (80)      1,020         486         (215)         75     (138,203)
Extraordinary item                               1,094        --          --          --           --          --           (364)
                                              --------    --------    --------    --------    ---------    --------    ---------
Net income (loss)                             $  2,482    $    (80)   $  1,020    $    486    $    (215)   $     75    $(138,567)
                                              ========    ========    ========    ========    =========    ========    =========
Net income (loss) per common and equivalent
   share before extraordinary item            $   0.05        --      $   0.04    $   0.02    $   (0.01)   $   --      $   (3.69)
Net income (loss) per common and equivalent
  share                                       $   0.09        --      $   0.04    $   0.02    $   (0.01)   $   --      $   (3.70)
Weighted-average common and equivalent
  shares outstanding                            27,153      27,127      26,886      27,103       28,219      29,299       37,420

BALANCE SHEET DATA:
Working capital                               $  2,884    $    304    $    623    $ 11,399    $  81,792    $ 10,481    $  45,496
Total assets                                     9,820       8,059      17,669      30,512      115,642      31,696      196,230
Long-term obligations, less current portion      1,900       1,275       8,968       8,213        7,282       7,735        8,324
Total stockholders' equity                       2,985       1,915       2,985      16,372       99,325      16,493      137,675

                    SELECTED HISTORICAL FINANCIAL DATA OF ISC

            The statement of operations data for the year ended July 31, 1996 and the balance sheet data at July 31, 1996 are derived from financial statements of ISC which have been audited by Ernst & Young LLP, independent auditors. The statement of operations data for the year ended July 31, 1995 and for the periods ended July 14, 1994 and July 31, 1994, and the balance sheet data as of December 31, 1995 are unaudited but have been prepared on the same basis as the audited financial statements and, in the opinion of ISC management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The selected financial data of ISC set forth below should be read in conjunction with the Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus/Proxy Statement/Information Statement.



                                                 Predecessor Entity
                                               August 1, 1993 through          July 15, 1994              Year ended July 31,
                                                   July 14, 1994           through July 31, 1994           1995       1996
                                              ------------------------     ---------------------      ------------------------
                                                                             (in thousands)
Statement of Operations:

Net revenue                                           $1,450                     $-                     $3,194       $14,331
Cost of sales                                            552                      -                      1,557         7,795
Amortization of purchased software                        -                       -
                                                                                                         1,529         1,471
Costs and Expenses:
Customer service and technical
support                                                  215                      -                        499         5,049
Selling and marketing                                    184                      -                      1,479         4,191
Research and development                                 383                      -                      1,650         2,638
General and administrative                               199                      -                      1,931         4,877
Charge for purchased research and
development                                                -                  1,388                          -             -
Amortization of goodwill and
intangibles                                                -                      -                      1,917         1,840
                                                       -----                -------                    -------      --------
Total Costs and Expenses                                 981                  1,388                      7,476        18,595
                                                       -----                -------                    -------      --------
Net loss before tax benefit                              (83)                (1,388)                    (7,367)      (13,530)
                                                       -----                -------                    -------      --------
Tax benefit                                                -                      -                      2,078             -
                                                       -----                -------                    -------      --------
Net loss                                               $(83)                $(1,388)                   $(5,289)     $(13,530)
                                                       =====                =======                    =======      ========


                                                                                                              July 31,
                                                                                                           1995     1996
                                                                                                     --------------------------
                                                                                                          (in thousands)
Balance Sheet:
Cash                                                                                                     $134           $601
Working capital (deficit)                                                                              (5,504)       (29,757)
Total Assets                                                                                            7,094         20,808
Stockholder's Equity (Net Capital                                                                       1,007        (12,523)
Deficiency)

              UNAUDITED PRO FORMA COMBINING SELECTED FINANCIAL DATA
                             OF THE COMPANY AND ISC

            The following table sets forth, in summary form, certain unaudited pro forma combining financial data, giving effect to the Merger (which will be accounted for as a purchase) as if it had occurred on June 30, 1996 for balance sheet presentation purposes and as of January 1, 1995 for statement of operations presentation purposes, and the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Combining Financial Information. The ISC financial data included in the pro forma amounts are for the twelve months ended January 31, 1996 and as of and for the six months ended July 31, 1996. The pro forma amounts also give effect to the Servantis and Security APL Acquisitions, which were consummated on February 21, 1996, and May 9, 1996. This information should be read in conjunction with the historical financial statements of the Company and ISC, including the respective notes thereto, which are either incorporated in this document by reference or included elsewhere in this Prospectus/Proxy Statement/Information Statement, and in conjunction with the consolidated historical financial data for the Company and ISC and the other pro forma information, including the notes thereto, which are either incorporated in this document by reference or included elsewhere in this Prospectus/Proxy Statement/Information Statement. See "INFORMATION INCORPORATED BY REFERENCE," "RECENT DEVELOPMENTS," "CONSOLIDATED FINANCIAL STATEMENTS OF ISC," and "UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION." The pro forma financial data are not necessarily indicative of the future financial position or future results of operations of the combined companies, or the financial position or results of operations of the combined companies that would have actually occurred had the Merger or the adjustments described in the Notes to the Unaudited Pro Forma Condensed Combining Financial Information been consummated at the dates specified.

                  Unaudited Pro Forma Combining Financial Data
                    (In thousands, except per share amounts)



                                                            Company                           Company and ISC
                                                       Historical Amounts                 Combining Pro Forma
                                                                                                         Six months
                                                Year ended                          Year ended              ended
                                               December 31,     Six months ended    December 31,            June 30,
                                                   1995         June 30, 1996         1995                  1996
                                                   ----         --------------        ----                  ----
STATEMENT OF
  OPERATIONS DATA:
  Operating revenues, net                        $49,330       $  51,040            $117,183             $ 87,697
  Loss from operations                            (1,665)       (148,166)(1)         (49,874)(1)(2)       (26,800)(1)
  Loss before income taxes                          (175)       (146,832)(1)         (47,712)(1)(2)       (25,341)(1)
  Loss before extraordinary item                    (215)       (138,203)(1)         (31,284)(1)(2)       (20,083)(1)

COMMON SHARE DATA:
Loss per common share before
extraordinary item                               $ (0.01)      $   (3.69)(1)        $  (0.63)(1)(2)      $  (0.37)(1)
Weighted average shares
outstanding                                        28,219          37,420              49,313              53,630

BALANCE SHEET DATA:
Current assets                                                 $   90,799                                $ 85,027
Total assets                                                      196,230                                 250,978

Current liabilities                                                45,303                                  58,266
Long-term obligations, less
current portion                                                     8,325                                   8,325
Total stockholders' equity                                        137,675                                 182,888

(1) The June 30, 1996 historical Checkfree amounts include a charge of $122.4 million for in-process research and development, or $3.27 per share. The pro forma combined amounts for both periods presented do not include the in-process research and development charge as it is a non-recurring item, nor do the pro forma amounts include the estimated in-process research and development charge of $120 million related to the Merger.

(2) The pro forma combining amounts for the year ended December 31, 1995 include a pre-tax charge of $20 million ($12 million net of tax or $0.24 per share) for amortization of purchased profits recorded in connection with the Servantis Acquisition and a pre-tax charge of $11 million ($6.6 million net of tax or $0.13 per share) for amortization of intangibles for certain connectivity and exclusivity arrangements related to the Merger. Both of these items are fully amortized within twelve months.

                                   THE MERGER

BACKGROUND OF THE MERGER

            The Company develops and provides electronic commerce services, financial application software and related products for financial institutions and businesses and their customers. Prior to the Servantis Acquisition and the Security APL Acquisition, the Company's business focused primarily on electronic home banking, electronic bill payment, automatic accounts receivable collection and electronic accounts payable processing. Intuit develops, markets and supports personal finance, small business accounting, tax preparation and other consumer software products, as well as related supplies and electronic financial services designed to enable individuals and small businesses to automate certain financial tasks and better manage their financial affairs. Through ISC, Intuit provides electronic home banking and electronic bill payment services and other on-line services.

            Since 1991, the Company and Intuit have had a cooperative business relationship through which users of Intuit's Quicken product have been able to access and use the Company's electronic bill payment services through Quicken. The Company compensates Intuit for enrolling Quicken users in the Company's electronic bill payment service. Beginning in October 1995, Intuit began to offer its own electronic bill payment service through ISC.

            The companies believe that the sale of ISC to the Company will enable the Company to leverage its transactions processing experience to realize operational efficiencies that will increase the profitability of ISC's business and encourage more rapid growth of the emerging electronic financial services market. The companies also expect that the combination of ISC's business with the Company's existing operations will enable the combined company to reach a wider customer base and thus strengthen the Company's position in the electronic commerce market. Intuit believes that it is in its best long-term interests to focus the efforts of its management team on Intuit's core business of developing and marketing "front-end" software products and services, including services for the Internet, rather than devoting substantial management time and effort to building ISC's transactions processing business. The Merger enables Intuit to achieve this objective while retaining an indirect interest in ISC's business through an ownership stake in Checkfree Common Stock.

            Given their pre-existing commercial relationships, from time to time the Company and Intuit have discussed certain joint business opportunities and possible combinations of aspects of their businesses. In early May 1996, representatives of the Company and Intuit had general informal discussions regarding the possibility that the two companies might work together in some way, including the possibility that the Company might purchase ISC. Later in that same month, officers of both companies met in Dallas, Texas and Chicago, Illinois to continue discussions regarding numerous potential business alternatives and technical issues concerning the bill payment systems of the Company and ISC.

The companies continued to explore several potential transactions and areas of cooperation in a June 20, 1996 telephone conference call between executives of both companies and their respective financial advisors, and in a June 25, 1996 meeting at which Peter Kight and Mark Johnson of the Company and representatives of Alex. Brown, the Company's financial advisor, met with Intuit's Board of Directors at an Intuit Board meeting held in San Francisco, California. On June 30, 1996, William Campbell, James Heeger, William Harris and Rene Lacerte of Intuit and Intuit's financial advisor met with the Company's management team and the Company's financial advisor in Columbus, Ohio to review financial and business information regarding the Company.

         In early July 1996, Intuit suspended its discussions with the Company pending completion of an internal strategic planning review regarding Intuit's long-term plans for ISC's electronic banking and bill payment business.

         Following completion of Intuit's strategy review, during the week of August 19, 1996, Mr. Harris of Intuit and Mr. Kight of the Company, together with their respective financial advisors, conducted several telephone calls to discuss alternative business propositions and to begin the initial negotiation of the principal terms and structure under which the Company might effect a purchase of ISC. These telephone conferences continued through the week of August 26.

         On September 8, 1996, Messrs. Campbell and Harris of Intuit, representatives of DMG Technology Group Inc., Intuit's financial advisor, and one of its attorneys and officers of ISC met in Columbus, Ohio with the management of the Company, its financial advisors and its attorneys to initiate a mutual due diligence process. Concurrently, the management teams of the companies and their respective financial advisors and attorneys began negotiation of the definitive terms and conditions of the Merger. Negotiations and due diligence reviews resumed in Columbus, Ohio on September 9, 1996, and continued throughout that week through numerous meetings and telephone conference calls between officers of the Company, Intuit and ISC. These talks continued through Sunday, September 15, 1996, when the parties reached agreement on the definitive terms and conditions of the Merger Agreement and related agreements, which were approved by the Board of Directors of Intuit on September 14, 1996, and by the Board of Directors of ISC and the Board of Directors of the Company on the morning of September 15, 1996. The Merger Agreement was executed at approximately 3:00 p.m. Eastern Time on September 15, 1996 and was announced at 4:00 p.m. Eastern Time on September 15, 1996 by Intuit and at 9:00 a.m. Eastern Time on September 16, 1996 by the Company.

         Following announcement of the Merger Agreement, the parties and their attorneys continued negotiation of the License Agreement and anticipate execution of that agreement prior to consummation of the Merger.

         The terms and conditions of the Merger were determined in arms' length negotiations between the management teams and Board of Directors of the Company, Intuit and ISC with advice from their respective financial advisors and lawyers, after evaluations of the current financial condition, earnings potential and market position of the Company and ISC, respectively, as well as the business prospects of the combined company.

THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The management of the Company believes that the Merger offers significant potential benefits to the Company. ISC provides electronic home banking, bill payment and other on-line services to financial institutions and their customers. To perform these services, ISC operates a network of servers that perform the "back-end" computer processing and data storage functions that enable these on-line financial transactions. To date, ISC's services have been marketed to and designed primarily for users of Intuit's Quicken personal finance software program. ISC's capability as an electronic commerce service provider is expected to complement and enhance the Company's ability to provide financial institutions with comprehensive, readily marketable electronic commerce products and services and to increase the Company's customer base. Acquisition of ISC offers the Company the opportunity, through integration of both companies' electronic transaction processing and remote delivery technology and the Company's software products and electronic funds transfer and software development expertise, to provide an enhanced range of electronic commerce services and related products for financial institutions, businesses, and their customers. Management believes that financial institutions and businesses, as well as their customers, will with increasing rapidity convert from paper to electronic alternatives for effecting and managing transactions and financial information, and that the acquisition of ISC will enhance the Company's ability to participate in that expanding and increasingly competitive marketplace.

         For the reasons described above, the Company's Board of Directors at its meeting held on September 15, 1996 unanimously determined that the Merger and the Merger Agreement are advisable and fair and in the best interests of the Company and its stockholders and have approved the Merger and the Merger Agreement and recommend that holders of Checkfree Common Stock approve the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement.

OPINION OF CHECKFREE FINANCIAL ADVISOR

         The Company retained Alex. Brown on June 8, 1996 to act as the Company's financial advisor in connection with a possible business transaction with Intuit, including rendering its opinion to the Company's Board of Directors as to the fairness to the Company, from a financial point of view, of the Merger Consideration, when considered with reference to the $20.0 million cash Connectivity Fee to be paid to Intuit for certain agreements and services pursuant to the License Agreement, to the Company. The Merger Consideration and the Connectivity Fee are collectively referred to below as the "Transaction Consideration."

         At the September 15, 1996 meeting of the Company's Board of Directors, representatives of Alex. Brown made a presentation with respect to the Merger and rendered to the Company's Board of Directors its opinion that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the Transaction Consideration was fair, from a financial point of view, to the Company. No limitations were imposed by the Company's Board of Directors upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

         THE FULL TEXT OF ALEX. BROWN'S WRITTEN OPINION DATED SEPTEMBER 15, 1996 (THE "ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE ALEX. BROWN OPINION IN ITS ENTIRETY. THE ALEX. BROWN OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS, ADDRESSES ONLY THE FAIRNESS OF THE TRANSACTION CONSIDERATION TO THE COMPANY FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CHECKFREE SPECIAL MEETING. THE ALEX. BROWN OPINION WAS RENDERED TO THE COMPANY'S BOARD OF DIRECTORS FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE DISCUSSION OF THE ALEX. BROWN OPINION IN THIS PROSPECTUS/PROXY STATEMENT/INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE ALEX. BROWN OPINION.

         In connection with the Alex. Brown Opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning the Company, Intuit and ISC and certain internal financial analyses and other information furnished to it by the Company, Intuit and ISC. Alex. Brown also participated in discussions with members of the senior managements of the Company, Intuit and ISC regarding the businesses and prospects of the Company and ISC independently and the combined company. In addition, Alex. Brown
(i) reviewed the reported prices and trading activity for the Checkfree Common Stock, (ii) compared certain financial information and stock market information for the Company and ISC with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed a draft of the Merger Agreement dated September 14, 1996, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

         In conducting its review and arriving at its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the information relating to the prospects of the Company and ISC provided to Alex. Brown by the Company, Intuit and ISC, Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the respective managements of the Company, Intuit and ISC as to the likely future financial performances of the Company and ISC and of the combined entity. Alex. Brown did not make an independent evaluation or appraisal of the assets of the Company or ISC, nor has Alex. Brown been furnished with any such evaluation or appraisal. With the Company's Board of Directors' permission, the Alex. Brown Opinion did not address any adjustment to the Merger Consideration that may occur pursuant to Section 2.02 of the Merger Agreement. Alex. Brown also assumed with the Company's Board of Directors' permission that the License Agreement effectively grants rights to connectivity to certain Intuit software products. The Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

         The following is a summary of the analyses performed and factors considered by Alex. Brown in connection with rendering the Alex. Brown Opinion.

         HISTORICAL FINANCIAL POSITION. In rendering its opinion, Alex. Brown reviewed and analyzed the historical and current financial condition of the Company and ISC, which included (i) an assessment of the Company's and ISC's recent financial statements; (ii) an analysis of the Company's and ISC's revenue, growth and operating performance trends; (iii) an assessment of the Company's margin changes and leverage and ISC's margin changes; and (iv) an analysis of the relative growth rates of the Company's different lines of business, including retail services, Servantis software, corporate services and Security APL, and of ISC.

         HISTORICAL STOCK PRICE PERFORMANCE. Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume, for Checkfree Common Stock, from September 28, 1995 to September 13, 1996 and, for Intuit Common Stock, from September 14, 1995 to September 13, 1996. Alex. Brown also compared the closing price of the Checkfree Common Stock on September 13, 1996 of $18.06 to the average closing prices of the Checkfree Common Stock prices of $16.96, $16.65, $14.24, $15.07 and $17.30 over the 5-, 15-, 30-, 60- and 90-day periods ending on September 13, 1996, respectively. Alex. Brown noted that the Transaction Consideration based on each of these closing stock prices was $244.6 million, $230.7 million, $226.8 million, $196.4 million, $206.9 million and $234.9 million, respectively. This information was presented to give the Company's Board of Directors background information regarding the respective stock prices of the Company and Intuit over the periods indicated.

         ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Alex. Brown compared certain financial information (based on the commonly used valuation measurements described below) relating to the Company and ISC to certain corresponding information from a group of five publicly traded electronic commerce companies (consisting of First Data Corporation, Harbinger Corporation, Premenos Technology Corp., Quickresponse Services and Sterling Commerce, Inc. (collectively, the "Selected Electronic Commerce Companies")) and from a group of four publicly traded internet software related companies (consisting of Broadvision, Inc., Connect, Inc., E*TRADE Group, Inc. and Open Market, Inc. (collectively, the "Selected Internet Software Companies")). Such financial information included, among other things, (i) ratios of common equity market value as adjusted for debt and cash ("Adjusted Value") to revenues and earnings before interest expense and income taxes ("EBIT"), each for the latest reported 12-month period as derived from publicly available information; and (ii) ratios of Adjusted Value to estimated revenues and EBIT for the Company's fiscal year ending June 30, 1997 ("Fiscal 1997"). The financial information used in connection with the multiples provided below with respect to the Company, the Selected Electronic Software Companies and the Selected Internet Software Companies was based on the latest reported 12-month period as derived from publicly available information and on estimated revenues and EBIT for fiscal 1997 as reported by selected securities research analysts. Alex. Brown noted that, on a trailing 12-month basis, the multiple of Adjusted Value to revenues was 5.1x for the Company, compared to a range of 4.4x to 9.0x, with a mean of 6.9x, for the Selected Electronic Commerce Companies, and a range of 5.5x to 37.9x, with a mean of 23.5x, for the Selected Internet Software Companies, and that the multiple of Adjusted Value to EBIT was not meaningful for the Company. Alex. Brown also noted that, for fiscal 1997, the multiple of Adjusted Value to estimated revenues was 4.3x for the Company, compared to a range of 3.4x to 7.0x, with a mean of 4.9x for the Selected Electronic Commerce Companies, and a range of 6.2x to 9.9x with a mean of 8.0x for the Selected Internet Software Companies, and that the multiple of Adjusted Value to estimated EBIT was not meaningful for the Company. As a result of the foregoing procedures, Alex. Brown noted that the above multiples applied to (i) the trailing 12 month revenues of ISC implied a range of enterprise values of $68.2 million to $139.7 million with a mean of $106.0 million and a median of $97.7 million based on the Selected Electronic Commerce Companies, and a range of $85.2 million to $585.3 million with a mean of $362.6 million and a median of $390.0 million based on the Selected Internet Software Companies, (ii) the estimated Fiscal 1997 revenues of ISC implied a range of enterprise values of $146.5 million to $304.1 million with a mean of $213.8 million and a median of $216.0 million based on the Selected Electronic Commerce Companies, and a range of $268.6 million to $430.2 million with a mean of $349.4 million and a median of $349.4 million based on the Selected Internet Software Companies, and (iii) the $46 million in Fiscal 1997 revenues of ISC contemplated by Section 4.14 of the Merger Agreement (which provides for Intuit, subject to certain conditions, to pay to the Company the amount, if any, by which $46 million exceeds actual ISC Fiscal 1997 revenues) implied a range of enterprise values of $155.0 million to $321.8 million with a mean of $226.2 million and a median of $228.5 million based on the Selected Electronic Commerce Companies, and a range of $284.2 million to $455.1 million with a mean of $369.7 million and a median of $369.7 million based on the Selected Internet Software Companies, in each case versus the Transaction Consideration of $244.6 million (based on the September 13, 1996 closing price of $18.06 of Checkfree Common Stock).

         ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS. Alex. Brown reviewed the financial terms, to the extent publicly available, of ten proposed, pending or completed mergers and acquisitions since August 1995 involving high technology companies experiencing relatively high revenue growth rates (the "Selected Transactions"). Alex. Brown noted that there had been no acquisitions of on-line bill payment companies with publicly available financial terms in the recent past and thus that none of the Selected Transactions involved companies in businesses similar to ISC's business. Instead, the Selected Transactions involved acquisitions of companies, in related industries generally, with revenue growth rates similar to ISC's. Alex. Brown calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Merger. The ten transactions reviewed, in reverse chronological order of public announcement, were: Secure Computing/Enigma Logic (June 26, 1996), Pure Software/Atria Software (June 6, 1996), Secure Computing/Border Network Technologies (May 28, 1996), MFS Communications/UUNet Technologies (April 30,
1996), Cisco Systems/StrataCom (April 21, 1996), Security Dynamics Technologies/RSA Data Security (April 13, 1996), IBM/Tivoli Systems (January 31,
1996), Madge/Teleos (January 27, 1996), Cisco Systems/Grand Junction (September 27, 1995) and ArcSys/Integrated Silicon Systems (August 12, 1995). Alex. Brown noted that the multiple of adjusted purchase price (purchase price adjusted for debt and cash) to trailing 12-month revenues for the Selected Transactions applied to the trailing 12 month revenues of ISC implied a range of enterprise values of $117.0 million to $537.6 million with a mean of $271.8 million and a median of $271.6 million versus the Transaction Consideration of $244.6 million (based on the September 13, 1996 closing price of $18.06 per share of the Checkfree Common Stock). All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the Selected Transactions occurred.

         CONTRIBUTION ANALYSIS. Alex. Brown analyzed the relative contributions of the Company and ISC, as compared to Intuit's relative ownership of approximately 22.7% of the outstanding Checkfree Common Stock on a fully diluted basis (Intuit's receipt of a total of $20.0 million in licensing fees therefore not having an effect on this analysis), to the pro forma income statement of the combined company, based on projections of the managements of the Company, Intuit and ISC. This analysis showed that on a pro forma combined basis (excluding (i) the effect of any synergies that may be realized as a result of the Merger, and
(ii) non-recurring expenses relating to the Merger), based on the Company's 1996, 1997, 1998 and 1999 fiscal years, the Company and ISC would account for approximately 90.4% and 9.6%, 80.0% and 20.0%, 75.1% and 24.9%, and 73.6% and
26.4%, respectively, of the combined company's pro forma revenue, and approximately 100.0% and 0.0%, 89.6% and 10.4%, 82.9% and 17.1%, and 79.3% and
20.7%, respectively, of the combined company's pro forma gross profit.

         Alex. Brown also analyzed the relative contributions of the Company's retail line of business and ISC to the pro forma income statement of the combined company's retail line of business, based on managements' projections for their respective companies. This analysis showed that on a pro forma combined basis (excluding (i) the effect of any synergies that may be realized as a result of the Merger, and (ii) non-recurring expenses relating to the Merger), based on the Company's 1996, 1997, 1998 and 1999 fiscal years, the Company and ISC would account for approximately 67.2% and 32.8%, 53.5% and 46.5%, 53.9% and 46.1%, and 58.6% and 41.4%, respectively, of the combined company's retail line of business pro forma revenue, and approximately 99.8% and 0.2%, 71.9% and 28.1%, 65.4% and 34.6%, and 65.3% and 34.7%, respectively, of the combined company's retail line of business pro forma gross profit.

         DISCOUNTED CASH FLOW ANALYSIS. Alex. Brown performed discounted cash flow analyses for ISC. The discounted cash flow approach values a business based on the current value of the future cash flow that the business will generate. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Alex. Brown used estimates of projected financial performance for ISC for the fiscal years 1997 through 2001 prepared by managements of the Company, Intuit and ISC. Alex. Brown aggregated the present value of the cash flows through fiscal 2001 with the present value of a range of terminal values. Alex. Brown discounted these cash flows at discount rates ranging from 20.0% to 27.5%. The terminal value was computed based on perpetuity growth rates ranging from 10.0% to 14.0%. This analysis indicated a range of equity values of $181.4 million to $538.8 million versus the Transaction Consideration of $244.6 million (based on the Company's September 13, 1996 closing price of $18.06 per share).

         PRO FORMA COMBINED EARNINGS ANALYSIS. Alex. Brown analyzed certain pro forma effects of the Merger. Based on such analysis, Alex. Brown computed the resulting dilution/accretion to the combined company's EPS estimate for the fiscal years ending June 30, 1997, 1998 and 1999, pursuant to the Merger before and after taking into account any potential cost savings and other synergies that the Company and ISC could achieve if the Merger were consummated and before nonrecurring costs relating to the Merger. Alex. Brown noted that before taking into account any potential cost savings and other synergies and before certain nonrecurring costs relating to the Merger, the Merger would be approximately 37.0%, 264.2% and 16.8% dilutive to the combined company's EPS for the fiscal years ending June 30, 1997, 1998 and 1999, respectively. Alex. Brown also noted that after taking into account potential cost savings and other synergies, and before nonrecurring costs relating to the Merger, the Merger would be approximately 12.4% dilutive to the combined company's EPS for the fiscal year ending June 30, 1997, not meaningful for the fiscal year ending June 30, 1998 and 100.5% accretive to the combined company's EPS for the fiscal year ending June 30, 1999. There can be no assurance that the combined company will be able to realize savings and synergies in the amounts identified, or at all, following the Merger.

         Alex. Brown also noted that based on the above analysis, before taking into account any potential cost savings and other synergies and before certain nonrecurring costs relating to the Merger and excluding goodwill, the Merger would be approximately 16.1% and 5.3% dilutive to the combined company's EPS for the fiscal years ending June 30, 1997 and 1998, respectively, and 46.8% accretive to the combined company's EPS for the fiscal year ending June 30, 1999. Alex. Brown also noted that, utilizing the above analysis after taking into account any potential cost savings and other synergies, before certain nonrecurring costs relating to the Merger and excluding goodwill, the Merger would be approximately 8.5% accretive to the combined company's EPS for the fiscal year ending June 30, 1997, not meaningful for the fiscal year 1998 and 164.1% accretive to the combined company's EPS for the fiscal year ending June 30, 1999.

         RELEVANT MARKET AND ECONOMIC FACTORS. In rendering its opinion, Alex. Brown considered, among other factors, the condition of the U.S. stock markets, particularly in the technology sector, and the current level of economic activity.

         No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to the Company, ISC or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Electronic Commerce Companies, the Selected Internet Software Companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the Selected Electronic Commerce Companies, the Selected Internet Software Companies and the Selected Transactions, respectively. In particular, the companies in the Selected Transactions were selected based primarily on the basis of their rapid revenue growth, not on the similarity of their operating characteristics.

         While the foregoing summary describes all analyses and factors that Alex. Brown deemed material in its presentation to the Company's Board of Directors, it is not a comprehensive description of all analyses and factors considered by Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the Alex. Brown Opinion. In performing its analyses, Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of the Company, Intuit and ISC. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Checkfree Common Stock may trade at any future time.

         Pursuant to a letter agreement dated September 8, 1996 between the Company and Alex. Brown, the fees to date payable to Alex. Brown have been a $100,000 retainer fee and $500,000 for rendering the Alex. Brown Opinion, which amounts will be credited against the final fee of $2,000,000, payable upon consummation of the Merger. In addition, the Company has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. The Company has agreed to indemnify Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

         The Company's Board of Directors retained Alex. Brown to act as its advisor based upon prior advisory work rendered by Alex. Brown to the Company and Alex. Brown's service as co-manager of the initial public offering of Checkfree Common Stock in 1995 and based upon Alex. Brown's qualifications, reputation, experience and expertise. Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Alex. Brown may actively trade the securities of the Company and Intuit for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Alex. Brown maintains a market in the common stock of the Company and Intuit and regularly publishes research reports regarding the Company, Intuit, the technology industry and the businesses and securities of publicly owned companies in that industry.

ISC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ISC BOARD OF DIRECTORS

         ISC's Board of Directors believe that approval of the Merger and the Merger Agreement is advisable for ISC's sole stockholder for the following reasons, among others:

         - As a result of the Merger, the combined Company may be able to maximize operational efficiencies and synergies to improve the value and profitability of ISC's business.

         - The Merger should encourage banks and other financial institutions to more rapidly accelerate implementation of electronic financial services industry, thus potentially providing Intuit a more robust market for ISC's products and services.

         - The Merger will enable Intuit to reduce its current operating losses from ISC's operations and focus its management's efforts on its core business of developing and marketing "front-end" software products and services, including electronic commerce services for the Internet, while maintaining an investment in the electronic financial transaction processing business through a significant ownership stake in Checkfree's Common Stock.

         In evaluating the proposed Merger, the Board of Directors of ISC considered a variety of factors, including without limitation the following: (i) the emergence of significant competitors in the electronic financial services industry; (ii) ISC's review of the Company's operations; (iii) the relative market positions of the Company and ISC and the potential for increased market penetration by a combination of ISC with the Company; (iv) the Company's experience in managing sophisticated transactions processing operations and its ability to leverage that expertise to realize the full potential of the post-Merger combined entity; (v) the Company's potential financial performance;
(vi) the projected impact of ISC's operations on Intuit's future financial results; and (vi) the terms of the Merger Agreement.


         For the reasons described above, the ISC Board of Directors at its meeting held on September 15, 1996 unanimously determined that the Merger and the Merger Agreement are advisable and fair and in the best interests of ISC and its sole stockholder and have approved the Merger and the Merger Agreement and recommend that Intuit, the sole stockholder ISC, approve the Merger and the Merger Agreement.

REQUIRED VOTE

         Under the Delaware GCL, approval of the Merger and the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the sole stockholder of ISC.

         The affirmative vote of the holders of a majority of the outstanding shares of Checkfree Common Stock voting on the Merger is necessary to approve the issuance of 12,600,000 shares of Checkfree Common Stock pursuant to the Merger Agreement, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement. As of the Checkfree Record Date, the directors and executive officers of the Company and their affiliates beneficially owned __________ shares of Checkfree Common Stock (excluding shares subject to stock options), which represent ____% of the total issued and outstanding shares of such stock entitled to vote at the Checkfree Special Meeting. In connection with the Merger Agreement, Peter J. Kight, the Company's Chairman of the Board, President and Chief Executive Officer and Mark A. Johnson, the Company's President of Business Services, who beneficially own 14.9% and 3.6%, respectively, of the outstanding shares of the Company's Common Stock, have executed Stockholder Agreements pursuant to which they have agreed to vote their shares of Checkfree Common Stock in favor of the Merger and the issuance of the Merger Consideration and against any proposal that is in opposition to or in competition with the Merger.

THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Prospectus/Proxy Statement/Information Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to read the Merger Agreement carefully.

         The Merger Agreement provides that, following the approval of the issuance of the Merger Consideration by the stockholders of the Checkfree Common Stock and approval of the Merger by the sole stockholder of ISC and the satisfaction or waiver of the other conditions to the Merger, Acquisition will be merged with and into ISC, with ISC continuing as the surviving corporation of the Merger and becoming a wholly owned subsidiary of the Company.

         Upon the satisfaction or waiver of all conditions to the Merger, the Merger will become effective upon the filing of a certificate of merger by Acquisition and ISC with the Secretary of State of the State of Delaware in accordance with the Delaware GCL. The Effective Time of the Merger is expected to occur on or about __________ __, 1996.

         MERGER CONSIDERATION GENERALLY. In the Merger, all outstanding shares of ISC Common Stock shall be converted into the right to receive the Merger Consideration. Subject to the Merger Consideration Adjustment (as defined below), the Merger Consideration will be 12,600,000 shares of Checkfree Common Stock, of which 11,340,000 shares shall be issued to the sole stockholder of ISC Common Stock at the Effective Time and 1,260,000 shares (the "Escrow Shares") shall be held in escrow pursuant to an Escrow Agreement between the Company, Intuit and a third-party escrow agent (the "Escrow Agreement"). The Escrow Shares shall be released from escrow and delivered to the sole stockholder of ISC one (1) year after the Closing Date, subject to the terms of the Escrow Agreement.

         MERGER CONSIDERATION ADJUSTMENT. In the event that, after the date of the Merger Agreement and prior to closing of the Merger, ISC incurs, realizes, or otherwise experiences a material adverse change (other than a change arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, ISC employees or others to, the Merger Agreement, the Merger, or any of the agreements or transactions contemplated by the Merger Agreement or entered into in connection with the Merger Agreement or the Merger) in its financial condition, properties, assets, liabilities, business, operations, or results of operations (a "Material Adverse Change"), the Merger Consideration shall be adjusted as follows (the "Merger Consideration Adjustment"): (i) if the Company, Intuit and ISC agree that a Material Adverse Change occurred, but are unable to mutually agree in writing on the amount of a Merger Consideration Adjustment within ten (10) days after the date on which Intuit and ISC receive notice of a Material Adverse Change from the Company, then the amount of the Merger Consideration Adjustment (if any) shall be determined in accordance with the appraisal procedure described below; (ii) if ISC and Intuit do not agree with the Company's claim in any notice that a Material Adverse Change occurred, and Intuit, ISC and the Company have not agreed in writing on the amount of a Merger Consideration Adjustment within ten (10) days after ISC and Intuit receive notice of the Company's claim that a Material Adverse Change occurred, then, within twenty (20) days after receipt of such notice, the parties shall submit to mandatory binding arbitration the sole issue of whether or not such a Material Adverse Change occurred. The arbitration will be conducted by a single arbitrator, mutually selected by the parties, who shall decide only the issue of whether or not a Material Adverse Change occurred in the manner set forth in the notice. The arbitrator's determination as to whether or not such a Material Adverse Change occurred shall be conclusive, final, non-appealable and binding upon each of the parties. If the arbitrator determines that no Material Adverse Change occurred, then no Merger Consideration Adjustment shall be made; and if the arbitrator determines that a Material Adverse Change has occurred, then the amount of the Merger Consideration Adjustment shall be determined by the appraisal procedure described below. There may not be more than one Merger Consideration Adjustment.

         When the appraisal procedure is required to be used, the amount of the Merger Consideration Adjustment shall be determined as follows: (A) the Company, on the one hand, and Intuit and ISC, on the other hand, shall each select one Qualified Appraiser (as defined below) (the "Selected Appraiser") to determine the amount of the Merger Consideration Adjustment (if any) arising from the Material Adverse Change; and (B) the Company, on the one hand, and Intuit and ISC, on the other hand, shall each give the other written notice (the "Appraiser Notice") of the identity of their respective Selected Appraiser. The Company's Selected Appraiser is called the "Checkfree Appraiser" and the Selected Appraiser of Intuit and ISC is called the "Intuit Appraiser." Each Selected Appraiser shall attempt to determine the amount of the Merger Consideration Adjustment, which, for purposes of such appraisal, shall be the number of shares of Checkfree Common Stock equal to the quotient obtained by dividing (i) the amount (if any) by which the fair market value of ISC was diminished as a result of the Material Adverse Change, by (ii) the average closing price per share of Checkfree Common Stock as reported on the Nasdaq National Market for the five
(5) trading days immediately preceding the date of the Merger Agreement (the "Average Share Price"). After a Selected Appraiser has been selected, the Checkfree Appraiser and the Intuit Appraiser shall each deliver to the Company and Intuit a brief written report ("Appraisal Report") setting forth such Selected Appraiser's appraisal and determination of the amount of the Merger Consideration Adjustment and, unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the Checkfree Appraiser and the Intuit Appraiser shall select a third appraiser (the "Determining Appraiser"). The Determining Appraiser will review the Appraisal Reports and the amount of the Merger Consideration Adjustment will be the amount set forth in the Appraisal Report which is, in the judgment of the Determining Appraiser, the most nearly correct. Notwithstanding the foregoing, if there is only one Selected Appraiser because either the Company, on the one hand, or Intuit and ISC, on the other hand, fail to select its Selected Appraiser, then unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the amount of the Merger Consideration Adjustment shall conclusively be deemed to be the amount thereof determined by such Selected Appraiser in its Appraisal Report. As used herein, the term "Qualified Appraiser" means an investment banking firm of national or regional reputation that is substantially experienced in representing and valuing software companies in underwritten public offerings and/or merger and acquisition transactions, provided that such investment banking firm and its affiliates do not have a family relationship, or a then-currently active significant business relationship with the party who selected such appraiser, or advised or represented any of the parties in connection with the Merger and the transactions contemplated by the Merger Agreement.

         If, prior to the Effective Time, the Company should split or combine the outstanding shares of Checkfree Common Stock, or pay a stock dividend or other stock distribution in Checkfree Common Stock, then the Merger Consideration shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

         ESCROW AGREEMENT. In connection with the Merger Agreement, the Company and Intuit will enter into the Escrow Agreement pursuant to which the Escrow Shares shall be placed in escrow with a third-party escrow agent (the "Escrow Agent"). Pursuant to the Merger Agreement, Intuit's maximum aggregate lifetime liability to indemnify the Company shall not exceed thirty-five percent (35%) of the amount obtained by multiplying the number of shares of Checkfree Common Stock constituting the Merger Consideration, as adjusted by the Merger Consideration Adjustment, by the Average Share Price. Under the Escrow Agreement, if on or prior to the first (1st) anniversary of the closing of the Merger, the Company claims to be entitled to indemnification for any claims pursuant to the Merger Agreement (a "Claim") and the Company seeks to recover for such indemnification by having Escrow Shares canceled and returned to the Company, then the Company may, in addition to giving Intuit written notice of such claim as provided in the Merger Agreement (a "Claim Notice"), promptly notify the Escrow Agent in writing of the claim. The Company is also required to notify Intuit and the Escrow Agent in writing (the "Escrow Share Notice") of the bona fide number of Escrow Shares that the Company in good faith believes should be cancelled and delivered to it as a result of the Claim (the "Claimed Escrow Shares"), which number of shares is determined by dividing the amount of the claim by the Average Share Price. Unless Intuit shall notify Escrow Agent and the Company, within thirty (30) days after Intuit's receipt of both the Claim Notice and the Escrow Share Notice, of Intuit's objection to the delivery to the Company of the number of Claimed Escrow Shares, the Escrow Agent shall, promptly following the expiration of such thirty (30) day notice period, deliver to the Company stock certificates for the number of Escrow Shares equal to the Claimed Escrow Shares, with related stock powers transferring the number of Claimed Escrow Shares to the Company. To the extent that Escrow Shares are so delivered to the Company, the Claim and the Company's right to indemnification therefor, shall be satisfied. As used herein, the term "Contested Claim" means any Claim of the Company for indemnification under the Merger Agreement that is contested by Intuit.

         In the event that Intuit shall notify the Escrow Agent of its objection to the delivery of Escrow Shares to the Company as provided herein, the Escrow Agent shall continue to hold such Escrow Shares until the earlier of: (i) the date on which the Escrow Agent receives written instructions signed by both the Company and Intuit to deliver to the Company or Intuit, as applicable, a specified number of Escrow Shares (the "Agreed Shares"), upon receipt of which instructions the Escrow Agent shall deliver the Agreed Shares to the Company and/or Intuit, as provided in such written instructions; (ii) the date the Escrow Agent receives a copy of the award of the arbitrator as to the disposition of a Contested Claim as a result of an arbitration pursuant to the Escrow Agreement (as described below); or (iii) the date the Escrow Agent receives instructions pursuant to a final order of a court of competent jurisdiction with respect to the disposition of such Escrow Shares; provided, however, that notwithstanding the foregoing, upon the first anniversary of the closing of the Merger (the "Release Date"), the Escrow Agent shall release from escrow to Intuit the stock certificates for all of the Escrow Shares then held in escrow hereunder less (i) any Escrow Shares previously delivered to the Company or awarded (but not yet delivered) to the Company in satisfaction of a Contested Claim pursuant to an award of an arbitrator rendered in an arbitration pursuant to the Escrow Agreement; and (ii) any Escrow Shares that are potentially subject to delivery to the Company as a result of any then pending but unresolved arbitration or litigation of a Contested Claim pursuant to the Escrow Agreement. Any Escrow Shares held as result of clause (ii) above will be released to the Company and/or Intuit, as applicable, in accordance with the resolution of such Contested Claim or Claims by (i) an arbitration award of an arbitrator in accordance with the Escrow Agreement or (ii) a written settlement agreement executed by the Company and Intuit regarding the disposition of such Escrow Shares.

         Each Contested Claim under the Escrow Agreement for which the Company seeks recovery from the Escrow Shares shall be promptly settled by mandatory binding arbitration as provided herein. The final decision of the arbitrator will be furnished to the Escrow Agent, the Company and Intuit in writing and will constitute a conclusive determination of the issues in question, binding upon the Company and Intuit. The Escrow Agent shall have no responsibility or obligation to participate in any such arbitration as a party thereto.

         Notwithstanding any provision of the Escrow Agreement requiring or permitting the Company to satisfy claims by obtaining cancellation of the Escrow Shares, if the Company for any reason becomes entitled under the Escrow Agreement to receive and cancel any Escrow Shares in satisfaction of a claim, then Intuit, at its sole option and discretion, may instead elect to satisfy all or any portion of such claim with a cash payment to the Company in lieu of such forfeiture of Escrow Shares. Similarly, nothing contained in the Escrow Agreement or in the Merger Agreement shall be construed to require the Company to seek recovery of a claim, in whole or in part, from Escrow Shares. The Company shall have the absolute right, in its sole discretion, to pursue its rights under the Merger Agreement without reference to such rights as it may have under the Escrow Agreement, as it may elect; provided, that (unless Intuit consents otherwise) any claim by the Company to recover Escrow Shares must be resolved by arbitration pursuant to the Escrow Agreement or by a written settlement agreement executed by the Company and Intuit.

         ISC COMMON STOCK. At the Effective Time, the shares of ISC Common Stock issued and outstanding immediately prior thereto will be canceled and converted into the right to receive 12,600,000 shares of Checkfree Common Stock, as such number of shares may be adjusted in accordance with the terms of the Merger Agreement, subject to the terms of the Merger Agreement and the Escrow Agreement.

         FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Checkfree Common Stock will be issued upon the surrender for exchange of certificates held by the sole stockholder of ISC, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company.

         CONVERSION OF ACQUISITION COMMON STOCK. At the Effective Time, each share of common stock, $.01 par value, of Acquisition that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of ISC Common Stock.

         TREASURY STOCK. At the Effective Time, each share of the capital stock of ISC that is held in the treasury of ISC, if any, will be canceled and retired and no capital stock of the Company, cash or other consideration shall be paid or delivered in exchange therefor.

         CONDITIONS TO CONSUMMATION OF THE MERGER. The respective obligations of the Company, Acquisition, Intuit, and ISC to consummate the Merger are subject to the fulfillment or waiver by the parties of certain conditions, including:
(i) the approval and adoption by the requisite vote of the sole stockholder of ISC and the stockholders of the Company of the Merger, the Merger Agreement and the issuance of the Merger Consideration; (ii) the expiration or earlier termination of any waiting period under the HSR Act; (iii) the absence of any effective preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority that would prevent the consummation of the Merger; (iv) the effectiveness of the Registration Statement and the absence of any effective stop order with respect thereto; (v) the execution and delivery by Intuit and the Company of the Escrow Agreement; and (vi) the execution and delivery by Intuit and the Company of the Registration Rights Agreement.

         The obligations of Intuit and ISC to consummate the Merger are further subject to the satisfaction or waiver of certain additional conditions, including the following: (i) the Company and Acquisition shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under the Merger Agreement; (ii) the representations and warranties made by the Company and/or Acquisition in the Merger Agreement shall not, as of the date of the Merger Agreement (the "Agreement Date") have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Agreement Date that constituted a Material Adverse Effect (as defined below) on the properties, assets, financial condition, operating results or business of the Company, taken as a whole, as of the Agreement Date; (iii) Intuit and ISC shall have received a certificate from the Chief Executive Officer of the Company and Acquisition, to the effect that the conditions set forth in items (i) and (ii) above have been satisfied; (iv) the shares of Checkfree Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and (v) Intuit and ISC shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to the Company and Acquisition, with respect to certain matters. As used herein, the term "Material Adverse Effect" shall mean a material adverse effect on the properties, assets, financial condition, operating results or business of the party referred to, taken as a whole; provided, however, that the term "Material Adverse Effect" shall not include any such material adverse effect arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, employees or others to, the Merger Agreement, the Merger, or any of the agreements or transactions contemplated by the Merger Agreement or entered into in connection with the Merger.

         The obligations of the Company and Acquisition to consummate the Merger are further subject to the satisfaction or waiver of certain additional conditions, including the following: (i) ISC and Intuit shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under the Merger Agreement; (ii) the representations and warranties made by Intuit and/or ISC in the Merger Agreement, shall not, as of the Agreement Date, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Agreement Date that constituted a Material Adverse Effect on the properties, assets, financial condition, operating results or business of ISC, taken as a whole, as of the Agreement Date; (iii) the Company shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Intuit and ISC, to the effect that the conditions set forth in paragraphs (i) and (ii) above have been satisfied; (iv) the Company shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of each of Intuit and ISC, to the effect that the ISC has not incurred, realized, or otherwise experienced a Material Adverse Change; provided, however; the existence of such Material Adverse Change will not entitle the Company to terminate the Merger Agreement (and the absence of a Material Adverse Change will not be a condition to consummation of the Merger); (vi) the Company shall have received all consents from third parties required by the Merger Agreement; and (vii) the Company and Acquisition shall have received the opinion of Fenwick & West LLP, counsel to Intuit and ISC, with respect to certain matters.

         REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, ISC has made certain representations and warranties relating to, among other things: (i) its corporate organization and qualification; (ii) its subsidiaries; (iii) its capitalization; (iv) its corporate power and authority relative to the Merger Agreement; (v) the absence of conflicts with its constituent documents and material agreements; (vi) filings required to be made with and consents required to be obtained from governmental entities in connection with the transactions contemplated by the Merger Agreement; (vii) certain of its financial statements; (viii) the absence of certain events or the incurrence of certain liabilities or obligations (since July 31, 1996); (ix) the accuracy of information provided by ISC for inclusion herein; (x) pending or threatened litigation; (xi) title to properties and assets; (xii) real property interests; (xiii) intellectual property rights; (xiv) labor matters; (xv) severance arrangements; (xvi) the filing of tax returns and payment of taxes;
(xvii) compliance with laws; (xviii) employee benefits matters; (xix) environmental matters; (xx) certain personal property; (xxi) certain material agreements; (xxii) insurance; (xxiii) the absence of agreements by ISC with respect to a merger or a sale of substantially all its assets; (xxiv) claims against officers and directors; (xxv) customers and suppliers; (xxvi) improper and other payments; (xxvii) brokers and finders' fees; (xxviii) accounts receivable and advances; (xxix) Examinations by the Officer of the Comptroller of the Currency; and (xxx) the accuracy of its written statements in, and furnished in connection with, the Merger Agreement. In the Merger Agreement Intuit has made certain representations and warranties relating to, among other things: (i) its corporate organization; (ii) its ownership of ISC; (iii) its corporate power and authority relative to the Merger Agreement; (iv) the absence of conflicts with its constituent documents and material agreements; (v) filings required to be made with and consents required to be obtained from governmental entities in connection with the transactions contemplated by the Merger Agreement; (vi) the accuracy of certain information; (vii) brokers and finders' fees; and (viii) the accuracy of its written statements in, and furnished in connection with, the Merger Agreement. In the Merger Agreement the Company has made certain representations and warranties relating to, among other things: (i) its corporate organization and qualification; (ii) its subsidiaries; (iii) its capitalization; (iv) its corporate power and authority relative to the Merger Agreement; (v) the absence of conflicts with its constituent documents and material agreements; (vi) filings required to be made with and consents required to be obtained from governmental entities in connection with the transactions contemplated by the Merger Agreement; (vii) its SEC filings and the financial statements contained therein; (viii) the absence of certain changes or events;
(ix) the accuracy of certain information provided by it for inclusion herein;
(x) the lack of registration rights; (xi) brokers and finders' fees; (xii) title to its property and assets; (xiii) intellectual property rights; (xiv) environmental matters; (xv) insurance; (xvi) the absence of agreements by the Company with respect to a merger or a sale of substantially all its assets; and
(xvii) claims against officers and directors. In the Merger Agreement, Acquisition has made certain representations and warranties relating to, among other things: (i) its corporate organization and qualification; (ii) its capitalization; (iii) its corporate power and authority relative to the Merger Agreement; (v) the absence of conflicts with its constituent documents and material agreements; (vi) filings required to be made with and consents required to be obtained from governmental entities in connection with the transactions contemplated by the Merger Agreement; and (vi) the purpose for which Acquisition was formed.

         NO SOLICITATION OF TRANSACTIONS. In the Merger Agreement, Intuit and ISC have agreed that neither they nor any of their subsidiaries nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents shall, directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to the fiduciary obligations of the respective Boards of Directors of Intuit and ISC under applicable law as advised by counsel, participate in any negotiations or discussions with, provide any information or data of any nature whatsoever to, otherwise cooperate in any other way with, or assist, participate in, facilitate or encourage any effort or attempt by, any person, other than the Company and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares or capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving ISC (such transactions being hereinafter referred to as "Alternative Transactions"). Intuit and ISC have agreed to immediately notify the Company if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, ISC in respect of an Alternative Transaction, and shall, in any such notice to the Company, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Company informed of the status of any such discussions or negotiations. ISC shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which ISC is a party. The Merger Agreement does not prohibit Intuit from participating in any merger or other business combination that does not involve the transfer of ISC Common Stock or ISC assets; provided, however, that any third party acquiror of Intuit expressly consents to abide by the terms, conditions and obligations of the Merger Agreement.

         CERTAIN AGREEMENTS AND COVENANTS. Pursuant to the Merger Agreement, ISC has agreed that it will conduct its business only in the ordinary course consistent with past practice and has made certain covenants that prohibit or limit, without the consent of the Company, among other things: (i) the sale, pledge, disposal, or other encumbrance of any property or assets of ISC, except inventory and nonmaterial assets; (ii) the amendment of its certificate of incorporation or by-laws; (iii) the split, combination, or re-classification of any of its outstanding capital stock; (iv) the declaration, setting aside or payment of any dividends; (v) the redemption, purchase, acquisition, or offer to acquire, of any shares of its capital stock; (vi) the incorporation or other formation or creation of any subsidiary; (vii) material changes in ISC's equipment or technology; (vii) the issuance, sale, pledge, or disposition of, or agreement to issue, sell, pledge, or dispose of, any stock of, or securities convertible or exchangeable for, or any option, warrant or right of any kind to acquire any shares of its capital stock of any class or other property or assets; (viii) the acquisition of any corporation, partnership, or other business organization or division thereof or any material amount of assets; (ix) the incurrence or guarantee by ISC of any indebtedness for borrowed money other than in the ordinary course of business or the refinancing of any such indebtedness or the issuance or sale of any debt securities; (ix) the entry into or modification of any material contract, lease, agreement, or commitment of ISC; (xi) the termination, modification, assignment, waiver, release, or relinquishment of any material contract right or the amendment of any material right or claim of ISC; (xii) the discharge, satisfaction, settlement, or compromise of any material claim, action, suit or proceeding pending or threatened against ISC; (xiii) the making of any loan, advance or capital contribution to, or investment in, any other person by ISC, except as may be required under agreements in effect as of the date of the Merger Agreement, and upon prior notice to the Company; (xiv) the alteration through merger, liquidation, reorganization, restructuring, or in any other manner its corporate structure or ownership; (xv) the violation or failure to perform, in any material respect, any obligation imposed upon ISC by any applicable law, order, decree, ordinance, government rule or regulation, or conciliation agreement;
(xvi) the granting of any increase in the salary or other compensation of, or the amendment of any employee benefit plan applicable to, the directors, officers or employees of ISC, except reasonable and ordinary salary increases of employees who are not directors or executive officers of ISC, or the granting of any bonus to any employee or the entry into any employment agreement or making of any loan to, or the entry into any material transaction of any other nature with any employee of ISC; (xvii) the taking of any action to institute any new severance or termination pay practices with respect to any director, officer, or employee of ISC or to increase the benefits payable under its severance or termination pay practices; and (xviii) the adopting or amending, in any material respect, any plan for the benefit or welfare of any of its directors, officers or employees of ISC except as contemplated in the Merger Agreement or required under applicable law or regulation.

         In addition, ISC has agreed to use its best efforts to maintain its relationships with suppliers, customers, clients and others having business dealings with ISC and, if and as requested by the Company or Acquisition, (i) ISC shall use its best efforts to make reasonable arrangements for representatives of the Company to meet with customers and suppliers of ISC and
(ii) ISC shall schedule meetings of representatives of the Company with employees of ISC. ISC has agreed to provide to the Company a draft of any federal income tax return or material state, local or foreign tax return (other than state or local sales and use taxes) required to be filed on behalf of ISC or any subsidiary of ISC between the date of the Merger Agreement and the Effective Time at least 15 days prior to the date on which such return is due.

         REVENUE MAKE-UP. If the Merger is consummated, then as soon as reasonably practicable after July 31, 1997, the Company shall deliver to Intuit ISC's unaudited statement of operations for the twelve-month period beginning on August 1, 1996 and ending on July 31, 1997 (such twelve-month period being hereinafter called the "Revenue Period"), prepared by the Company in accordance with generally accepted accounting principles consistently applied and consistent with ISC's revenue recognition policies for its fiscal year ended July 31, 1996 (such unaudited statement of operations is hereinafter called the "Revenue Statement"). As used herein, the term "Gross Revenues" means ISC's total gross revenues derived during the Revenue Period determined in accordance with generally accepted accounting principles consistently applied and consistent with ISC's revenue recognition policies for its fiscal year ended July 31, 1996. ISC and the Company shall maintain complete and accurate books and records relating to the determination of Gross Revenues.

         If ISC's Gross Revenues are less than Forty-Six Million Dollars ($46,000,000), then, provided that (i) the Company and ISC have, at all times after the Effective Time, used their respective good faith efforts to maximize the Gross Revenues of ISC during the Revenue Period; (ii) ISC has not discontinued or disposed of any material portion of its business or assets (as such exist immediately prior to the Effective Time); (iii) the Company has fully and timely paid to Intuit all fees required to be paid to Intuit under the License Agreement; and (iv) Intuit has received from ISC the Revenue Statement stating that the ISC's Gross Revenues for the Revenue Period are less than Forty-Six Million

Dollars ($46,000,000), then Intuit shall, within sixty-five (65) days after its receipt of the Revenue Statement, pay to the Company, in cash, a sum equal to Forty-Six Million Dollars ($46,000,000) minus the amount of the Gross Revenues (the "Revenue Make-Up Payment"), subject to exercise of audit rights described below. Within thirty (30) days after it receives the Revenue Statement, Intuit may request an audit of ISC's and the Company's records pertaining to the determination of the Gross Revenues by Intuit (the "Audit") by giving ISC and the Company written notice (the "Audit Notice"). If the Audit reveals that the Gross Revenues are higher than indicated in the Revenue Statement, then the amount of the Revenue Make-Up Payment shall be reduced to the sum equal to Forty-Six Million Dollars ($46,000,000) minus the Gross Revenues as determined by the Audit.

         TERMINATION. The Merger Agreement may be terminated by the mutual written consent of the Boards of Directors of the Company, Intuit, and ISC; by Intuit or ISC if the Board of Directors of the Company fails to recommend the approval of the Merger Agreement and the Merger and the issuance of the Merger Consideration to the Company's stockholders or recommends against the approval of the Merger Agreement or the Merger and the issuance of the Merger Consideration to the Company's stockholders; by either the Company or Acquisition, on the one hand, or Intuit or ISC, on the other hand, if the conditions to such parties' obligation to consummate the Merger are not satisfied or complied with by March 31, 1997; or by either the Company, on the one hand, or Intuit or ISC, on the other hand, if a representation or warranty made in the Merger Agreement (as qualified by the schedules and other disclosures given pursuant to the Merger Agreement) by the other party, was, as of the Agreement Date, incorrect, untrue or false in any respect that failed to correctly state facts in existence as of the Agreement Date and which constituted a Material Adverse Effect on the Agreement Date.

EXCHANGE OF CERTIFICATES

         KeyCorp Shareholder Services, Inc. (the "Exchange Agent") will deliver to the sole stockholder of ISC the Merger Consideration (subject to the holdback of and adjustments to the Merger Consideration in accordance with the terms of the Merger Agreement and the Escrow Agreement), a letter of transmittal ("Letter of Transmittal") and instructions for its use in effecting the surrender of certificates representing shares of ISC Common Stock in exchange for certificates representing shares of Checkfree Common Stock and cash in lieu of fractional shares thereof.

         Upon surrender of a certificate to the Exchange Agent, together with a duly executed Letter of Transmittal and any other required documents, the sole stockholder of ISC will be entitled to receive, in exchange therefor, a certificate representing the 12,600,000 shares of Checkfree Common Stock (subject to the holdback of, and adjustments to, the Merger Consideration in accordance with the terms of the Merger Agreement and Escrow Agreement) and a check representing cash in lieu of any fractional shares of Checkfree Common Stock. No interest will be paid or will accrue on any amount payable upon surrender of the certificates previously representing ISC Common Stock.

         After the Effective Time, each certificate evidencing ISC Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the consideration into which such shares have been converted in the Merger.

         THE ISC STOCKHOLDER SHOULD NOT SUBMIT ANY STOCK CERTIFICATES NOW BUT RATHER SHOULD ONLY SUBMIT STOCK CERTIFICATES UPON RECEIPT OF, AND TOGETHER WITH, THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ENCLOSED THEREWITH.

STOCK EXCHANGE LISTING

         A notification has been filed to list on the Nasdaq National Market the Checkfree Common Stock issuable in connection with the Merger. Listing of such shares of Checkfree Common Stock to be issued in the Merger, subject to official notice of issuance, is a condition precedent to consummation of the Merger.

REGULATORY APPROVALS

         Pursuant to the requirements of the HSR Act, in connection with the Merger, the Company and ISC each filed a pre-merger notification report with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. It is a condition to the obligations of the Company and ISC to consummate the Merger that the waiting period under the HSR Act shall have expired or been earlier terminated.

ANTICIPATED ACCOUNTING TREATMENT

         The Company intends to account for the Merger using the purchase method of accounting under generally accepted accounting principles and the rules and regulations of the Commission. Under the purchase method of accounting, the Company will be treated as the acquiror of ISC and, as a result, the purchase price will be allocated based on the fair value of the assets of ISC acquired and the liabilities assumed.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the principal federal income tax consequences of the Merger to the sole stockholder of ISC. The discussion is based on laws, regulations, rulings and decisions currently in effect. The discussion does not take account of rules that are applicable to the sole stockholder of ISC that are subject to special treatment under the Code, including without limitation, insurance companies, dealers in securities, financial institutions, tax-exempt investors, foreign investors and stockholders who acquired shares pursuant to the exercise of an employee stock option or otherwise as compensation. The discussion also does not address state, local or foreign tax consequences of the Merger. No rulings have been or will be requested from the Internal Revenue Service with respect to the tax consequences of the Merger.

         GENERAL. The parties intend that the Merger qualify as a tax-free plan of reorganization in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code. The parties believe that the value of the Checkfree Common Stock to be issued to Intuit as the sole stockholder of ISC in the Merger is equal to the value of the ISC Common Stock to be surrendered in exchange therefor. The Checkfree Common Stock issued in the Merger will be issued solely in exchange for the outstanding ISC Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the ISC Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by the Company for the ISC Common Stock in the Merger.

         Intuit, as sole stockholder of ISC, is advised to consult with its own tax adviser concerning the Federal income tax consequences of the Merger, as well as the applicable state, local, foreign or other tax consequences, based upon its particular facts and circumstances.

         RECEIPT OF CHECKFREE COMMON STOCK. The sole stockholder of ISC will not recognize gain or loss upon receipt of Checkfree Common Stock in the Merger (except for cash in lieu of fractional shares as described below) in exchange for all shares of ISC Common Stock owned by it for federal income tax purposes. The tax basis of the Checkfree Common Stock received in such an exchange will be equal to the basis of the ISC Common Stock exchanged therefor (except for the basis attributable to any fractional shares of Checkfree Common Stock for which cash is paid, as discussed below).

         CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. The sole stockholder of ISC, upon receipt of cash in the Merger in lieu of a fractional share interest in Checkfree Common Stock, will be treated for federal income tax purposes as having received such fractional share interest and sold it for the cash received. Such stockholder will recognize gain or loss as of the Effective Time equal to the difference between the amount of cash received and the portion of the stockholder's adjusted tax basis in the shares of ISC Common Stock exchanged for the fractional share interest that is deemed sold. Such gain or loss will be capital gain or loss if the stockholder holds the ISC Common Stock exchanged for the fractional share as a capital asset and will be long-term capital gain or loss if such ISC Common Stock is considered to have been held for more than one year at the Effective Time.

         BACKUP WITHHOLDING. Under federal income tax law concerning "backup withholding," the Company will be required to withhold, and will withhold, 31% of any cash payments to which the sole stockholder of ISC is entitled pursuant to the Merger unless the holder provides its taxpayer identification number and certifies that such number is correct or otherwise establishes that the holder is an exempt holder (such as a corporation or certain foreign individuals, partnerships or trusts). Each holder should sign the Substitute Form W-9 included as part of the Transmittal Letter (or in the case of a nonresident alien or foreign entity, a Form W-8) to prevent backup withholding.

RESALES BY AFFILIATES; REGISTRATION RIGHTS

         Intuit, as sole stockholder of ISC, is an "affiliate" of ISC for purposes of Rule 145 under the Securities Act ("Rule 145") will not be permitted to transfer its shares of Checkfree Common Stock issued in the Merger except (i) pursuant to an effective registration statement under the Securities Act; (ii) in compliance with Rule 145; or (iii) pursuant to an exemption from the registration requirements of the Securities Act. The Company shall be entitled to place appropriate legends on the certificates evidencing the Checkfree Common Stock to be received by ISC's sole stockholder pursuant to the terms of the Merger, and to issue appropriate stock transfer instructions to the transfer agent for Checkfree Common Stock, to the effect that the shares received or to be received by ISC's sole stockholder pursuant to the Merger may only be sold, transferred or otherwise conveyed pursuant to an effective registration statement under the Securities Act, in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act. The foregoing restrictions on the transferability of Checkfree Common Stock shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by ISC's sole stockholder pursuant to the Merger , whether or not ISC's sole stockholder has exchanged its certificates previously evidencing shares of ISC Common Stock. This Prospectus/Proxy Statement/Information Statement does not cover any resales of Checkfree Common Stock received by Intuit.

         Pursuant to the Merger Agreement, the Company will enter into a Registration Rights Agreement that grants Intuit certain demand registration rights and "piggy-back" registration rights. The Registration Rights Agreement provides that Intuit may demand that the Company file registration statements under the Securities Act registering the Checkfree Common Stock issued in the Merger. Under the Registration Rights Agreement, Intuit may make one such demand per calendar year commencing in 1997. The minimum number of shares of Checkfree Common Stock requested by Intuit to be registered is 20% of the shares issued to Intuit in the Merger; provided, however, that the first such request may be for a lesser number of shares as would reduce Intuit's ownership of Checkfree Common Stock to less than 20% of the total Checkfree Common Stock outstanding. If Intuit utilizes the demand registration rights, Intuit shall bear the expense of all discounts, commissions or other amounts payable to underwriters or brokers, if any, in connection with such offering, as well as one-half of all other expenses incurred in connection with the registration, including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and for Intuit. The Company is not obligated to act on a demand under the Registration Rights Agreement if: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) within ten (10) days of the receipt of a registration request, the Company gives written notice to Intuit of the Company's intention to file a registration statement for the sale of securities by the Company within 30 days of such request, in which event, (x) Intuit may exercise its piggyback registration rights (as described below), (y) the Company shall employ all reasonable efforts to cause its registration statement to become effective, and (z) if the Company abandons its registration statement, the Company shall renew its best efforts to register the securities that were the subject of Intuit's demand; (iii) during the period starting with the filing of and ending ninety (90) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); (iv) the Company furnishes Intuit a certificate stating that in the good faith judgment of the Company's Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to register Intuit's shares of Checkfree Common Stock shall be deferred for up to one hundred and twenty (120) days from the date of receipt of the written request from Intuit; or (v) less than one hundred and eighty (180) days shall have expired from the effectiveness of a previous registration under the Registration Rights Agreement. Additionally, under the Registration Rights Agreement, the Company is required to notify Intuit at least twenty (20) days prior to filing a registration statement under the Securities Act for purposes of effecting a public offering of the Company's securities and Intuit may register its shares of Checkfree Common Stock issued in the Merger under such registration statement in certain instances. If Intuit is given the opportunity to include its shares in such a registration statement, then Intuit may not make a demand for registration for one hundred and eighty
(180) days after the earlier of the termination of such offering or the effectiveness of such registration statement. If Intuit exercises its piggyback registration rights, Intuit shall bear the cost of all discounts, commissions or other amounts payable to underwriters or brokers and fees and disbursements of counsel for Intuit in connection with such offering. All other expenses incurred in connection with a piggyback registration, including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. The Company's obligations to register Checkfree Common Stock issued to Intuit in the Merger will expire (i) when all such shares have been registered and sold by Intuit or (ii) after the fifth anniversary of the Effective Time of the Merger; provided, that if the Company exercises its right described in (iii) above to defer a demand registration requested by Intuit, then the date for expiration of the Registration Rights Agreement will be extended by one year for each time the Company exercises the deferral right.


                          CERTAIN RELATED TRANSACTIONS

         In connection with the Merger Agreement, the Company, ISC and Intuit will enter into the License Agreement, substantially all the terms of which will become operative upon effectiveness of the Merger. The principal objectives of the License Agreement are to: (i) establish a continuing cooperative relationship between the parties whereby users of certain Intuit software products and services will continue to be able to obtain electronic banking/billpay services from ISC or the Company through such Intuit products;
(ii) provide the means for an orderly transition in the operation and support of several services currently offered by Intuit and ISC that are now interdependent on certain technologies, equipment, facilities, personnel and support services of ISC and Intuit; (iii) set forth the terms on which the Company, ISC and Intuit will cooperate to develop, market, distribute and support certain of their respective products and services; and (iv) provide for the grant of certain technology licenses and mutual support and technical cooperation agreements among the parties designed to maintain connectivity between certain products and services offered by the parties. The principal terms of the License Agreement are summarized below.

         Under the License Agreement, unless the parties otherwise mutually agree, for a period of at least three (3) years following the Effective Time of the Merger, subject to extension (the "Connectivity Term"), ISC and the Company will: (i) incorporate in their banking/billpay services certain Intuit software communications and/or connectivity protocols ("protocols") that will enable ISC's and the Company's banking/billpay services to be used through Intuit software products and services, including "Quicken" and "QuickBooks" and Intuit's "BankNOW" service; (ii) support features included in certain Intuit protocols and use reasonable efforts to support other data standards Intuit may develop; and (iii) offer their banking/billpay services to users of certain Intuit products on terms no less favorable than such services are offered to third parties. In addition, until the earlier of termination of the Connectivity Term or five (5) years after the Effective Time of the Merger, ISC will cause its computer processing facilities to support software protocols used in certain Intuit products and services and Intuit's OpenExchange protocols for electronic commerce activities. ISC will also cooperate with Intuit and offer support to users of Intuit products that use ISC's and/or the Company's banking/billpay services. In addition, during the Connectivity Term, ISC and the Company will authorize Intuit to resell ISC's and the Company's banking/billpay services directly to Intuit customers who use such services through features incorporated in Quicken and other Intuit "front-end" products.

         During the Connectivity Term, Intuit will: (i) agree to implement and support certain protocols of ISC and the Company (or, if the parties so agree, Intuit's OpenExchange protocol) in all versions of Quicken released in the Fall of 1997 that contain banking or bill payment features; (ii) use reasonable efforts to implement and support protocols used by ISC and the Company in certain Intuit front-end products; (iii) share certain technical information with ISC and the Company necessary to enable them to develop products and services that utilize Intuit protocols; and (iv) provide support to users of Intuit products that utilize ISC's or the Company's bank/bill pay services at mutually agreed service levels. Until the earlier of termination of the Connectivity Term or the fifth (5th) anniversary of the Effective Time of the Merger, Intuit will also offer banking/billpay services through designated Intuit products to financial institutions who use ISC's or the Company's banking/billpay services. Under the Agreement, Intuit will also grant ISC and the Company certain license rights to connect their banking and bill payment services to end-users through designated Intuit front-end products, including providing such services to or through a financial institution or bank for resale to end-users where such financial institution has an existing agreement with Intuit authorizing it to provide such services.

         Under the License Agreement, the Company will also grant Intuit a licence to use Security APL's SECAPL Portfolio Management software and services so as to enable Intuit to make such services available from an Intuit world wide web site.

         Intuit and ISC will also agree on certain terms under which they will provide each other with support for certain services and operations. ISC and Intuit will also agree that, from the Effective Time of the Merger through July 31, 1997, Intuit will conduct certain marketing activities on behalf of ISC's electronic banking and bill payment services, with the nature of such marketing activities to be determined by Intuit in its discretion. In addition, from the Effective

Time of the Merger until July 31, 1997, Intuit will continue to provide customer and technical support for ISC's banking/billpay services.

         Under the License Agreement, the parties mutually agree to grant each other certain non-exclusive, royalty-free licenses to use internally certain aspects of each other's technology solely for the purposes of fulfilling their obligations under the License Agreement and to use certain trademarks of each other in connection with the performance of their obligations under the License Agreement. In addition, Intuit will grant to the Company and ISC the exclusive right to provide banking/billpay services for Intuit's "front-end" products through the new version releases of such products scheduled in 1997. The parties also agree to cooperate in other ways in order to mutually support and promote each other's businesses.

         In consideration of several of Intuit's agreements under the License Agreement, ISC will agree to pay Intuit, in addition to certain other fees, the sum of $10 million in cash upon the closing of the Merger and an additional $10 million on or about October 1, 1997.

         In connection with the Merger Agreement, Peter J. Kight, the Company's Chairman of the Board, President and Chief Executive Officer and Mark A. Johnson, the Company's President of Business Services, who beneficially own 14.9% and 3.6%, respectively, of the outstanding shares of the Company's Common Stock, have executed Stockholder Agreements pursuant to which they have agreed to vote their shares of Checkfree Common Stock in favor of the Merger and against any proposal that is in opposition to or in competition with the Merger.

         Pursuant to the Merger Agreement, Intuit, as sole stockholder of ISC, will enter into a Registration Rights Agreement with the Company, which provides that Intuit may demand that the Company file a registration statement under the Securities Act registering the Checkfree Common Stock issued in the Merger. See "THE MERGER -- Resales by Affiliates; Registration Rights."

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

         The following unaudited pro forma condensed combining financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company set forth in the Company's Transition Report on Form 10-K and the historical statements of ISC which are included elsewhere in this Prospectus/Proxy Statement/Information Statement. Effective February 21, 1996 and May 9, 1996, the Company completed its acquisitions of Servantis and Security APL, respectively. These Acquisitions were both accounted for as purchases. The unaudited pro forma condensed combining statement of operations for the year ended December 31, 1995 combines the results of operations of Checkfree, Servantis, and Security APL for the year ended December 31, 1995 with ISC's results of operations for the twelve months ended January 31, 1996. The unaudited pro forma condensed combining statement of operations for the six months ended June 30, 1996 combines the Company's results of operations for such period with the results of operations of Servantis and Security APL prior to the Acquisitions, and the results of operations of ISC for the six months ended July 31, 1996. The unaudited pro forma condensed combining statements of operations for both periods give effect to the Acquisitions and the Merger as if they had occurred on January 1, 1995, the beginning of the earliest period presented. The unaudited pro forma condensed combining balance sheet combines the Company's balance sheet at June 30, 1996 with ISC's balance sheet as of July 31, 1996, giving effect to the Merger as if it has occurred on June 30, 1996. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisitions and Merger been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position. See "INFORMATION INCORPORATED BY REFERENCE."

              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               AS OF JUNE 30, 1996
                                 (IN THOUSANDS)


                                                            HISTORICAL       HISTORICAL
                                                              AMOUNTS          AMOUNTS        PRO FORMA
                                                             CHECKFREE           ISC         ADJUSTMENTS                TOTAL
                                                            --------------------------------------------------------------------
Assets:
Current assets:
     Cash and short term investments                          $ 39,076       $    601        $ (9,347)(9)               $ 30,330
     Accounts receivable                                        29,517          2,838              --                     32,355
     Assets held for sale                                       20,000             --              --                     20,000
     Prepaid expenses and other                                  2,206            136              --                      2,342
                                                              --------       --------        --------                   --------
        Total Current Assets                                    90,799          3,575          (9,347)                    85,027
                                                              --------       --------        --------                   --------

Property and equipment- net                                     36,567         15,919              --                     52,486
                                                              --------       --------        --------                   --------

Other assets:
     Capitalized software, net                                  34,408             --              --                     34,408
     Intangible assets, net                                     27,508          1,314          43,287(9)                  72,109
     Other noncurrent assets                                     6,948             --              --                      6,948
                                                              --------       --------        --------                   --------
Total other assets                                              68,864          1,314          43,287                    113,465
                                                              --------       --------        --------                   --------

Total Assets                                                  $196,230       $ 20,808        $ 33,940                   $250,978
                                                              ========       ========        ========                   ========

Liabilities and Stockholders' Equity:
Current liabilities:
     Accounts payable and accrued and other liabilities         20,932          3,392           9,571(9)                  33,895
     Payable to parent                                              --         29,939         (29,939)(11)                    --
     Current portion of long-term obligations                    1,112             --              --                      1,112
     Deferred revenues                                          15,439             --              --                     15,439
     Deferred income taxes                                       7,820             --                                      7,820
                                                              --------       --------        --------                   --------
       Total Current Liabilities                                45,303         33,331         (20,368)                    58,266

Accrued rent and other                                             195             --              --                        195
Deferred income taxes                                            4,732             --          (3,428)(9)                  1,304
Long-term obligations, less current portion                      8,325             --              --                      8,325
                                                              --------       --------        --------                   --------

     Total liabilities                                          58,555         33,331         (23,796)                    68,090

Stockholders' equity                                           137,675        (12,523)         57,736(9)(10)(11)         182,888
                                                              --------       --------        --------                   --------

Total Liabilities and Stockholders' Equity                    $196,230       $ 20,808        $ 33,940                   $250,978
                                                              ========       ========        ========                   ========


See Notes to Unaudited Pro Forma Condensed Combining Financial Information

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL AMOUNTS                     HISTORICAL                      SUBTOTAL
                                                  ---------------------     PRO FORMA      AMOUNTS        PRO FORMA        BEFORE
                                                  CHECKFREE   SERVANTIS    ADJUSTMENTS   SECURITY APL    ADJUSTMENTS        ISC
                                                  --------------------------------------------------------------------------------
OPERATING REVENUES, NET                            $49,330     $66,675     $(20,701)(5)    $15,670          $ --          $110,974
                                                   -------------------------------------------------------------------------------
OPERATING EXPENSES:
     COST OF PROCESSING, SERVICING, AND SUPPORT    $30,293     $24,610     $   --          $ 7,041          $ --          $ 61,944
     RESEARCH  AND DEVELOPMENT                     $ 6,892     $13,483     $   --          $ 1,756          $ --          $ 22,131
     SALES AND MARKETING                           $ 7,261     $ 6,879     $   --          $ 1,553          $ --          $ 15,693
     GENERAL AND ADMINISTRATIVE                    $ 4,064     $11,537     $   --          $ 1,967          $ --          $ 17,568
     DEPRECIATION AND AMORTIZATION                 $ 2,485     $11,097     $  3,223(2)     $ 1,454          $2,574(7)     $ 20,833
                                                   -------------------------------------------------------------------------------
          TOTAL OPERATING EXPENSES                 $50,995     $67,606     $  3,223        $13,771          $2,574        $138,169
                                                   -------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                      $(1,665)    $  (931)    $(23,924)       $ 1,899          $(2,574)      $(27,195)
                                                   -------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
     INVESTMENT INCOME                             $ 2,135     $   471     $   --          $   201          $ --          $  2,807
     INTEREST EXPENSE                              $  (645)    $(3,490)    $  3,490(3)     $  --            $ --          $   (645)
                                                   -------------------------------------------------------------------------------
                                                   $ 1,490     $(3,019)    $  3,490        $   201          $ --          $  2,162
                                                   -------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                  $  (175)    $(3,950)    $(20,434)       $ 2,100          $(2,574)      $(25,033)

INCOME TAX EXPENSE (BENEFIT)                       $    40     $(1,236)    $ (7,720)(4)    $    96          $  120(8)     $ (8,700)
                                                   -------------------------------------------------------------------------------
NET INCOME (LOSS)                                  $  (215)    $(2,714)    $(12,714)       $ 2,004          $(2,694)      $(16,333)

PREFERRED STOCK DIVIDENDS                          $  --       $  (797)    $    797(3)     $  --            $ --          $   --
                                                   -------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO
COMMON SHARES                                      $  (215)    $(3,511)    $(11,917)       $ 2,004          $(2,694)      $(16,333)
                                                   ===============================================================================
NET INCOME (LOSS) PER COMMON SHARE                 $ (0.01)
                                                   =======
WEIGHTED AVERAGE SHARES OUTSTANDING                 28,219                   5,672(1)                         2,822(6)
                                                   =======                 =======                          =======

                                                   HISTORICAL
                                                     AMOUNTS      PRO FORMA
                                                       ISC       ADJUSTMENTS       TOTAL
                                                ------------------------------------------
OPERATING REVENUES, NET                             $  6,209     $   --           $117,183
                                                ------------------------------------------
OPERATING EXPENSES:
     COST OF PROCESSING, SERVICING, AND SUPPORT     $  4,940     $   --           $ 66,884
     RESEARCH  AND DEVELOPMENT                      $  2,288     $   --           $ 24,419
     SALES AND MARKETING                            $  2,876     $   --           $ 18,569
     GENERAL AND ADMINISTRATIVE                     $  3,083     $   --           $ 20,651
     DEPRECIATION AND AMORTIZATION                  $  4,649     $ 11,052(12)     $ 36,534
                                                ------------------------------------------
          TOTAL OPERATING EXPENSES                  $ 17,836     $ 11,052         $167,057
                                                ------------------------------------------
INCOME (LOSS) FROM OPERATIONS                       $(11,627)    $(11,052)        $(49,874)
                                                ------------------------------------------
OTHER INCOME (EXPENSE):
     INVESTMENT INCOME                              $   --       $   --           $  2,807
     INTEREST EXPENSE                               $   --       $   --               (645)
                                                ------------------------------------------
                                                    $   --       $   --           $  2,162
                                                ------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES                   $(11,627)    $(11,052)        $(47,712)

INCOME TAX EXPENSE (BENEFIT)                        $ (1,284)    $ (6,444)(13)    $(16,428)
                                                ------------------------------------------
NET INCOME (LOSS)                                   $(10,343)    $ (4,608)        $(31,284)

PREFERRED STOCK DIVIDENDS                           $   --       $   --           $   --
                                                ------------------------------------------
NET INCOME (LOSS) APPLICABLE TO
COMMON SHARES                                       $(10,343)    $ (4,608)        $(31,284)
                                                ==========================================
NET INCOME (LOSS) PER COMMON SHARE                                                $  (0.63)
                                                                                  ========
WEIGHTED AVERAGE SHARES OUTSTANDING                                12,600(10)       49,313
                                                                 ========         ========

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       PRE-ACQUISITION
                                                        SERVANTIS  AND
                                          HISTORICAL  SECURITY APL AND     SUBTOTAL       HISTORICAL
                                           AMOUNTS       PRO FORMA          BEFORE          AMOUNTS        PRO FORMA
                                          CHECKFREE     ADJUSTMENTS          ISC             ISC          ADJUSTMENTS      TOTAL
                                          ---------   ----------------      -------        ---------      -----------      -----

OPERATING REVENUES, NET                   $  51,040      $  26,434        $ 77,474        $ 10,223        $    --       $  87,697
                                          ---------      ---------        --------        --------        -------       ---------

OPERATING EXPENSES:
     COST OF PROCESSING, SERVICING,
      AND SUPPORT                            35,368          9,903          45,271           5,816             --          51,087
     RESEARCH  AND DEVELOPMENT                9,825          1,577          11,402           1,333             --          12,735
     SALES AND MARKETING                     17,337          3,174          20,511           2,068             --          22,579
     GENERAL AND ADMINISTRATIVE               7,321          3,455          10,776           2,659             --          13,435
     IN PROCESS RESEARCH AND
      DEVELOPMENT                           122,358       (122,358)             --              --             --              --
     DEPRECIATION AND AMORTIZATION            6,997          3,301          10,298           4,340             23(12)      14,661
                                          ---------      ---------        --------        --------        -------       ---------
          TOTAL OPERATING EXPENSES          199,206       (100,948)         98,258          16,216             23         114,497
                                          ---------      ---------        --------        --------        -------       ---------

INCOME (LOSS) FROM OPERATIONS              (148,166)       127,382         (20,784)         (5,993)           (23)        (26,800)
                                          ---------      ---------        --------        --------        -------       ---------

OTHER INCOME (EXPENSE):
     INVESTMENT INCOME                        1,659            125           1,784              --             --           1,784
     INTEREST EXPENSE                          (325)            --            (325)             --             --            (325)
                                          ---------      ---------        --------        --------        -------       ---------
                                              1,334            125           1,459              --             --           1,459
                                          ---------      ---------        --------        --------        -------       ---------

INCOME (LOSS) BEFORE INCOME TAXES          (146,832)       127,507         (19,325)         (5,993)           (23)        (25,341)

INCOME TAX EXPENSE (BENEFIT)                 (8,629)         5,105          (3,524)             --         (1,734)(13)     (5,258)
                                          ---------      ---------        --------        --------        -------       ---------

INCOME (LOSS) BEFORE EXTRAORDINARY
   ITEM                                   $(138,203)     $ 122,402        $(15,801)       $ (5,993)       $ 1,711       $ (20,083)
                                          =========      =========        ========        ========        =======       =========


INCOME (LOSS) PER COMMON SHARE            $   (3.69)                                                                    $   (0.37)
                                          =========                                                                     =========


WEIGHTED AVERAGE SHARES OUTSTANDING          37,420          3,610                                         12,600(10)      53,630
                                             ======          =====                                         ======          ======


See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                              FINANCIAL INFORMATION


1. Adjustment to reflect the issuance of 5,671,726 shares of the Company's common stock in exchange for all shares of Servantis' common and preferred stock.

2. Adjustment to reflect additional depreciation and amortization expense associated with the increase in fair value of the Servantis assets acquired over their historical basis.

3. Adjustment to eliminate Servantis' interest expense to reflect the pay-off of long-term debt, and elimination of Servantis' preferred stock dividends.

4. Adjustment to reflect income tax effects of taxable, pre-tax pro forma adjustments at the statutory rate.

5. Adjustment to reflect the impact in operating revenues for purchased profits. The impact of purchased profits of $20 million is fully amortized within the first twelve months after the Servantis Acquisition.

6. Adjustment to reflect the issuance of 2,822,325 shares of the Company's common stock in exchange for all shares of Security APL's common stock.

7. Adjustment to reflect additional amortization expense associated with the increase in fair value of the Security APL assets over their historical basis.

8. Adjustment to reflect income tax effects of taxable, pre-tax pro forma adjustments at the statutory rate and the impact of federal taxes on Security APL's historical amounts. Prior to the Security APL Acquisition, Security APL was an S corporation.

9. Adjustments to reflect the change in net assets for the Merger based upon preliminary estimates of fair market value as follows:

                                 (In thousands)

Checkfree common stock                                                  $165,375
Net present value of cash to be paid plus estimated
  acquisition costs                                                       21,756
                                                                        --------
Total purchase price                                                    $187,131
                                                                        ========
Allocation of purchase price:
   In-process research and development                                   120,000
   Other intangibles                                                      44,601
   Property and equipment                                                 15,919
   Deferred income taxes                                                   3,428
   Other, net                                                                183
                                                                        --------
                                                                         184,131
Cash infusion from Intuit                                                  3,000
                                                                        --------
      Total                                                             $187,131
                                                                        ========

10. Adjustment to reflect the issuance of 12,600,000 shares of the Company's common stock at $13.13 per share in exchange for all shares of ISC's common stock, net of stock registration costs of $162,000 and the elimination of ISC's stockholders' equity. The value per share reflects an estimated 30% illiquidity discount for the stock issued pursuant to the Merger.

11. Adjustment to reflect ISC's payable to parent, which will be forgiven on the Merger date.

12. Adjustment to reflect additional amortization expense associated with the increase in fair value of ISC assets acquired over their historical basis. The connectivity and exclusivity intangible asset of $11 million is fully amortized within the first twelve months of the Merger.

13. Adjustment to reflect income tax effects of taxable, pre-tax pro forma adjustments at the statutory rate and the impact of income taxes on ISC's historical amounts.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

         Note A: The unaudited pro forma condensed combining balance sheet of the Company and ISC has been prepared as if the Merger was completed as of June 30, 1996 and was accounted for as a purchase. The total purchase price of $187.1 million was allocated to assets acquired and liabilities assumed based upon ISC's July 31, 1996 balance sheet. Actual balance sheets of the Company and ISC will be combined as of the effective date of the Merger.

         The allocation of the ISC purchase price among the identifiable tangible and intangible assets and purchased research and development is based on preliminary estimates of the fair market value of those assets. Final determination of the allocation of the purchase price will be based on independent appraisals expected to be completed shortly after the Merger is consummated. Accordingly, final amounts could differ from those used herein.

         Purchased research and development was identified and valued through interviews and analysis of data concerning each developmental project. Expected future cash flows of each developmental project were discounted to present value taking into account risks associated with the inherent difficulties and uncertainties in completing the project, and thereby achieving technological feasibility, and risks related to the viability of and potential changes in future target markets. The above analysis and valuation resulted in a value of $90.6 million for purchased research and development for Servantis, $28.8 million for Security APL, and a preliminary estimate of $120.0 million for ISC, which have not yet reached technological feasibility and do not have alternative future uses.

         Note B: The Company's statement of operations for the year ended December 31, 1995 has been combined with the Servantis and Security APL statements of operations for the year ended December 31, 1995, along with the ISC statement of operations for the twelve months ended January 31, 1996. Additionally, the Company's statement of operations for the six month period ended June 30, 1996 has been combined with the Servantis and Security APL statements of operations prior to the Acquisitions, along with the ISC statement of operations for the six months ended July 31, 1996. Actual income statements of the Company, Servantis and Security APL were combined at the effective date of the Acquisitions, and actual income statements of the Company and ISC will be combined from the effective date of the Merger, with no retroactive restatement. The unaudited pro forma condensed combining financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company and ISC, which are included elsewhere in this Prospectus/Proxy Statement/Information Statement.

         Note C: The unaudited pro forma condensed combining statements of operations for the Company, Servantis, Security APL and ISC have been prepared as if the Acquisitions and the Merger were completed as of January 1, 1995, the beginning of the earliest period presented. The unaudited pro forma combined net loss per share is based on the weighted average number of common shares of the Company common stock outstanding during the periods, adjusted to give effect to shares assumed to be issued had the Acquisitions and the Merger taken place as of January 1, 1995.

         Note D: The unaudited pro forma condensed combining statements of operation do not include the value of the $90.6 million, $28.8 million and $120.0 million (no income tax effect) of purchased research and development arising from the Servantis Acquisition, the Security APL Acquisition and the estimate of the Merger, respectively, as they are material, nonrecurring charges. Likewise, an extraordinary loss of $365,000 (net of income tax benefit of $205,000) arising from the extinguishment of certain Servantis debt as part of the Servantis Acquisition has not been reflected in the unaudited pro forma condensed combining statements of operations.

                              CHECKFREE CORPORATION

GENERAL

         The Company is a leading provider of electronic commerce services, financial application software and related products for financial institutions and businesses and their customers. The Company services over 700,000 consumers, 1,000 businesses and approximately 850 financial institutions (including the 500 largest banks in the United States). The Company has also signed agreements with over 140 banks to provide electronic home banking services for the customers of those banks. To maximize the efficiency and effectiveness of its product development and distribution strategies, the Company has established several strategic alliances with companies such as AT&T, ADP, Block Financial, CyberCash, EDS, Fiserv, FiTech, MasterCard, Premier, Spyglass and Spry.

         The Acquisitions further Checkfree's strategy of providing an expanding range of convenient, secure and cost-effective electronic commerce services and related products to financial institutions and businesses and their customers. Servantis' experience as a provider of electronic commerce and financial application software and services to financial institutions substantially enhances the Company's presence in the financial institutions market of the electronic commerce segment. Security APL's experience as a vendor of portfolio management and software services to institutional investment managers and investment services to consumers enhances the Company's presence in the consumer and financial institutions market of the electronic commerce industry. The integration of Checkfree's electronic transaction processing and remote delivery technology with Servantis' software products and market presence and Security APL's portfolio management and software services has created a single vendor of electronic commerce services and related products to an expanded customer base of financial institutions and businesses and their customers.

         Prior to the Servantis Acquisition, the Company operated its business in one business segment, the electronic commerce segment. With the Servantis Acquisition, the Company added financial application software as a second business segment. The electronic commerce segment includes electronic home banking, electronic bill payment, automatic accounts receivable collection, electronic accounts payable processing, investment portfolio management services and investment trading and reporting services. These services are primarily directed to financial institutions and businesses and their customers. The financial application software segment includes end-to-end software products for ACH processing, account reconciliation, wire transfer, mortgage loan origination and servicing, lease accounting and debt recovery. These products and services are primarily directed to financial institutions and large corporations.

THE SERVANTIS ACQUISITION AND SERVANTIS

         On February 21, 1996, Checkfree acquired Servantis for approximately $165.1 million, consisting of the issuance of 5.7 million shares of Checkfree Common Stock valued at $20.00 per share and $42.5 million in cash to repay Servantis' long-term debt, in addition to the assumption of $38.3 million of liabilities. Founded in 1971, Servantis is a leading provider of electronic commerce and financial application software and services for businesses and financial institutions (including the 500 largest banks and over 350 mortgage institutions in the United States). Servantis designs, markets, licenses and supports software products for electronic corporate banking, home banking, financial lending, regulatory compliance and document imaging. In addition, Servantis offers software consulting and remote processing services. In addition, Servantis offers software consulting and remote processing services. The Company accounted for the Servantis Acquisition using the purchase method of accounting.

THE SECURITY APL ACQUISITION AND SECURITY APL

         On May 9, 1996, Checkfree acquired Security APL for approximately $53.3 million, consisting of the issuance of 2.8 million shares of Checkfree Common Stock valued at $18.50 per share, and the assumption of $5.5 million of liabilities. Security APL is a leading vendor of portfolio management and software services for institutional investment managers. Security APL has been developing and providing advanced investment analysis systems since it was founded in 1978. Security APL believes that it is the only full-service provider of fully-integrated portfolio management, performance measurement, trading and reporting systems for the investment manager. Security APL's clients include money management firms, bank trust departments, insurance companies and brokerage houses. Security APL added an additional investment information service by establishing its PAWWS division in August 1994. The PAWWS world-wide web site offers individuals some of the same tools professional money managers have to gather the information they need to make their investment decisions to enter trades and to monitor the status of their investments. Some of the services available through PAWWS include portfolio accounting and allocation, research information provided by various data suppliers, free stock quotes, stock host lists and brokerage services. Currently, Security APL monitors more than 300,000 portfolios for approximately 1,500 portfolio managers at over 150 firms. The Company accounted for the Security APL Acquisition using the purchase method of accounting.

ACQUISITION

         Acquisition was incorporated in Delaware in September 1996 and is a wholly owned subsidiary of the Company formed for the purpose of facilitating the Merger. Immediately after the consummation of the Merger and effective as of the Effective Time, Acquisition will be merged with and into ISC, ISC will survive the Merger and become a wholly owned subsidiary of the Company, and the separate existence of Acquisition will cease.

         The current sole director of Acquisition is Peter J. Kight. Mr. Kight is also a director and executive officer of Checkfree. Upon consummation of the Merger, the number of directors of ISC will remain at one.

         The current executive officers of Acquisition are as follows:

             Peter J. Kight.............  President
             Mark A. Johnson............  Executive Vice President
             James S. Douglass..........  Vice President
             John M. Stanton............  Treasurer and Assistant Secretary
             Curtis A. Loveland.........  Secretary
             Robert J. Tannous..........  Assistant Secretary

OTHER INFORMATION

         Checkfree Common Stock is actively traded in the over-the-counter market under the Nasdaq symbol "CKFR." Since information regarding the Company is readily available to investors, the Commission permits this document to be abbreviated by incorporating information regarding the Company by reference to certain reports and other documents filed with the Commission. See "INFORMATION INCORPORATED BY REFERENCE." Other than as described herein, there have been no material changes in the affairs of the Company since the filing of its Transition Report on Form 10-K for the six months ended June 30, 1996, that have not been described in a subsequent report filed with the Commission pursuant to the Exchange Act.

                           INTUIT SERVICES CORPORATION

         ISC was originally incorporated in Delaware on December 2, 1989 under the name "National Payment Clearinghouse, Inc." ISC was acquired by Intuit in July 1994 and later renamed Intuit Services Corporation. At the time of the acquisition, ISC processed the online banking transactions of users of Microsoft Money software for four banks who offered online banking to Microsoft Money users. Following the acquisition, Intuit expanded ISC's business, constructed a network hub (which is capable of routing multiple simultaneous connections to different services available through ISC) and added security features designed to protect transmitted data and to authenticate users before they are permitted to access bank information.

         Today, ISC is an operations facility for Intuit and the online products of other companies. The operations conducted by ISC include data processing and storage, maintenance and development of multiple online connections to other entities (including companies other than Intuit), and telephone support for both customer service and technical support. All online products serviced by ISC use the same basic architecture for communicating with ISC, which is known as the "hub." The hub performs the routing and support of all requests made by the online product software (or the "client") and is also responsible for maintaining security for all communications sessions. Each product requires data storage and some processing and these functions are performed by servers maintained by ISC. Once the hub determines the type of request from the client, it routes the request to the appropriate server for the product in question, and a communications session between the client and server is established.

         ISC's principal business is to provide online electronic banking and bill payment processing services (including Intuit's Online Banking and Online Bill Payment services) to approximately 40 financial institutions (including six of the ten largest domestic banks and American Express) and their customers, and to a variety of merchants. ISC also supports BankNOW(TM), an Intuit home banking service that is available on America Online, and Microsoft Money. ISC's online banking and online bill payment business is described more fully below.

         Online Banking. Online banking provides bank customers with the ability to download account statement data from their bank, perform transfers of funds from one account to another account at the same bank, and to send customer service questions to their banks via electronic mail. ISC currently supports online banking for over 40 institutions. On a daily basis, ISC receives the customer statement information as of the previous day as well as any electronic mail messages. All of this information is stored on ISC's computers so that when the customer dials in to receive information, the hub only needs to access the appropriate ISC server. ISC performs all customer service, bank and technical support.

         Online Bill Payment. Online bill payment allows a consumer to issue a payment instruction for the payment of any bill. ISC processes the payment request and determines and executes the appropriate means of remittance delivery. The remittance methods currently available through ISC are: paper check via United States mail, paper check via overnight messenger; and electronically, through various connections maintained and established by ISC. The printing of the paper checks is performed by an outside entity, which ISC manages. ISC will also determine if a better address or method exists for making the payment than what the customer originally instructed; for instance, if the payee has a different address or accepts electronic payments. In addition to the above services, online bill payment also permits customers to send electronic mail messages and payment inquiries to billing entities. ISC is responsible for following up with and resolving all such inquiries, and performs customer service, billing and technical support for this service.

         In addition to these services, ISC currently supports the following Intuit services: Quicken Affinity Card download, American Express Card download, Portfolio Price Update, Quicken Financial Network ("QFN"), Intuit Online Marketplace, Intuit Online registration, and Investor Insight(TM). These electronic financial services are all features accessible by the current versions of Intuit's Quicken product, although QFN and Investor Insight can be used without Quicken. Following the Merger, Intuit will retain all rights to these online financial services, but in order to provide a smooth transition for these businesses after the Company's purchase of ISC, pursuant to the License Agreement, Sub would continue to provide the back-end processing for these Intuit financial services under Intuit server protocols in exchange for fees from Intuit. See "CERTAIN RELATED TRANSACTIONS."

         ISC has approximately 190 employees and conducts its operations from two facilities located in Downers' Grove and Aurora, Illinois.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         OVERVIEW

         ISC was originally incorporated in Delaware on December 2, 1989 under the name "National Payment Clearinghouse, Inc." ISC was acquired by Intuit in July 1994 and later renamed Intuit Services Corporation. At the time of the acquisition, ISC processed the online banking and online bill payment transactions of users of Microsoft Money software for four banks who offered online services to Microsoft Money users and operated a telephone-based bill payment service. Following the acquisition, Intuit expanded ISC's business, constructed ISC's network hub (which is capable of routing multiple simultaneous connections to different services available through ISC), and added security features designed to protect transmitted data and to authenticate users before granting them access to bank information.

         Today, ISC is an operations facility for Intuit and the online products of other companies. ISC's principal business is to provide online electronic banking and bill payment processing services (including Intuit's online banking and online bill payment services in Quicken) to approximately 40 financial institutions (including six of the ten largest domestic banks and American Express), their customers, and a variety of merchants. ISC also supports BankNOW, an Intuit home banking and bill payment service available through America Online, and banking, bill payment and stock quote services that are accessible through Microsoft Money. ISC's current operations include data processing and storage, maintenance and development of multiple online connections to other entities (including companies other than Intuit), and telephone and electronic mail support for both customer service and technical support.

         A substantial majority of ISC's net revenue to date has been derived from online banking and online bill payment services through Quicken, which accounted for approximately 72% of net revenue in the year ended July 31, 1996. ISC expects that online banking and online bill payment revenues through Quicken will continue to account for a substantial majority of its total revenues for the foreseeable future.

         The business of providing online banking and bill payment services is relatively new and a decline in demand for, or failure to achieve broad market acceptance of, electronic banking or bill payment services, whether as a result of competition, technological change or otherwise, would have a material adverse effect on ISC's business, operating results and financial condition. A decline in net revenue from these services could also have a material adverse effect on sales of other ISC services. ISC's future financial performance will depend in part on the successful development, introduction and customer acceptance of its other existing services and services that it may introduce in the future. There can be no assurance that ISC will continue to be successful in marketing any of its current or new services.

         The market for ISC's services is highly competitive, and ISC may experience increasing pricing pressures from its current competitors and new market entrants. Any material reduction in the price of ISC's services would materially adversely affect ISC's business, operating results and financial condition. In particular, because the continued operation of ISC's transaction processing facilities involves a relatively high level of fixed costs, ISC may be unable to reduce its operating expenses in a timely manner in response to price reductions and lower revenues, which would have a material adverse effect on ISC's operating results.

         ISC has experienced significant fluctuations in its operating results and anticipates that these fluctuations will continue. Operating results may fluctuate due to factors such as the demand for ISC's services, the timing of introduction of new services and price reductions by ISC and its competitors, ISC's ability to develop and market new services, the timing and amount of sales and marketing expenditures, the existence of technological difficulties in processing systems and general economic conditions. Accordingly, ISC believes that period-to-period comparisons of its results of operations may not be meaningful and should not be relied upon as any indication of ISC's future performance.

         Subsequent to Intuit's acquisition of ISC, Intuit began performing certain services for ISC, including general management, accounting, cash management and other administrative services. The amounts charged for these services have been determined based on proportional cost allocations and have been agreed to by the managements of ISC and Intuit. In the opinion of ISC's management, the allocation methods used are reasonable. Such allocations, however, are not necessarily indicative of the costs that would have been incurred had ISC continued to operate independent of Intuit. No formal agreement currently exists which specifies the nature of services to be provided by Intuit to ISC, or the charges for such services. Therefore, these amounts are not necessarily indicative of the future charges that may be incurred by ISC.

         RESULTS OF OPERATIONS

         ISC was acquired by Intuit on July 15, 1994. With the exception of the charge for purchased research and development of $1.4 million, operating activity during the period between July 15, 1994 and July 31, 1994, which is included in the results of operations of National Payment Clearinghouse, Inc. (the "Predecessor"), was not significant. The charge of $1.4 million has not been reflected in the percentages below. The following table sets forth certain selected financial information as a percentage of ISC's net revenue for the periods indicated:

                         As a Percentage of Net Revenue

                                                        Predecessor                          Year Ended
                                                           Entity                              July 31
                                                        -----------                           ---------
                                                        August 1, 1993                 1995               1996
                                                           through                     ----               ----
                                                        July 14, 1994
Net Revenue                                                  100%                      100%               100%
      Cost of sales                                          38%                        49%               54%
      Amortization of purchased software                      -                         48%               10%
                                                            -----                     ------             -----
      Gross profit                                           62%                         3%               35%

Costs and expenses
     Customer service and technical support                  15%                        16%               35%

     Selling and marketing                                   13%                        46%               29%
     Research and development                                26%                        52%               18%
     General and administrative                              14%                        60%               34%
     Amortization of goodwill and intangibles                 -                         60%               13%
     Total operating expenses                                68%                       234%               130%
                                                            -----                     ------             -----

Net loss before tax benefit                                  (6)%                     (231)%             (94)%
Tax benefit                                                   -                         65%                -
                                                            -----                     ------             -----
Net loss                                                     (6)%                     (166)%             (94)%
                                                            =====                     ======             =====

         NET REVENUE

         ISC's net revenues are comprised primarily of fees received from financial institutions for providing online banking, bill payment processing and other services. Service revenues are recognized in the month the services are provided. Net revenue from development agreements is recognized upon achievement of contractual milestones.

         ISC's net revenue increased 120% from $1.5 million for the period from August 1, 1993 to July 15, 1994 (the "Predecessor Period") to $3.2 million for the fiscal year ended July 31, 1995 ("Fiscal 1995") and by 349% to $14.3 million for the fiscal year ended July 31, 1996 ("Fiscal 1996"). The increase from the Predecessor Period to Fiscal 1995 was due primarily to the introduction of online banking and bill payment services with four financial institutions through Microsoft Money. The increase from Fiscal 1995 to Fiscal 1996 was due primarily to the introduction of online banking and bill payment services through Quicken as well as the addition of approximately 35 financial institutions to ISC's program. In Fiscal 1995 and Fiscal 1996, approximately 13% and 72%, respectively, of net revenue was derived from Intuit products.

         ISC derives nearly half its revenues from five participating financial institutions, including Wells Fargo Bank (after taking into account its acquisition of First Interstate Bank) which accounted for approximately 17% of ISC's net revenue for Fiscal 1996. Two customers, Chemical Bank and Chase Manhattan Bank, have announced their intention to merge. Had this merger been effective during Fiscal 1996, the combined entity would have accounted for approximately 20% of ISC's net revenue in Fiscal 1996. ISC performs credit evaluations of its customers and to date has not experienced any significant losses. However, the insolvency of a financial institution customer could materially adversely affect the Company's revenue streams for a period of time. To date, ISC has not recognized any revenue from international sales or operations.

         COST OF SALES AND GROSS PROFIT

         Cost of sales includes telecommunications expense, payment remittance costs (both for payments made electronically and by paper draft), personnel expenses, depreciation of processing equipment and amortization of purchased technology. Cost of sales, including amortization of purchased software, increased 460% from $0.6 million for the Predecessor Period to $3.1 million for Fiscal 1995 and increased 200% to $9.3 million for Fiscal 1996. The increase in Fiscal 1995 was due to the commencement of online banking and bill payment through Microsoft Money, investment in additional processing capacity to connect more financial institutions and handle a higher volume of transactions and the amortization of purchased technology as a result of the acquisition by Intuit. The increase in Fiscal 1996 was primarily due to significantly higher online banking and bill payment transaction volumes and continued investment in processing capacity. Excluding acquisition-related amortization costs, cost of sales would have increased 167% from $0.6 million for the Predecessor Period to $1.6 million for Fiscal 1995 and increased 388% to $7.8 million for Fiscal 1996.

         As a result of the above factors, and as a result of an approximately $1.5 million expense in both Fiscal 1995 and Fiscal 1996 representing amortization of purchased technology incurred in connection with the acquisition of the Predecessor by Intuit (the "Purchase"), gross profit decreased from $0.9 million, or 62% of net revenue for the Predecessor Period, to $0.1 million or 3% of net revenue, for Fiscal 1995. Gross profit increased to $5.1 million, or 35% of net revenue, for Fiscal 1996. In the future, gross profit may be adversely affected by several factors including price reductions, competition, increases in cost of sales (including higher telecommunication and/or postage rates) and other factors.

         COSTS AND EXPENSES

         Customer Service and Technical Support. Customer service and technical support expenses consist of personnel, equipment and communication costs required to respond to financial institution and end user customer questions via telephone and electronic mail. Customer service and technical support expenses increased from $0.2 million, or 15% of net revenue, in the Predecessor Period, to $0.5 million, or 16% of net revenue, for Fiscal 1995 and by approximately 913% to $5.0 million, or 35% of net revenue for Fiscal 1996. The increase in Fiscal 1995 was due primarily to a larger customer base brought about by the addition of new services. The substantial increase in Fiscal 1996 was due primarily to significant growth in the number of financial institutions and end user customers supported as a result of the introduction of online banking and bill payment services through Microsoft Money and Quicken.

         Selling and Marketing. Selling and marketing expenses consist primarily of salaries, commissions, consulting, advertising and customer meeting expenses and general costs. Selling and marketing expenses increased by approximately 708% from $0.2 million for the Predecessor Period to $1.5 million for Fiscal 1995 and by 183% to $4.2 million for Fiscal 1996. The increase from 1994 to 1995 was due primarily to efforts to enlist financial institution participation in the online banking and bill payment services, while the increase from Fiscal 1995 to Fiscal 1996 was due primarily to the establishment of a product management infrastructure, a dedicated sales force and advertising programs to stimulate demand for the Company's services.

         Research and Development. Research and development expenses consist primarily of salaries and other personnel-related expenses, consulting, supplies, and depreciation for development equipment and general costs. Research and development expenses increased 331% from $0.4 million for the Predecessor Period to $1.6 million for Fiscal 1995 and 60% to $2.6 million for Fiscal 1996. These increases were due primarily to higher staffing necessary to build and maintain the online banking and bill payment processing architecture.

         Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"), requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on ISC's product development process, technological feasibility is established when a product is available for general release to customers. As such, capitalized costs have been immaterial to date.

         General and Administrative. General and administrative expenses consist primarily of salaries and bonuses for administrative and executive personnel, expense for doubtful accounts, fees for professional and legal services, Intuit corporate overhead allocations and allocated facilities costs. General and administrative expenses increased 869% from $0.2 million for the Predecessor Period to $1.9 million (of which $1.4 million represented ISC's allocable share of Intuit corporate allocations for Fiscal 1995), and by 153% to $4.9 million (of which $2.6 million represented ISC's allocable share of Intuit corporate allocations for Fiscal 1996). The increase in Fiscal 1995 was due primarily to the inclusion of Intuit corporate allocations and the increase in Fiscal 1996 was due to an additional facility resulting from rapid growth in ISC staffing levels.

         NET LOSS BEFORE TAX BENEFIT

         As a result of the above factors and as a result of an approximately $1.9 million expense representing amortization of goodwill and intangibles incurred in connection with the Purchase, net loss before tax benefit increased from $0.1 million, or (6%) of revenues for the Predecessor Period to $7.4 million, or (231%) of revenues for Fiscal 1995. The net loss before tax benefit for the Predecessor Period and Fiscal 1995 does not include a charge of approximately $1.4 million representing purchased research and development, which charge was incurred during the period from July 15, 1994 to July 31, 1994. Had such amount been included in the Predecessor Period, net loss for the Predecessor Period would have instead increased to $1.5 million. Net loss increased to $13.5 million, or (94%) of revenues for Fiscal 1996 as a result of the above factors, and as a result of an approximately $1.8 million expense representing amortization of goodwill and intangibles incurred in connection with the Purchase.

         ISC expects to incur expenses representing amortization of a customer list and goodwill incurred in connection with the Purchase of approximately $840,000 over the next two fiscal quarters. ISC also expects to incur expenses representing amortization of payments under contracts not to compete and anticipates it will amortize the remaining goodwill and intangibles balance of $474,000 over the following twelve fiscal quarters. ISC expects to continue to incur significant operating losses in the near future.

         TAXES

         The tax benefit in the financial statements for Fiscal 1995 presents ISC on a stand-alone basis. The losses of ISC have been benefited by Intuit on a consolidated basis. Had ISC benefited these losses, ISC would have had deferred tax assets of approximately $0.4 million and $5.0 million as of July 31, 1995 and 1996. These deferred tax assets would have been fully offset by a valuation allowance in both years.

         LIQUIDITY AND CAPITAL RESOURCES

         Prior to its acquisition, ISC financed its operations and met its capital expenditure requirements primarily from internally generated funds. Since its acquisition by Intuit in July 1994, ISC has funded its business with capital contributions from Intuit and cash generated from operations. At July 31, 1996, ISC had $0.6 million in cash and cash equivalents. Since its acquisition by Intuit, ISC has been heavily dependent upon Intuit for cash funds necessary to offset ISC's operating losses. Absent such continued funding, ISC would in the near future need to secure other significant sources of financing, in addition to cash generated from operations, to continue to fund its operations at their present level and fund anticipated cash needs for working capital, capital expenditures and business expansion for the foreseeable future.

         Operating activities used net cash of $3.5 million and $5.8 million for Fiscal 1995 and Fiscal 1996, respectively. Investing activities used net cash of $2.0 million and $18.1 million for Fiscal 1995 and Fiscal 1996, respectively, in order to purchase the equipment and systems necessary to support a rapidly expanding base of online banking and bill payment customers. Financing activities generated cash of $5.6 million and $24.4 million for Fiscal 1995 and Fiscal 1996, respectively, from increased funding of operations by Intuit.

         ISC's principal commitments as of July 31, 1996 consist of obligations under leases for its facilities in Downers Grove and Aurora, Illinois.

         Without taking into account the Company's proposed acquisition of ISC, ISC expected capital expenditures for Fiscal 1997 to be at approximately $6.5 million, substantially all of which will be for the purchase of computer equipment and software to scale with anticipated growth of ISC's business.

       COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS OF THE COMPANY AND ISC

         Each of the Company and ISC is incorporated in the State of Delaware. The rights of ISC's sole stockholder are currently governed and defined by the Delaware GCL and by the ISC Certificate of Incorporation, as amended (the "ISC Certificate"), and the ISC By-Laws, as amended (the "ISC By-Laws"). Upon consummation of the Merger, the sole stockholder of ISC will become a stockholder of the Company and its rights will cease to be governed and defined by the ISC Certificate and the ISC By-Laws and will be defined and governed by the Company's Certificate of Incorporation, as amended (the "Checkfree Certificate"), and the Company's By-Laws, as amended (the "Checkfree ByLaws"). Certain provisions of the Checkfree Certificate and the Checkfree By-Laws provide different rights to stockholders from those that the ISC sole stockholder currently has. Certain of these provisions are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the Delaware GCL and to the respective corporate documents of the Company and ISC. For information as to how such corporate documents may be obtained, see "AVAILABLE INFORMATION."

CAPITAL STOCK

         The Delaware GCL requires a corporation's certificate of incorporation to set forth the total number of shares of all classes of stock that the corporation has authority to issue, and, for each class, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof.

         The Checkfree Certificate currently authorizes 150,000,000 shares of Checkfree Common Stock of which 41,517,264 shares were issued and outstanding on June 30, 1996; and 15,000,000 shares of Checkfree Preferred Stock of which no shares were issued and outstanding on June 30, 1996.

         The ISC Certificate currently authorizes 1,000,000 shares of ISC Common Stock of which 100 shares were issued and outstanding on July 31, 1996. ISC has no shares of preferred stock authorized.

         The provisions of the Checkfree Certificate setting the terms of the Checkfree Common Stock are generally the same as the comparable provisions for the ISC Certificate. Holders of Checkfree Common Stock and ISC Common Stock, respectively, are entitled to one vote per share on all matters submitted to a vote of stockholders, have no preemptive rights and no conversion rights, are not subject to redemption and have no sinking fund. The Checkfree Certificated does not provide for cumulative voting rights. Although the ISC Bylaws provide for cumulative voting rights for the election of directors, the ISC Certificate does not, and accordingly, under the Delaware GCL ISC stockholders are not entitled to cumulative voting rights.

         The rights, preferences and privileges of holders of Checkfree Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Checkfree Preferred Stock that the Company may designate and issue in the future. In addition, the right of holders of Checkfree Common Stock to receive ratably any dividends that may be declared by the Checkfree Board of Directors is subject to preferential dividend rights of any Checkfree Preferred Stock then outstanding. Additionally, the Company may enter into bank credit agreements in the future which include financial covenants restricting the payment of dividends. See "SUMMARY -- Market Price Data; Dividend Policy."

         Although no shares of Checkfree Preferred Stock are outstanding, the Checkfree Board of Directors has the authority, without any further vote or action by the stockholders, to issue Checkfree Preferred Stock in one or more classes or series and to fix the number of shares, designations, powers, preferences, rights, qualifications, limitations and restrictions thereof. The ability of the Checkfree Board to so issue Checkfree Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire (or of discouraging a third party from acquiring) a majority of the outstanding voting stock of the corporation. The Company currently has no plans to issue any Checkfree Preferred Stock.

VOTING POWER

         Holders of Checkfree Common Stock and ISC Common Stock, respectively, are generally entitled to one vote per share.

PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

         The Delaware GCL generally allows dividends to be paid out of surplus of the corporation or out of the net profits of the corporation for the current and/or prior fiscal year. However, no dividends may be paid if they would result in the capital of the corporation being less than the capital represented by the preferred stock of the corporation. Holders of both ISC Common Stock and Checkfree Common Stock are entitled to receive dividends in such amounts and at such times as declared by their respective Boards of Directors. Since Intuit's acquisition of ISC in 1994, ISC has never paid cash dividends on ISC Common Stock. The Company has paid no cash dividends since 1986. The Company presently anticipates that all of its future earnings will be retained for the development of its business and does not anticipate paying cash dividends on Checkfree Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be based on the Company's future earnings, financial condition, capital requirements and other relevant factors. See "SUMMARY -- Market Price Data; Dividend Policy."

MEETINGS OF STOCKHOLDERS

         The ISC By-Laws allow a special meeting to be called for any purpose and at any time by the Chairman of the Board or the Chief Executive Officer of ISC and require that the Chief Executive Officer of ISC call a special meeting of stockholders upon the written request ISC's Board of Directors or the stockholders of ISC holding a majority of the outstanding shares entitled to vote. Except as otherwise provided by law or other provisions of the ISC corporate documents, a quorum for any meeting of ISC's stockholders is a majority of the votes entitled to be cast at the meeting. The Checkfree By-Laws provide that special meetings of stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of two-thirds of the Board of Directors of the Company. Except as otherwise provided by law or by the Checkfree Certificate, a quorum for any meeting of the Company stockholders is a majority of the capital stock issued and outstanding and entitled to vote at the meeting.

STOCKHOLDER NOMINATIONS AND PROPOSALS

         The ISC By-Laws do not contain procedures that must be followed for a stockholder to either nominate individuals to the ISC Board or submit a proposal at the ISC annual meeting of stockholders. The Checkfree By-Laws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company, not less than 70 days nor more than 90 days prior to the scheduled meeting (or, if a special meeting, not later than the close of business on the seventh day following the earlier of (i) the day on which such notice of the date of the meeting was mailed, or (ii) the day on which public disclosure of the date of the special meeting was made). The Checkfree By-Laws also specify certain requirements pertaining to the form and substance of a stockholder's notice. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting.

         Although the Company's corporate documents do not give the Company's Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders. On the other hand, by requiring advance notice of nominations by stockholders, these stockholder notice procedures afford the Company's Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Company's Board of Directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the stockholder notice procedures provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Company's Board of Directors, provide the Board with an opportunity to inform stockholders, prior to such meeting, of any business proposed to be conducted at the meeting, together with any recommendations by the Company's Board of Directors or statements as to the Company's Board of Director's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of any such business.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

         The Delaware GCL provides that an amendment to a corporation's certificate of incorporation requires the recommendation of the corporation's board of directors, the approval of a majority of all shares entitled to vote thereon (unless a higher vote is required in the corporation's certificate of incorporation), voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon. In certain circumstances, the Checkfree Certificate requires a vote higher than the statutory minimum.

         The ISC By-Laws may be altered, amended or repealed (i) by the ISC Board at any regular or special meeting of the ISC Board, or (ii) by the ISC stockholders.

         The Checkfree Certificate and the Checkfree By-Laws provide that certain provisions in the Checkfree Certificate and the Checkfree By-Laws may not be altered, amended or repealed in any respect, and new provisions inconsistent therewith may not be adopted unless such action is approved by the affirmative vote of the holders of at least 80% of all of the outstanding shares of capital stock of the Company entitled to vote on such matter at a meeting of stockholders called for that purpose, except that if the Company's Board of Directors, by an affirmative vote of at least 66 2/3% of the entire Board of Directors of the Company, recommends approval of such amendment to the Checkfree Certificate or the Checkfree By-Laws to the stockholders, such approval may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote on such matter at a meeting of stockholders called for that purpose.

APPRAISAL RIGHTS

         Section 262 of the Delaware GCL provides for appraisal rights in certain circumstances to the stockholders of a corporation that is a party to a merger. No appraisal rights will be available in the Merger if the Merger is approved by the sole stockholder of ISC and the stockholders of the Company.

ACTION BY WRITTEN CONSENT

         The Delaware GCL provides that, unless otherwise provided in the certificate of incorporation, any action that is required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         ISC's By-Laws provide that its stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of:
(a) stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if at least five day's prior written notice of the proposed action is given to each stockholder entitled to vote thereon; or (b) all of the stockholders entitled to vote thereon, if such prior written notice is not given. The Checkfree Certificate, on the other hand, limits the availability of such action by written consent of the stockholders to those actions signed by all of the holders of outstanding stock who would be entitled to notice of such meeting.

SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS; REMOVAL OF DIRECTORS; FILLING VACANCIES

         Pursuant to the ISC By-Laws, the ISC Board shall be elected at the annual meeting of stockholders and each director shall hold office until the next annual meeting or until his or her successor is elected and qualifies, or until he or she sooner dies, resigns, or is removed. The number of authorized ISC directors is five. The ISC By-Laws provide that directors of ISC may be removed, with or without cause, at any time, by action of a majority of the issued and outstanding stock of ISC entitled to vote (i) present in person or represented by proxy at a stockholders meeting provided that the notice for the meeting names the director or directors proposed to be removed at such meeting, or (ii) by consent in writing. Any vacancies in the ISC Board for any reason may be filled by action of a majority of the stockholders entitled to vote at a meeting or by written consent or, under certain circumstances, by ISC's Board of Directors. The directors chosen to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until a successor has been elected and qualifies or until such director dies, resigns, or is removed.

         The Checkfree Certificate provides for the Checkfree Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Company's Board of Directors will be elected each year. Classification of the Company's Board of Directors expands the time required to change the composition of a majority of directors and may tend to discourage a proxy contest or other takeover bid for the Company. Moreover, under the Delaware GCL, in the case of a corporation having a classified board of directors, the stockholders may remove a director only for cause. In addition, the Checkfree Certificate provides that any director or the entire Board of Directors of the Company may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of all of the outstanding shares of capital stock of the Company entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the Board of Directors of the Company, by an affirmative vote of at least 66 2/3% of the entire Board of Directors, recommends removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote on the election of directors at a meeting of stockholders called for that purpose. These provisions, when coupled with provisions of the Checkfree Certificate authorizing only the Board of Directors of the Company to fill vacant directorships, will preclude stockholders of Checkfree from removing incumbent directors without cause, and simultaneously gaining control of the Company's Board of Directors by filling the vacancies with their own nominees.

         Under the Checkfree Certificate, holders of Checkfree Common Stock are not entitled to cumulative voting in the election of directors. Although the ISC Bylaws provide for cumulative voting in the election of directors, the ISC Certificate does not, and accordingly, under the Delaware GCL ISC Stockholders are not entitled to cumulative voting rights. Accordingly, with respect to both corporations, holders of a majority of the shares of common stock entitled to vote in any election of directors of such corporation may elect all of the directors standing for election. Classification of the Company's directors has the effect of making it more difficult for stockholders to change the composition of the Company's Board of Directors. At least two annual meetings of stockholders, instead of one, generally will be required to effect a change in the majority of a classified board. Such a delay may help ensure that incumbent directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or any other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders. See "RISK FACTORS -- Anti- Takeover Provisions; Certain Provisions of Delaware Law; Certificate of Incorporation and By-Laws."

         The term "cause" is not defined in either the ISC or Checkfree Certificate or the Delaware GCL. Consequently, any question concerning the legal standard for "cause" would have to be judicially determined and such a determination could be difficult, expensive and time consuming.

LIMITATIONS ON DIRECTOR LIABILITY

         Section 102 of the Delaware GCL allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (c) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit. Moreover, while this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors. The Checkfree Certificate provides for the limitation of liability permitted by Section 102, but the ISC Certificate does not.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware GCL permits a Delaware corporation to indemnify any officer or director who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the corporation. Such indemnification must be approved by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, and may be provided only if and to the extent the officer or director to be indemnified acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation. The Checkfree By-Laws provide generally for the indemnification of officers and directors permitted by Section 145, however the ISC By-Laws contain no such provision.

INTERESTED STOCKHOLDER TRANSACTIONS

         Section 203 of the Delaware GCL prohibits certain transactions between a Delaware corporation and an "interested stockholder" unless the corporation has opted to exclude itself from the coverage of Section 203 by amending its certificate of incorporation or by-laws or by action of its stockholders to exempt itself from such coverage. ISC has not made such an election. Section 203 does not apply to ISC, however, because ISC Common Stock is not listed on a national securities exchange, authorized for quotation on an inter-dealer system of a registered national securities association or held of record by more than 2,000 stockholders. Although Section 203 permits a corporation to elect not to be governed by its provisions, the Company to date has not made this election.

PREEMPTIVE RIGHTS

         Neither the Company nor ISC stockholders have preemptive rights to purchase or subscribe for additional securities of the Company upon any future issuance by such corporation of such securities.

REPURCHASE AND REDEMPTION OF STOCK

         Delaware corporations may generally purchase or redeem their own shares of capital stock. Both the ISC Certificate and the Checkfree Certificate are silent on the issue of redemption.

                           AMENDMENT TO THE COMPANY'S
                             1995 STOCK OPTION PLAN

         The proposed amendment to the 1995 Stock Option Plan would increase the number of shares of Checkfree Common Stock subject to the plan from 2,630,700 shares to 5,000,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Checkfree Common Stock represented at the Checkfree Special Meeting. THE BOARD OF DIRECTORS OF
THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

1995 STOCK OPTION PLAN

         The Company's Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available associates, officers, directors, consultants and advisers. The description in this Prospectus/Proxy Statement/Information Statement of the 1995 Stock Option Plan is included solely as a summary, does not purport to be complete and is qualified in its entirety by the Amended and Restated 1995 Stock Option Plan attached hereto as Appendix C. The Company's Board of Directors has approved an amendment to the 1995 Stock Option Plan to increase the number of shares of Checkfree Common Stock reserved for issuance upon the exercise of options granted under the 1995 Stock Option Plan from 2,630,700 shares to 5,000,000 shares. The Company's Board of Directors has approved the increase of the shares of Checkfree Common Stock subject to the 1995 Stock Option Plan in view of the recent increases in the number of employees of the Company after the Acquisitions and the anticipated increases as a result of the Merger.

         The 1995 Stock Option Plan was adopted by Checkfree's Board of Directors on August 8, 1995 and approved by the stockholders as of August 8, 1995. The amendment increasing the number of shares of Checkfree Common Stock issuable under the 1995 Stock Option Plan was adopted by Checkfree's Board of Directors on October 18, 1996. The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Company The options may be either Incentive Options or Nonqualified Options.

         The 1995 Stock Option Plan is administered by the Stock Option and Compensation Committee of the Board of Directors, which is authorized, subject to the provisions of the 1995 Stock Option Plan, to determine to whom and at what time the stock options may be granted, the designation of the option as either an Incentive Option or Nonqualified Option, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise and the timing and form of payment.

         An Incentive Option may not have an exercise price less than fair market value of the Common Stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the optionholder to qualify for favorable tax treatment. None of these restrictions applies to the grant of Nonqualified Options, which may have an exercise price less than the fair market value of the underlying Common Stock on the date of grant and may be exercisable for an indeterminate period of time. The Stock Option and Compensation Committee also has discretion under the 1995 Stock Option Plan to make cash grants to optionholders that are intended to offset a portion of the taxes payable upon exercise of Nonqualified Options or on certain dispositions of shares acquired under Incentive Options.

         The exercise price of the option may be paid in cash or, with the consent of the Stock Option and Compensation Committee, (i) by delivery of previously acquired shares of Common Stock valued at their fair market value on the date they are tendered, (ii) by delivery of a full recourse promissory note for the portion of the exercise price in excess of the par value of the shares subject to the option, the terms and conditions of which will be determined by the Stock Option and Compensation Committee, and in cash for the par value of the shares, (iii) by any combination of the foregoing methods, or (iv) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Company.

         An option is not transferable except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative.

         Any option granted under the 1995 Stock Option Plan will terminate automatically (i) 30 days after the employee's termination of employment with the Company (other than by reason of death or disability or for cause), and (ii) one year after the employee's death or termination of employment by reason of disability unless the option expires earlier by its terms. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. The 1995 Stock Option Plan terminates on August 8, 2005, unless earlier terminated by the Board of Directors.

         As of September 30, 1996, options to purchase an aggregate of 1,632,545 shares of Checkfree Common Stock (net of options canceled) had been granted pursuant to the 1995 Stock Option Plan, options to purchase 323,550 shares had been exercised, options to purchase 1,308,995 shares remained outstanding, and only 998,155 shares remained available for future grant. As of September 30, 1996, the market value of all shares of Checkfree Common Stock subject to outstanding options under the 1995 Stock Option Plan and all of the Company's stock option plans were approximately $26,179,900 and $68,628,440, respectively (based upon the closing sale price of the Checkfree Common Stock as reported on the Nasdaq National Market on September 30, 1996 of $20.00 per share). During the 1995 fiscal year and the transition period ended June 30, 1996, options covering 40,423 shares and 902,651 shares, respectively, of Checkfree Common Stock were granted to employees of the Company under the 1995 Stock Option Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of Checkfree Common Stock for purposes of calculating the Company's net income per share. The market value of the 5,000,000 shares of Checkfree Common Stock to be subject to the 1995 Stock Option Plan was approximately $100,000,000 as of September 30, 1996.

         As of September 30, 1996, the following current directors and executive officers named in the Company's Transition Report on Form 10-K for the year ended June 30, 1996 had been granted options under the 1995 Stock Option Plan as follows:


                                 NUMBER OF OPTIONS   AVERAGE EXERCISE
          NAME                        GRANTED        PRICE PER SHARE
--------------------------       -----------------   ----------------
Peter J. Kight                          1,000            $19.38
Mark A. Johnson                         1,000            $19.38
James S. Douglass                     100,000            $11.25
Kenneth J. Benvenuto                  219,742            $11.58
John M. Stanton                        13,000            $18.32
Lynn D. Busing                         68,290            $14.67
Geoffrey D. Gill                        8,816            $ 9.80
Claude A. Thomas                       20,000            $23.63
William P. Boardman                    15,000            $14.56

Since adoption of the 1995 Stock Option Plan: (i) all current executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 431,848 shares of Checkfree Common Stock which represents approximately 26.5% of the total number of options granted pursuant to the 1995 Stock Option Plan; (ii) all directors who are not executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 15,000 shares of Checkfree Common Stock which represents approximately 0.9% of the total number of options granted pursuant to the 1995 Stock Option Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 1,185,697 shares of Checkfree Common Stock which represents approximately 72.6% of the total number of options granted pursuant to the 1995 Stock Option Plan

FEDERAL INCOME TAX CONSEQUENCES

         The 1995 Stock Option Plan permits the granting of Incentive Stock Options as well as Non-Statutory Stock Options. Generally, no income is recognized when either type of option is granted to the optionholder, but the subsequent tax treatment differs widely.

         Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, the excess of the fair market value of the shares on the date of exercise over the option price is compensation to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         Incentive Stock Options. Generally, no regular taxable income is recognized upon the exercise of an Incentive Stock Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Stock Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss, respectively.

         Alternative Minimum Tax. For purposes of determining the optionholder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of an Incentive Stock Option by an optionholder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

         Exercise with Previously-Owned Shares. All options granted under the 1995 Stock Option Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Company's Board of Directors, in previously-owned shares of Checkfree Common Stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an Incentive Stock Option or a Non-Statutory Stock Option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the optionholder, if the option exercised is an Incentive Stock Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Stock Option, the excess amount is taxable as ordinary income.

         Checkfree Deduction. No tax deduction is available to the Company in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are met. The Company, however, is entitled to a tax deduction in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Company is entitled to a tax deduction in connection with a Non-Statutory Stock Option equal to the compensation income recognized by the optionholder upon the grant date or the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         1993 Tax Act. The Budget Reconciliation Act of 1993 (the "1993 Act") increased the difference between the maximum ordinary income tax rate and the preferential tax rate on long-term capital gains. The 1993 Act has also limited a corporation's ability to deduct certain nonqualifying compensation.

         Section 162(m). Code Section 162 (m) of the Internal Revenue Code of 1986, as amended, no longer permits the Company to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. The Company believes that compensation paid pursuant to the 1995 Stock Option Plan should qualify as performance-based compensation and therefore, Code
Section 162(m) should not cause the Company to be denied a deduction for compensation paid to certain covered officers pursuant to the 1995 Stock Option Plan.

                            ADOPTION OF THE COMPANY'S
                          ASSOCIATE STOCK PURCHASE PLAN

         The Associate Stock Purchase Plan, if adopted, would authorize the sale of up to 1,000,000 shares of Checkfree Common Stock to eligible employees. Approval of the proposal to adopt the Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Checkfree Common Stock present in person or by proxy and entitled to vote at the Checkfree Special Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE STOCK PURCHASE PLAN.

THE ASSOCIATE STOCK PURCHASE PLAN

         In October 1996, the Board of Directors of the Company adopted the Associate Stock Purchase Plan. The description in this Prospectus/Proxy Statement/Information Statement of the Associate Stock Purchase Plan is included solely as a summary, does not purport to be complete and is qualified in its entirety by the Associate Stock Purchase Plan attached hereto as Appendix D.

         The Associate Stock Purchase Plan is an arrangement under which the employees of the Company and its subsidiaries may purchase Checkfree Common Stock at a discounted price through payroll deductions. The purpose of the Associate Stock Purchase Plan is to provide incentives to employees of the Company and its subsidiaries, to attract individuals with a high degree of training, experience, expertise and ability, to provide an opportunity to such individuals to acquire a proprietary interest in the success of the Company, to increase their interest in the Company's welfare, to align their interests with those of the Company stockholders and to encourage them to remain with the Company.

         The Associate Stock Purchase Plan will be administered by the Stock Option and Compensation Committee (the "Committee") or any other committee members of the Board of Directors appointed to administer the Associate Stock Purchase Plan. The Committee may delegate its authority to an administrator.

         Any individual who is an employee of the Company or any approved subsidiary of the Company whose customary employment with the Company or any approved subsidiary is at least twenty (20) hours per week and who has been employed by the Company for a period of at least ninety (90) days is eligible to participate in the Associate Stock Purchase Plan. The number of individuals who are eligible employees of the Company as of September 30, 1996 is approximately 1,200.

         Notwithstanding the eligibility provisions described above, no employee of the Company or any approved subsidiary shall be granted an option to purchase Checkfree Common Stock under the Associate Stock Purchase Plan (i) if, immediately after the grant, such employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time.

         Eligible employees are entitled to participate in one or both of the offering periods ("Offering Periods") conducted under the Associate Stock Purchase Plan during each calendar year. The Offering Periods commence January 1 and July 1 of each year and end on the following June 30 or December 31, respectively, provided, however, that the Committee may change the duration of the Offering Periods, but in no event shall an option granted under the Associate Stock Purchase Plan be exercisable more than twenty-seven (27) months from its date of grant. During each Offering Period, eligible employees may direct and authorize the Company to make payroll deductions during the Offering Period in an amount from one percent (1%) to fifteen percent (15%) of such employee's compensation which he or she receives during the Offering Period. All payroll deductions made for a participant are credited to his or her account under the Associate Stock Purchase Plan. A participant may not make additional payments into such account. The Company's Board of Directors may limit the number of shares of Checkfree Common Stock that participants can acquire in any Offering Period by giving notice to employees prior to commencement of such Offering Period.

         On the first day of each Offering Period, each eligible employee participating in such Offering Period is granted an option to purchase on the last day of each Offering Period (at the applicable purchase price) up to a number of shares of Checkfree Common Stock determined by dividing such employee's payroll deductions accumulated during the Offering Period by the applicable purchase price. The Company does not receive any consideration for the grant of any options.

         On the last day of each Offering Period, each participating employee purchases shares at a purchase price per share in amount equal to eighty-five percent (85%) of the fair market value of a share of Checkfree Common Stock on the first trading day of each Offering Period or on the last trading day of each Offering Period, whichever is lower.

         A participant in the Associate Stock Purchase Plan may discontinue his or her participation in the plan by notifying the Company. Unless allowed by the Committee, a participant in the Associate Stock Purchase Plan may not increase or decrease his or her participation in the plan during an Offering Period.

         The maximum number of shares of Checkfree Common Stock which will be issued pursuant to the Associate Stock Purchase Plan shall be 1,000,000 shares, subject to appropriate adjustment if there is any increase, reduction, or change or exchange or Checkfree Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse split, combination or exchange of shares, repurchase of Checkfree Common Stock or change in corporate structure. The Committee shall conclusively determine such appropriate adjustments, if any, to be made under the Associate Stock Purchase Plan. The market value of the 1,000,000 shares of Checkfree Common Stock to be subject to the Associate Stock Purchase Plan was approximately $20,000,000 at September 30, 1996.

         The Company's Board of Directors may at any time and for any reason, no more than once every six months, amend, modify, suspend or terminate the Associate Stock Purchase Plan provided no such termination can affect options previously granted. The Associate Stock Purchase Plan, subject to the Company's Board of Directors' right to terminate the Plan, will automatically terminate on December 31, 2006.

FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the Associate Stock Purchase Plan are intended to constitute qualified stock options in an "employee stock purchase plan" under
Section 423 of the Code. In general, no taxable income will be realized at the time an option is granted pursuant to the Associate Stock Purchase Plan (i.e., the Enrollment Date) or at the time of purchase of shares of Checkfree Common Stock pursuant to the Associate Stock Purchase Plan. Upon disposition of shares (other than a transfer by a decedent to his or her estate) two years or more after the date of the grant of the option and at least one year after acquiring such shares, a participant will recognize as ordinary income (and not as gain upon the sale or exchange of a capital asset) an amount equal to the lesser of:

         (i) The excess of the fair market value of the shares on the date of disposition over the amount paid for such shares, or

         (ii) 15% of the fair market value of the shares at the time of grant of the option.

         In addition, a participant may incur a capital gain in an amount equal to the difference between the sale price of the shares and the basis in the shares (i.e., purchase price plus the amount, if any, taxed to the participant as ordinary income described above).

         Upon disposition of the shares (including any gifts of shares) within two years after the date when a participant is granted an option or within one year after the date a participant acquires such shares, the participant generally will have ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the amount paid for the shares. In addition, the participant may incur a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and basis in the shares (i.e., purchase price plus the amount, if any, taxed to the participant as ordinary income as described above).

         In the event that the sale of shares acquired upon the exercise of an option could subject a participant to liability under Section 16(b) of the Securities Exchange Act of 1934, the time for determining the amount of ordinary income, for reporting such income, and for commencing the holding period for capital gains purposes is postponed until the restrictions of Section 16(b) no longer apply. The amount of ordinary income reportable and the amount of the Company's corresponding deduction will be measured by the excess of the fair market value per share on such later date over the exercise price paid for the shares. However, by making an appropriate election under Section 83(b) of the Code within 30 days of the exercise date of an option, a participant may treat the acquired shares for income tax purposes as if they were not restricted under said Section 16(b).

         Upon a disposition of any shares of Checkfree Common Stock received pursuant to the exercise of any option under the Associate Stock Purchase Plan or any event resulting in taxable compensation to a participant, the Company will have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Committee's sole discretion, the Company may withhold all such amounts from other cash compensation then being paid to the participant by the Company.

                                     EXPERTS

         The consolidated financial statements of the Company as of June 30, 1996 and December 31, 1995 and 1994, and for the six months ended June 30, 1996 and each of the three years in the period ended December 31, 1995 and the related financial statement schedule incorporated in this Prospectus/Proxy Statement/Information Statement from the Company's Transition Report on Form 10-K for the six months ended June 30, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Checkfree Special Meeting and will respond to appropriate questions and to make a statement if such representatives so desire.

         The financial statements of ISC at July 31, 1996 and for the year ending July 31, 1996, included in this Prospectus/Proxy Statement/Information Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The validity of the Checkfree Common Stock to be issued to the sole stockholder of ISC pursuant to the Merger and certain other legal matters in connection with the Merger will be passed upon for the Company by Porter, Wright, Morris & Arthur, Columbus, Ohio. Partners of Porter, Wright, Morris & Arthur who participated in the preparation of this Prospectus/Proxy Statement/Registration Statement beneficially own an aggregate of 37,614 shares of Checkfree Common Stock consisting of a combination of stock and options exercisable within 60 days after the date of this Prospectus/Proxy Statement/Information Statement. See "Certain Relationships and Related Transactions" in the Company's Transition Report on Form 10-K.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page

FINANCIAL STATEMENTS OF ISC

   Independent Auditors' Report......................................     F-2

   Balance Sheets ...................................................     F-3

   Statements of Operations..........................................     F-4

   Statements of Stockholders' Equity (Net Capital Deficiency) ......     F-5

   Statements of Cash Flows .........................................     F-6

   Notes to Financial Statements ....................................     F-7

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Intuit Services Corporation


We have audited the accompanying balance sheet of Intuit Services Corporation (a wholly owned subsidiary of Intuit Inc.) as of July 31, 1996, and the related statements of operations, stockholder's equity (net capital deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intuit Services Corporation at July 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.






                                                 ERNST & YOUNG LLP
Palo Alto, California
October 22, 1996

                           Intuit Services Corporation

                                 Balance Sheets


                                                                                                      JULY 31,
                                                                                           1995                  1996
                                                                                  ---------------------------------------------
                                                                                       (Unaudited)
ASSETS
Current assets:
   Cash                                                                               $      134,825       $        600,523
   Accounts receivable, net of allowance for doubtful accounts of $107,328 and
     $548,904 in 1995 and 1996, respectively                                                 389,158              2,837,798
   Other current assets                                                                       59,395                136,321
                                                                                  ---------------------------------------------
Total current assets                                                                         583,378              3,574,642

Property and equipment, net                                                                1,885,038             15,918,603
Intangible assets, net                                                                     3,398,238                903,238
Goodwill, net                                                                              1,227,695                411,695
                                                                                  ---------------------------------------------
Total assets                                                                          $    7,094,349       $     20,808,178
                                                                                  =============================================

LIABILITIES AND  STOCKHOLDER'S EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
   Accounts payable                                                                   $      280,564       $      2,484,620
   Payable to parent                                                                       5,572,614             29,939,069
   Accrued compensation                                                                       75,038                623,775
   Other accrued liabilities                                                                 158,780                283,258
                                                                                  ---------------------------------------------
 Total current liabilities                                                                 6,086,996             33,330,722

Commitments

STOCKHOLDER'S EQUITY
(Net capital deficiency):
   Common stock, $1.00 par value; 1,000,000 shares authorized; 100 shares issued
     and outstanding                                                                             100                    100
   Additional paid-in capital                                                              7,684,900              7,684,900
   Accumulated deficit                                                                    (6,677,647)           (20,207,544)
                                                                                  ---------------------------------------------
Total Stockholder's equity (net capital deficiency)                                        1,007,353            (12,522,544)
                                                                                  ---------------------------------------------
                                                                                      $    7,094,349       $     20,808,178
                                                                                  =============================================



                             See accompanying notes.
                                       F-3

                           Intuit Services Corporation

                            Statements of Operations


                                                        PREDECESSOR ENTITY
                                                      -----------------------
                                                            AUGUST 1,           JULY 15,
                                                               1993               1994
                                                             THROUGH            THROUGH               YEAR ENDED JULY 31,
                                                             JULY 14,           JULY 31,      ------------------------------------
                                                               1994               1994             1995               1996
                                                     ----------------------------------------------------------------------------
                                                            (Unaudited)        (Unaudited)      (Unaudited)

Net revenue                                                  $1,450,170        $         -      $ 3,194,442        $ 14,331,308

Cost of sales                                                   551,881                  -        1,556,639           7,795,287
Amortization of purchased software                                    -                  -        1,529,000           1,471,000
                                                     ----------------------------------------------------------------------------
Gross profit                                                    898,289                  -          108,803           5,065,021

Costs and expenses:
   Customer service and technical support                       214,620                  -          498,657           5,048,985
   Selling and marketing                                        183,960                  -        1,479,000           4,190,819
   Research and development                                     383,251                  -        1,649,904           2,638,264
   General and administrative                                   199,290                  -        1,931,108           4,876,850
   Charge for purchased research and development
                                                                      -          1,388,476                -                   -
   Amortization of goodwill and intangibles                           -                  -        1,917,000           1,840,000
                                                     ----------------------------------------------------------------------------
Total costs and expenses                                        981,121          1,388,476        7,475,669          18,594,918
                                                     ----------------------------------------------------------------------------

Net loss before tax benefit                                     (82,832)        (1,388,476)      (7,366,866)        (13,529,897)
Tax benefit                                                           -                  -        2,077,695                   -
                                                     ----------------------------------------------------------------------------
Net loss                                                     $  (82,832)       $(1,388,476)     $(5,289,171)       $(13,529,897)
                                                     ============================================================================


                             See accompanying notes.
                                       F-4

                           Intuit Services Corporation

          Statement of Stockholder's Equity (Net Capital Deficiency)


                                                                                                                           TOTAL
                                                                                                                       STOCKHOLDER'S
                                                           COMMON STOCK               ADDITIONAL                           EQUITY
                                                   ----------------------------------  PAID -IN         ACCUMULATED    (NET CAPITAL
                                                   SHARES                AMOUNT        CAPITAL            DEFICIT        DEFICIENCY)
                                                   ---------------------------------------------------------------------------------
                                                   ---------------------------------------------------------------------------------

Balance at July 31, 1993
   (predecessor entity - unaudited)                  410,033          $    106,351    $        -     $    288,397      $    394,748
Net loss through July 14, 1994
   (predecessor entity - unaudited)                        -                     -             -          (82,832)          (82,832)
                                                   ---------------------------------------------------------------------------------
Balance at July 14, 1994
   (predecessor entity - unaudited)                  410,033               106,351             -          205,565           311,916
Effects of merger with Intuit Inc. (unaudited)      (409,933)             (106,251)    7,684,900         (205,565)        7,373,084
Net loss from July 15, 1994
   to July 31, 1994 (unaudited)                            -                     -             -       (1,388,476)       (1,388,476)
                                                   ---------------------------------------------------------------------------------
Balance at July 31, 1994 (unaudited)                     100                   100     7,684,900       (1,388,476)        6,296,524
Net loss (unaudited)                                       -                     -             -       (5,289,171)       (5,289,171)
                                                   ---------------------------------------------------------------------------------
Balance at July 31, 1995 (unaudited)                     100                   100     7,684,900       (6,677,647)        1,007,353
Net loss                                                   -                     -             -      (13,529,897)      (13,529,897)
                                                   ---------------------------------------------------------------------------------
Balance at July 31, 1996                                 100          $        100    $7,684,900     $(20,207,544)     $(12,522,544)
                                                   =================================================================================


                             See accompanying notes.
                                       F-5

                           Intuit Services Corporation

                             Statement of Cash Flows


                                                        PREDECESSOR
                                                           ENTITY
                                                        -----------
                                                         AUGUST 1,         JULY 15,
                                                            1993             1994
                                                          THROUGH          THROUGH          YEAR ENDED JULY 31,
                                                          JULY 14,         JULY 31, ------------------------------
                                                            1994             1994       1995             1996
                                                        ----------------------------------------------------------
                                                        (Unaudited)      (Unaudited)     (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                $(82,832)    $(1,388,476)  $(5,289,171)      $(13,529,897)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Charge for purchased research and development
                                                               -       1,388,476             -                  -
   Amortization of purchased software                          -               -     1,529,000          1,471,000
   Amortization of goodwill and intangibles                    -               -     1,917,000          1,840,000
   Depreciation and amortization                          42,731               -       177,019          4,024,134
                                                        ----------------------------------------------------------
   Net loss before charges for purchased research and
     development, amortization and depreciation
                                                         (40,101)              -    (1,666,152)        (6,194,763)
     Net changes:
       Accounts receivable                              (129,357)              -      (190,997)        (2,448,640)
       Other current assets                                1,620               -       (49,106)           (76,926)
       Accounts payable                                   18,070               -       246,222          2,204,056
       Accrued compensation                                    -               -        75,038            548,737
       Deferred income taxes                              (3,049)              -    (2,087,325)                 -
       Other accrued liabilities                               -               -       158,780            124,478
                                                        ----------------------------------------------------------
Net cash used in operating activities                   (152,817)              -    (3,513,540)        (5,843,058)
                                                        ----------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                        49,342               -    (1,993,706)       (18,057,699)

CASH FLOWS FROM FINANCING ACTIVITIES
Payable to parent                                              -               -     5,572,614         24,366,455
                                                        ----------------------------------------------------------

Increase in cash and cash equivalents                   (103,475)              -        65,368            465,698
Cash and cash equivalents at beginning of period
                                                         172,932          69,457        69,457            134,825
                                                        ----------------------------------------------------------
Cash and cash equivalents at end of period              $ 69,457     $    69,457   $   134,825        $   600,523
                                                        ==========================================================


                             See accompanying notes.
                                       F-6

                           Intuit Services Corporation


                          Notes to Financial Statements

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND BASIS OF PRESENTATION

Intuit Services Corporation (the "Company") is a wholly owned subsidiary of Intuit Inc. ("Intuit"). The Company provides electronic banking processing services and bill payment.

On July 14, 1994, Intuit acquired all the common stock of National Payment Clearinghouse, Inc. (the "Predecessor"). The acquisition was accomplished through a merger between the Predecessor and Intuit Acquisition Corp., a wholly owned subsidiary of Intuit (which then changed its name to Intuit Services Corporation). The merger was treated as a tax-free reorganization for income tax purposes.

The accompanying financial statements present the results of operations, cash flows, and changes in stockholder's equity for the Predecessor through July
14, 1994 and of Intuit Services Corporation thereafter. For practical purposes, the actual cutoff date was July 31, 1994; however, with the exception of the charge for purchased research and development, the operating activity between July 15, 1994 and July 31, 1994, which is included in the Predecessor, was not significant.

In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 54, and as a result of Intuit's acquisition of the Predecessor, the Company has utilized the "push-down" basis of accounting and has reflected in its financial statements the excess of cost over the book value of the net assets acquired, determined in accordance with the purchase method of accounting. Accordingly, the purchase price paid by Intuit was allocated to the identifiable assets and liabilities, including purchased research and development, which was charged to the Company's operations at the time of the acquisition. This new basis of accounting resulted in costs in excess of net assets acquired of approximately $9.5 million, of which $1.4 million was written off as purchased research and development in the period ended July 31, 1994. The remaining $8.1 million of identified intangibles and goodwill are being amortized over periods of between one and five years. The amount by which the purchase price exceeded the Predecessor's net book value has been reflected as paid-in capital in the accompanying financial statements.

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

THE COMPANY AND BASIS OF PRESENTATION (CONTINUED)

Subsequent to the acquisition, Intuit began performing certain services for the Company (see Note 2), including general management, accounting, cash management, and other administrative services. The amounts charged to the Company for such services have been determined based on proportional cost allocations in accordance with Staff Accounting Bulletin No. 55, and have been agreed to by the management of the Company and Intuit. In the opinion of the Company management, the allocation methods used are reasonable. Such allocations, however, are not necessarily indicative of costs that would have been incurred had the Company continued to operate independent of Intuit. No formal agreement currently exists which specifies the nature of services to be provided by Intuit to the Company, or the charges for such services. Therefore, the 1996 amounts are not necessarily indicative of the future charges to be incurred by the Company.

The Company's parent, Intuit Inc., develops, markets and supports personal finance, small business accounting and tax preparation software products and electronic services to enable individuals, professionals and small businesses to automate commonly performed financial tasks.

UNAUDITED INFORMATION

Information for the predecessor entity for the period from August 1, 1993 through July 14, 1994, and for the Company for the period from July 15, 1994 through July 31, 1994 and for the twelve months ended July 31, 1995 is unaudited.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable and assessing the carrying value of remaining purchased intangible balances. Actual results could differ from those estimates.

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

Research and development costs incurred to establish the technological feasibility of computer software products are charged to operations as incurred.

Software development costs have been expensed in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility and ends when a product is available for general release to customers. Such costs have been immaterial to date.

CUSTOMER SERVICE AND TECHNICAL SUPPORT

Customer service and technical support costs include customer inquiries and telephone assistance. The costs of post-contract customer support are included in customer service and technical support expenses and are not included in cost of goods sold.

CASH

The Company maintains its cash accounts at one large banking institution.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives or remaining lease terms.

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Property and equipment consist of:

                                                                       JULY 31,
                                                              1995                  1996
                                                     ---------------------------------------------
                                                          (Unaudited)

Machinery and equipment                                   $   1,813,876        $    16,392,950
Furniture and fixtures                                          265,879              2,344,289
Leasehold improvements                                          103,074              1,503,289
                                                     ---------------------------------------------
                                                              2,182,829             20,240,528
Less accumulated depreciation and amortization
                                                               (297,791)            (4,321,925)
                                                     ---------------------------------------------
                                                             $1,885,038            $15,918,603
                                                     =============================================

GOODWILL AND INTANGIBLE ASSETS

The excess cost over the fair value of net assets acquired (goodwill) and the cost of identified intangibles are being amortized on a straight-line basis over the following periods:

                                                                          NET BALANCE AT JULY 31,
                                                              ---------------------------------------------
                                            LIFE IN YEARS              1995                  1996
                                        -------------------------------------------------------------------
                                                                   (Unaudited)

Goodwill                                          3                   $1,227,695             $411,695
Customer lists                                    3                   $1,294,238             $430,238
Covenant not to complete                          5                   $  633,000             $473,000
Purchased technology                              2                   $1,471,000             $      -

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

The intangible asset balances presented above are net of total accumulated amortization of $3,446,000 and $6,757,000 at July 31, 1995 and 1996,
respectively.

The carrying value of goodwill and intangible assets is reviewed on a regular basis for the existence of facts or circumstances both internally and externally that may suggest impairment. To date no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on undiscounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

CONCENTRATION OF CREDIT RISK

The Company generates all its revenue from the sale of on-line banking and bill payment services provided to banking institutions as these services are performed. Revenue is recognized, net of discounts, when service is provided.

Financial investments that potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The credit risk in the Company's accounts receivable is mitigated by the fact that the Company performs ongoing credit evaluations of its customers' financial condition, accounts receivable are primarily derived from customers in North America and the customers are large, recognized banking institutions. Generally, no collateral is required. The Company maintains reserves for estimated credit losses and such losses have historically been within management's expectations.

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


2. RELATED PARTY TRANSACTIONS

Beginning in fiscal 1995, certain Intuit corporate expenses, primarily related to executive management time, accounting, cash management, and other administrative services, have been allocated to the Company. Total expenses allocated were $1,395,000 and $1,840,000 for the years ended July 31, 1995 and 1996, respectively. Additionally, Intuit has advanced the Company funds for operating requirements and for purchases of property and equipment. These expense allocations and the funds advanced have been recorded as a payable to parent in the accompanying financial statements. The average balances outstanding during the years ended July 31, 1995 and 1996 totaled $2,786,000 and $18,491,000, respectively. No interest expense has been charged on the payable due to Intuit.

3. COMMITMENTS

OPERATING LEASES

The Company leases its office facilities under an operating lease agreement. The lease requires monthly rental payments in varying amounts through September 2001. This lease also requires the Company to pay all property taxes, normal maintenance, and insurance on the leased facilities.

Future minimum lease payments under the noncancelable operating lease as of July 31, 1996 is as follows:

1997                                                         $  363,000
1998                                                            372,000
1999                                                            380,000
2000                                                            345,000
2001                                                             56,000
                                                             ----------
                                                             $1,516,000
                                                             ==========

Total rental expense under this lease was approximately $69,000, $73,000 and $419,000, for the period from August 1, 1993 to July 14, 1994 and the years ended July 31, 1995 and 1996, respectively.

                           Intuit Services Corporation

(Information at July 31, 1995 and for the year ended July 31, 1995 is unaudited)


4. STOCK OPTIONS

Upon acquisition by Intuit, stock options outstanding from the Predecessor entity were assumed by Intuit. No stock options have been issued by the Company. Certain ISC employees have been awarded options under Intuit's 1993 Equity Incentive Plan.

5. INCOME TAXES

The tax position in the financial statements presents the Company on a stand-alone basis. The losses of the Company were benefited by Intuit on a consolidated basis. Had the Company benefited the losses, the Company would have had deferred tax assets of approximately $400,000 and $5,000,000 as of July 31, 1995 and 1996. These deferred tax assets would relate primarily to net operating loss carryforwards, and would have been fully offset by a valuation allowance in both years.

6. SUBSEQUENT EVENT

On September 16, 1996, Intuit Inc. announced plans to sell the Company to CheckFree Corporation ("CheckFree") in exchange for 12.6 million shares of CheckFree common stock. Subject to regulatory and CheckFree stockholder approval, the transaction is expected to be finalized by the end of calendar year 1996. Upon completion of the transaction, the balance of the payable to Intuit will be forgiven by Intuit.

                                                                      Appendix A
--------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                              CHECKFREE CORPORATION

                      CHECKFREE ACQUISITION CORPORATION II

                                   INTUIT INC.

                                       AND

                           INTUIT SERVICES CORPORATION


-------------------------------------------------------------------------------


                         Dated as of September 15, 1996

                                TABLE OF CONTENTS

                                                                                                  Page

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01               The Merger...............................................................
SECTION 1.02               Effect of the Merger.....................................................
SECTION 1.03               Consummation of the Merger ..............................................
SECTION 1.04               Charter; By-Laws; Directors and Officers.................................
SECTION 1.05               Acknowledgement Regarding the Company's Assets...........................
SECTION 1.06               Further Assurances.......................................................


                                   ARTICLE II
                            CONVERSION OF SECURITIES

SECTION 2.01               Conversion of Securities of the Company..................................
SECTION 2.02               Merger Consideration Adjustment..........................................
SECTION 2.03               Release of Escrow Shares.................................................
SECTION 2.04               Conversion of Acquisition Common Stock...................................
SECTION 2.05               Surrender and Exchange of Shares.........................................
SECTION 2.06               Closing of Stock Transfer Books..........................................
SECTION 2.07               Closing          ........................................................
SECTION 2.08               Tax-Free Reorganization..................................................

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01               Representations and Warranties of Holdings and the Company...............
SECTION 3.02               Representations and Warranties of Holdings...............................
SECTION 3.03               Representations and Warranties of Parent.................................
SECTION 3.04               Representations and Warranties of Acquisition............................


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01               Conduct of the Company's Business........................................
SECTION 4.02               Registration Statement; Stockholder Approval, Etc........................
SECTION 4.03               Access to Information....................................................
SECTION 4.04               Further Assurances.......................................................
SECTION 4.05               Inquiries and Negotiations...............................................
SECTION 4.06               Notification of Certain Matters..........................................

SECTION 4.07               Compliance with the Securities Act........................................
SECTION 4.08               Conduct of Parent's Business..............................................
SECTION 4.09               Employment and Severance Liabilities......................................
SECTION 4.10               Contractual Obligations...................................................
SECTION 4.11               Indemnity.................................................................
SECTION 4.12               Agreements Executed.......................................................
SECTION 4.13               Stockholder Agreements and Proxies........................................
SECTION 4.14               Revenue Make-Up...........................................................
SECTION 4.15               Board Visitation Rights...................................................
SECTION 4.16               Reimbursement for Certain Charges and Costs...............................
SECTION 4.17               Debt......................................................................

                                    ARTICLE V
                            CONDITIONS TO THE MERGER

SECTION 5.01               Conditions to Each Party's Obligation to Effect the Merger...............
SECTION 5.02               Conditions to the Obligation of Holdings and the Company
                           to Effect the Merger.....................................................
SECTION 5.03               Conditions to the Obligation of Parent and Acquisition
                           to Effect the Merger......................................................

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

SECTION 6.01               Termination and Abandonment..............................................
SECTION 6.02               Effect of Termination....................................................

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.01               Indemnification by Holdings................................................
SECTION 7.02               Claims.....................................................................
SECTION 7.03               Notice and Defense of Third-Party Claims...................................
SECTION 7.04               Settlement or Compromise...................................................
SECTION 7.05               Limitations on Indemnification.............................................

                                  ARTICLE VIII
                            NONCOMPETITION AGREEMENT

SECTION 8.01               Certain Acknowledgments....................................................
SECTION 8.02               Noncompetition Agreement...................................................
SECTION 8.03               Exception..................................................................
SECTION 8.04               No Objection or Defense....................................................
SECTION 8.05               Enforcement of Noncompetition Agreement....................................

SECTION 8.06               Early Termination of Noncompetition Agreement............................
SECTION 8.07               Effect on Acquiror.......................................................

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01               Survival of Representations and Warranties...............................
SECTION 9.02               Interpretation of Representations and Warranties.........................
SECTION 9.03               Reliance by Parent and Acquisition.......................................
SECTION 9.04               Expenses, Etc............................................................
SECTION 9.05               Publicity................................................................
SECTION 9.06               Execution in Counterparts................................................
SECTION 9.07               Notices..................................................................
SECTION 9.08               Waivers..................................................................
SECTION 9.09               Amendments, Supplements, Etc.............................................
SECTION 9.10               Entire Agreement.........................................................
SECTION 9.11               Applicable Law...........................................................
SECTION 9.12               Binding Effect, Benefits.................................................
SECTION 9.13               Assignability............................................................
SECTION 9.14               Severability.............................................................
SECTION 9.15               Variation and Amendment..................................................

                         INDEX TO SCHEDULES AND EXHIBITS


Schedule                 Description
--------                 -----------
       1.05            Illinois-Located Assets and Properties Owned by Holdings
       3.01(c)         Capitalization/Stockholders
       3.01(e)         Certain Conflicts
       3.01(f)         Consents
       3.01(g)         Certain Liabilities
       3.01(h)         Certain Changes or Events
       3.01(j)         Litigation
       3.01(k)         Liens and Encumbrances
       3.01(l)         Real Property Interests
       3.01(m)         Intellectual Property Rights
       3.01(n)         Labor Matters
       3.01(o)         Severance Arrangements
       3.01(p)         Taxes
       3.01(q)         Permits
       3.01(r)         Employee Benefit Plans
       3.01(s)         Environmental Matters
       3.01(u)         Material Contracts
       3.01(v)         Insurance
       3.01(x)         Claims Against Officers and Directors
       3.01(y)         Customers; Suppliers, etc.
       3.01(z)         Improper Payments
       3.01(aa)        Brokers
       3.01(bb)        Accounts Receivable
       3.02(d)         Certain Conflicts
       3.02(e)         Consents
       3.02(g)         Brokers
       3.03(b)         Subsidiaries
       3.03(c)         Capitalization
       3.03(f)         Consent
       3.03(j)         Registration Rights
       3.03(k)         Brokers
       4.09            Employment and Severance Liabilities
       4.10            Contractual Obligations of Holdings
       4.16            Reimbursement Matters
       9.04            Expenses

Exhibits                            Description
--------                            -----------
         Exhibit A                  Parent Tax Representation Certificate
         Exhibit B                  Services and License Agreement
         Exhibit C                  Assignment and License Agreement
         Exhibit D                  Stock Restriction Agreement
         Exhibit E                  Shareholder Agreement and Proxy
         Exhibit F                  Escrow Agreement
         Exhibit G                  Registration Rights Agreement
         Exhibit H                  Opinions of Porter, Wright, Morris & Arthur
         Exhibit I                  Opinions of Fenwick & West LLP

                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1996 (the "Effective Date"), among CHECKFREE CORPORATION, a Delaware corporation ("Parent"), CHECKFREE ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), INTUIT INC., a Delaware corporation ("Holdings"), and INTUIT SERVICES CORPORATION, a Delaware corporation (the "Company"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Delaware GCL") with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition shall cease; and

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that at the Effective Time (as hereinafter defined) all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock"), as hereinafter provided; and

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and

         WHEREAS, the respective Boards of Directors of Parent, Acquisition, Holdings, and the Company, have approved the Merger;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the Delaware GCL, Acquisition shall be merged with and into the Company, the separate existence of Acquisition shall cease, and the Company shall continue as the Surviving Corporation under the corporate name of "CHECKFREE SERVICES CORPORATION."

         SECTION 1.02 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to, and assume all the rights and obligations of, the Company and Acquisition in accordance with the Delaware GCL and the Merger shall otherwise have the effects set forth in Section 259 of the Delaware GCL.

         SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not previously been terminated in accordance with the provisions of Section 6.01 hereof, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a properly executed certificate of merger in accordance with the Delaware GCL (the time of such filing being referred to herein as the "Effective Time").

         SECTION 1.04 Charter; By-Laws; Directors and Officers. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and as provided by the Delaware GCL, except that, at the Effective Time, Article I thereof shall be amended to read as follows: "The name of the Corporation is "CHECKFREE SERVICES CORPORATION." The By-Laws of the Surviving Corporation from and after the Effective Time shall be the By-Laws of Acquisition as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware GCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers, respectively, of Acquisition immediately prior to the Effective Time, in each case until their removal or until their respective successors are duly elected and qualified.

         SECTION 1.05 Acknowledgement Regarding the Company's Assets. For purposes of clarifying the rights to be acquired upon consummation of the Merger, Parent and Acquisition hereby acknowledge and agree with Holdings and the Company that the assets set forth on Schedule 1.05 hereto, located at 2001 Butterfield Road, Suite 700, 800 and 900, Downer's Grove, Illinois and 444 North Commerce Street, Aurora, Illinois are as of the Effective Date of this Agreement, owned by Holdings.

         SECTION 1.06 Further Assurances. Subject to the provisions of Section
1.05 hereof, if at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement; provided, however, that the Surviving Corporation shall have no rights under this Section
1.06 in connection with any of Holdings' assets, properties, services, businesses or properties.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without the need for any action on the part of the holders of the capital stock of the Company, at the Effective Time, all outstanding shares of the capital stock of the Company (excluding shares held in the treasury of the Company, which shall be canceled as provided in paragraph (c) below, and subject to Section 2.05(c) hereof) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

                  (a) Merger Consideration. The shares of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 12,600,000 shares of Parent Common Stock, subject to the potential adjustment set forth in Section 2.02 hereof, as follows (the "Merger Consideration"):

                           (i) 11,340,000 shares of Parent Common Stock shall be
                  issued to the sole stockholder of the Company Common Stock at Closing (as hereinafter defined); and

                           (ii) 1,260,000 shares of Parent Common Stock (the
                  "Escrow Shares") shall be issued to the sole stockholder of the Company Common Stock subject to Section 2.03 below. Upon any adjustment of the Merger Consideration pursuant to
                  Section 2.02, the number of shares of Parent Common Stock that are Escrow Shares shall be reduced in proportion to such Merger Consideration Adjustment (as hereinafter defined).

If, prior to the Effective Time, Parent recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes or series, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock (a "Capital Change"), then the number of shares of Parent Common Stock constituting the Merger Consideration shall be adjusted appropriately to reflect each such Capital Change.

                  (b) Company Common Stock. At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Merger Consideration by the number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time.

                  (c) Treasury Stock. At the Effective Time, each share of capital stock of the Company that is then held in the treasury of the Company (if any) shall be canceled and retired and no capital stock of Parent and no cash or other consideration shall be paid or delivered in exchange therefor.

         SECTION 2.02 Merger Consideration Adjustment. In the event that, after the date of this Agreement and prior to the Closing, the Company incurs, realizes, or otherwise experiences a Material Adverse Change (as hereinafter defined) in its financial condition, properties, assets, liabilities, Business (as defined herein), operations, or results of operations, then at or prior to the Effective Time, the Merger Consideration shall be adjusted as follows:

                  (a) Change Notice. If Parent believes that the Company has incurred, realized, or otherwise experienced a Material Adverse Change in its financial condition, properties, assets, liabilities, Business (as defined herein), operations, or results of operations and Parent desires a Merger Consideration Adjustment (as defined below), then Parent must prior to Closing give Holdings and the Company written notice of Parent's claim that such a Material Adverse Change has occurred (the "Change Notice"), which Change Notice shall state with specificity the grounds on which Parent contends that such Material Adverse Change has occurred and Parent's proposal for a Merger Consideration Adjustment. Parent may only make one (1) request for a Merger Consideration Adjustment.

                  (b) Attempt to Agree. Following their receipt of the Change Notice, Parent, Holdings and the Company will in good faith consider Parent's assertions set forth in the Change Notice and will use their best efforts to in good faith reach a mutual agreement, as promptly as practicable, as to the amount by which the Merger Consideration shall be reduced by reason of the Material Adverse Change described in the Change Notice (the "Merger Consideration Adjustment"). In attempting to reach an agreement as to the Merger Consideration Adjustment, the parties will consider, among other things, the extent (if any) to which the fair market value of the Company has been diminished by the Material Adverse Change described in the Change Notice. If Parent, Holdings and the Company agree to a Merger Consideration Adjustment, then they shall execute a written agreement to such effect (the "Merger Consideration Agreement") setting forth the amount of the Merger Consideration Adjustment they have agreed to.

                  (c)      Dispute Resolution Procedure.

                            (i) Agreement on Material Adverse Change. If Parent,
Holdings and the Company agree that a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date (as hereinafter defined), but are unable to mutually agree in writing on the amount of a Merger Consideration Adjustment within ten
(10) days after the date on which Holdings and the Company receive the Change Notice (the "Receipt Date"), then the amount of the Merger Consideration Adjustment (if any) shall be determined in accordance with the appraisal procedure set forth in Section 2.02(c)(iii) below.

                            (ii) No Agreement on Material Adverse Change. If
Holdings and the Company do not agree with Parent's assertion in the Change Notice that a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date, and Parent, Holdings and the Company have not agreed in writing on the amount of a Merger Consideration Adjustment within ten (10) days after the Receipt Date, then, within twenty (20) days after the Receipt Date, the parties shall submit to mandatory binding arbitration the sole issue of whether or not such a Material Adverse Change occurred. Such arbitration shall be conducted in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and shall be concluded within thirty (30) days to the extent reasonably practicable. The arbitration will be conducted by a single arbitrator, mutually selected by the parties, who shall decide only the issue of whether or not a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date in the manner set forth in the Change Notice. The arbitrator's determination as to whether or not such a Material Adverse Change occurred after the Effective Date of this Agreement and prior to the Closing Date shall be conclusive, final, non-appealable and binding upon each of the parties to this Agreement and judgment may be entered upon the arbitrator's determination in accordance with applicable law in any court having competent jurisdiction over the matter. In connection with the arbitration proceedings, the parties will be entitled to conduct discovery in scope, timing, types, and under such procedures as such parties would otherwise be afforded had the dispute or controversy hereunder been subject to the Federal Rules of Civil Procedure. If the arbitrator determines that no Material Adverse Change occurred after the Effective Date of this Agreement, then no Merger Consideration Adjustment shall be made; and if the arbitrator determines that a Material Adverse Change has occurred after the Effective Date of this Agreement, then the amount of the Merger Consideration Adjustment shall be determined by the appraisal procedure set forth in Section 2.02(c)(iii) below (unless the parties otherwise agree in writing). The foregoing agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

                            (iii) Appraisal Procedure. When the appraisal
procedure set forth in this subparagraph is required to be used by the provisions of subparagraph 2.02(c)(i) or (ii), then the amount of the Merger Consideration Adjustment shall be determined as follows. Within twenty (20) days after the Receipt Date (or within ten (10) days after the completion of the arbitration referred to in Section 2.02(c)(ii) if such arbitration occurs) (A) Parent, on the one hand, and Holdings and the

Company, on the other hand, shall each select one Qualified Appraiser (as defined below) (the "Selected Appraiser") to determine the amount of the Merger Consideration Adjustment (if any) arising from the Material Adverse Change set forth in the Change Notice; and (B) Parent, on the one hand, and Holdings and the Company, on the other hand, shall each give the other written notice (the "Appraiser Notice") of the identity of their respective Selected Appraiser. Parent's Selected Appraiser is sometimes hereinafter called the "Parent Appraiser" and the Selected Appraiser of Holdings and the Company is sometimes hereinafter called the "Holdings Appraiser." The Company shall provide each side's Selected Appraiser with full access during normal business hours to the Company's facilities, products, personnel, books, records and financial statements (subject to the execution of reasonable confidentiality agreements by such Selected Appraisers) solely for purposes of assisting the Selected Appraisers in determining the amount of the Merger Consideration Adjustment. Each Selected Appraiser shall attempt to determine the amount of the Merger Consideration Adjustment, which, for purposes of such appraisal, shall be the number of shares of the Parent's Common Stock equal to the quotient obtained by dividing (i) the amount (if any) by which the fair market value of the Company was diminished from the Effective Date of this Agreement to the Closing Date as a result of the Material Adverse Change described in the Change Notice, by (ii) the average closing price per share of the Parent's Common Stock as reported on the Nasdaq National Market (the "Nasdaq NM") for the five (5) trading days immediately preceding the Effective Date of this Agreement. Within ten (10) days after a Selected Appraiser has been selected, the Parent Appraiser and the Holdings Appraiser shall each deliver to Parent and Holdings a brief written report (the "Appraisal Report") setting forth such Selected Appraiser's appraisal and determination of the amount of the Merger Consideration Adjustment and, unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the Parent Appraiser and the Holdings Appraiser shall select a third appraiser (the "Determining Appraiser") which shall also be a Qualified Appraiser. The Determining Appraiser will review the Appraisal Reports and the amount of the Merger Adjustment will be the amount set forth in the Appraisal Report which is, in the judgment of the Determining Appraiser, the most nearly correct; provided, however, that notwithstanding the foregoing, if there is only one Selected Appraiser because Parent, on the one hand, or Holdings or the Company, on the other hand, fail to select its Selected Appraiser, then unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the amount of the Merger Consideration Adjustment shall conclusively be deemed to be the amount thereof determined by such Selected Appraiser in its Appraisal Report. Parent, on the one hand, and Holdings, on the other hand, shall pay the fees and expenses charged by such party's Selected Appraiser and shall share equally the fees and expenses charged by the Determining Appraiser. As used herein, the term "Qualified Appraiser" means an investment banking firm of national or regional reputation that is substantially experienced in representing and valuing software companies in underwritten public offerings and/or merger and acquisition transactions, provided that such investment banking firm and its affiliates do not have a family relationship, or a then-currently active significant business relationship with the party who selected such appraiser, or advised or represented any of the parties in connection with this Agreement and the transactions contemplated hereunder.

                            (iv) Efforts to Agree. Nothing in this paragraph
shall prevent the parties from further efforts to reach a mutual agreement on the amount of the Merger Consideration Adjustment (if any) while the arbitration procedure and/or the appraisal procedure described in

Sections 2.02(c)(ii) and (iii) above is pending and any mutual written agreement reached by Parent, Holdings and the Company regarding the amount of the Merger Consideration Adjustment shall be the conclusive, final, non-appealable and determinative resolution of the amount of the Merger Consideration Adjustment, binding upon each of the parties hereto.

                  (d) Material Adverse Change. As used herein, "Material Adverse Change" means a material adverse change other than a change arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Company employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (e) Meaning of Merger Consideration. From and after the effectiveness of any Merger Consideration Adjustment in accordance with this
Section 2.02, the term "Merger Consideration" as used in this Agreement, shall mean the reduced amount of Merger Consideration to be paid to Holdings as the sole stockholder of the Company pursuant to Section 2 of this Agreement, as modified by the Merger Consideration Adjustment.

         SECTION 2.03 Release of Escrow Shares. The Escrow Shares shall be released from escrow and delivered to Holdings one (1) year after the Closing Date, subject to the terms of the Escrow Agreement (as hereinafter defined) and the provisions of Article VII. The rights of Parent and Acquisition under
Article VII shall not be in any manner limited to the Escrow Shares, but shall be subject to the limitations set forth in Article VII.

         SECTION 2.04 Conversion of Acquisition Common Stock. At the Effective Time, each share of Common Stock, $.01 par value, of Acquisition that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and, by virtue of the Merger, automatically and without the need for any action on the part of the holder thereof, shall be converted into and become one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         SECTION 2.05 Surrender and Exchange of Shares.

                  (a) At the Effective Time, each holder of an outstanding certificate or certificates that immediately prior thereto represented shares of the capital stock of the Company shall surrender the same to Parent or its agent, and each such holder shall be entitled upon such surrender to receive in exchange therefor, without cost to it, the number of shares of Parent Common Stock into which the shares theretofore represented by the certificate so surrendered shall have been converted as provided in Section 2.01 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by Parent.

                  (b) If a certificate representing shares of the capital stock of the Company has been lost, stolen or destroyed, the holder of such certificate shall submit an affidavit describing the lost, stolen or destroyed certificate, the number of shares evidenced thereby and affirming the status of that certificate in lieu of surrendering such certificate to Parent, which shall deem such certificate canceled; provided that Parent may require the holder of such certificate to provide Parent with a bond in such amount as Parent may direct as a condition to paying any consideration hereunder. Until so surrendered, the outstanding certificates that, prior to the Effective Time, represented shares of the capital stock of the Company that shall have been converted as aforesaid shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the ownership of the Merger Consideration into which such shares have been so converted.

                  (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates held by stockholders of the Company, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Each holder of shares of the capital stock of the Company who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive from Parent at the Effective Time, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the per share closing prices on the Nasdaq NM of shares of Parent Common Stock during the five (5) consecutive trading days immediately preceding the Effective Date of this Agreement. It is understood (i) that the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration; and (ii) that no holder of shares of Company capital stock will receive cash in lieu of fractional shares of Parent Common Stock in an amount greater than the value of one full share of Parent Common Stock.

         SECTION 2.06 Closing of Stock Transfer Books. On and after the Effective Time, there shall be no transfers on the stock transfer books of the Company or Parent of shares of capital stock of the Company that were issued and outstanding immediately prior to the Effective Time.

         SECTION 2.07 Closing. The closing (the "Closing") shall be scheduled to occur at the offices of Porter, Wright, Morris & Arthur, Columbus, Ohio at 10:00 a.m. local time, on a date as soon as practicable (but in any event not later than the third business day, unless otherwise agreed) after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the date of closing (the "Closing Date").

         SECTION 2.08 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code by virtue of the provisions of Section 368(a)(2)(E) of the Internal Revenue Code. The parties believe that the value of the Parent Common Stock to be issued to Holdings as the sole stockholder of the Company in the Merger is equal to the value of the Company Common Stock to be surrendered in exchange therefor. The Parent Common Stock issued in the Merger will be issued solely in exchange for the Company's outstanding Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company's Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Internal Revenue Code is being paid by Parent for the Company Common Stock in the Merger. The parties will not take a position on any tax returns that is inconsistent with the provisions of this Section . In addition, Parent represents now, and as of the Effective Time, that it intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. Concurrently herewith, and again at the Closing, Parent shall execute and deliver to Holdings a certificate substantially in the form of Exhibit A. The provisions and representations contained or referred to in this Section 2.08 and in Exhibit A shall survive until the expiration of the applicable statute of limitations.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 Representations and Warranties of Holdings and the Company. Holdings and the Company, jointly and severally, represent and warrant to Parent and Acquisition, except as set forth in the Holdings/Company Disclosure Letter dated of even date herewith that is being delivered to Parent concurrently herewith (the "Holdings/Company Disclosure Letter"), as follows:

                  (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse effect on the properties, assets, financial condition, operating results or business of the Company, taken as a whole; provided, however, that the term "Company Material Adverse Effect" shall not include any such material adverse effect arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Company employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (b) Subsidiaries. The Company does not have any subsidiaries or ownership of any equity interest in any corporation, partnership, joint venture, or other business entity.

                           For purposes of this Agreement, the term
"subsidiary," when used with respect to Holdings or the Company, shall mean any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by either Holdings, the Company, and/or one or more of their other subsidiaries.

                  (c) Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, $1.00 par value per share. A total of 100 shares of Company Common Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable. No subscription, warrant, option, call, commitment, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding and there is not any commitment of the Company to issue any shares, warrants, options, or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth on Schedule 3.01(c), the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 3.01(c) sets forth a complete and correct list of the holders of record of the Company Common Stock and the holders of all options or other rights, if any, to purchase Company Common Stock, including by name of the holder the number of shares or the number of shares obtainable on exercise of options or rights held.

                  (d) Authority Relative to Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate approvals or proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby, other than the approval and adoption of this Agreement by the sole stockholder of the Company as required by the Delaware GCL. This Agreement has been duly executed and delivered by the Company and, subject to obtaining such stockholder approval, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. The Company's Board of Directors has by the requisite vote (i) determined that this Agreement and the Merger is advisable and fair and in the best interests of the Company and its sole stockholder and (ii) resolved to recommend the approval of this Agreement and the Merger by the Company's sole stockholder and to submit this Agreement and the Merger to the Company's sole stockholder for its consideration and approval when the Company is permitted to do so by applicable law. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (e) Non-Contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company or (ii) except as set forth on Schedule 3.01(e) hereof, result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument to which the Company is a party or by which its assets are bound, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the business conducted by the Company (the "Business") or to the Company or their respective properties, or (iii) result in the creation or imposition of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively, "Claims") in favor of any third person or entity upon any of the assets of the Company, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Company Material Adverse Effect.

                  (f) Consents. Except as set forth on Schedule 3.01(f), no consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance by the Company with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Company Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby or the ability of the Surviving Corporation or any of its subsidiaries to conduct the Business after the Effective Time.

                  (g) Financial Statements, Etc. The Company has furnished to Parent the unaudited balance sheet of the Company of July 31, 1996 and the related statements of operations for each of the two years ended July 31, 1996 and 1995, certified by the principal financial officer of the Company. The foregoing unaudited financial statements of the Company shall be collectively referred to as the "Financial Statements." All such Financial Statements (including any related schedules and/or notes, if any) have been prepared in a manner consistent with the manner with which Holdings has prepared financial statements for the Company and Holdings' other subsidiaries under accounting principles consistently applied and consistent with prior periods, except that such statements are subject to year end adjustments (which consist of normal recurring accruals) and do not contain footnote disclosures. Such balance sheet fairly presents in all material respects the financial position of the Company as of its respective date, and such statements of operations fairly present in all material respects the results of operations of the Company for the respective periods then ended, subject to normal year-end adjustments and the absence of footnote disclosures.

                           Except as and to the extent (i) reflected on the
unaudited balance sheet of the Company as of July 31, 1996 referred to above,
(ii) incurred since July 31, 1996 in the ordinary course of business consistent with past practice, or (iii) set forth on Schedule 3.01(g) hereto, the Company does not have any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with generally accepted accounting principles. Between July 31, 1996 and the Effective Date of this Agreement, the Company has not suffered any Company Material Adverse Effect.

                  (h) Absence of Certain Changes or Events. Except as set forth on Schedule 3.01(h) hereto, or as otherwise disclosed in the Financial Statements of the Company, since July 31, 1996, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed or refinanced any amount or incurred any liabilities (absolute or contingent) in excess of $50,000, other than trade payables incurred in the ordinary course of business consistent with past practice, (iii) discharged or satisfied any claim in excess of $100,000 or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of the Company as of July 31, 1996 and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practice or as otherwise contemplated hereby, (vii) sold, assigned or transferred any Intellectual Property Rights (as hereinafter defined) or other intangible assets, (viii) waived any rights of substantial value, whether or not in the ordinary course of business, (ix) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit of any director, officer or employee of the Company, or increased in any manner the compensation or fringe benefits of any director or officer of the Company, or increased the compensation or fringe benefits of any executive officer of the Company other than in the ordinary course of business consistent with past practices, or made any payment of a cash bonus to any director or officer or to any employee of, or consultant or agent to, the Company or made any other material change in the terms or conditions of employment, (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement,
(xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, (xii) suffered any damage, destruction or loss to any of its assets or properties, (xiii) made any change in its accounting systems, policies, principles or practices, (xiv) made any loans to any person, (xv) incurred damage, destruction, or loss, whether or not covered by insurance, affecting the properties, assets, or Business of the Company, (xvi) made any change with respect to management, supervisory, or other key personnel of the Company, (xvii) paid or discharged a lien or liability not appearing on the Financial Statements, or (xviii) to the extent not otherwise set forth herein, taken any action described in Section 4.01 hereof. Between July 31, 1996 and the Effective Date of this Agreement, there has not been a Material Adverse Change (as defined in Section 2.02(d)) in the financial condition, properties, assets, liabilities, Business, operations, results of operations of the Company.

                  (i) Certain Information. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information supplied by the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as hereinafter defined) will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent which relates to the Parent, Acquisition, or any affiliate or associate of Parent for inclusion in the Registration Statement or the

Proxy Statement/Prospectus. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information relating to the Company included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by the Company and/or Holdings will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Actions Pending. Except as set forth on Schedule 3.01(j) hereto, (i) there is no action, suit, dispute, investigation, proceeding or claim pending or, to the knowledge of Holdings and the Company, threatened against or affecting the Company, or its properties or rights, or the Business, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body, and the Company is not aware of any facts or circumstances which are reasonably likely to give rise to any such action, suit, dispute, investigation, proceeding or claim, (ii) the Company is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency, and (iii) the Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation, which (in the case of each of clauses (i), (ii) and (iii) of this Section 3.01(j)) is reasonably likely to have a Company Material Adverse Effect or which might materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby, or materially and adversely affect the ability of Parent to conduct the Business after the Effective Time.

                  (k) Title to Properties. The Company has good and valid title to the properties and assets reflected on the unaudited balance sheet of the Company as of July 31, 1996 other than nonmaterial properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and all such properties and assets are free and clear of Claims, except (i) as described on Schedule 3.01(k) hereto,
(ii) liens for current taxes not yet due, and (iii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company (collectively, "Permitted Liens"). Such properties and assets constitute all of the assets necessary to conduct the Business substantially in the same manner as it has been conducted prior to the date hereof.

                  (l) Real Property Interests. Schedule 3.01(l) hereto sets forth a complete and accurate list of (i) the real properties owned by the Company (the "Fee Properties") and (ii) the real properties leased by the Company (the "Leased Properties"). The Company has good and marketable fee simple title to the Fee Properties and good and marketable leasehold title to the Leased Properties, listed on Schedule 3.01(l), free and clear of all Claims, tenants and occupants except for Permitted Liens. Complete and accurate copies of all leases or other agreements relating to the Leased Properties have been delivered to Parent and there have been no material changes or amendments to such leases or agreements since such delivery. The Company is the lawful owner of all improvements and fixtures located on the Fee Properties and all moveable fixtures located at the Leased Properties, free and clear of all Claims except for Permitted Liens. Each lease or other agreement relating to the Leased Properties is a valid and subsisting agreement, without any material default of the Company thereunder and without any material default thereunder of the other party thereto, and such leases and agreements give the Company the right to use or occupy, as the case may be, all real properties as are sufficient and adequate to operate the Business as it is currently being conducted. Except as set forth on Schedule 3.01(l), the Company's possession of such property has not been disturbed nor has any claim relating to the Company's title to or possession of such property been asserted against the Company that would have a Company Material Adverse Effect.

                  (m) Intellectual Property Rights. The patents, trademarks and trade names, trademark and trade name registrations, service mark, brand mark and brand name registrations, copyrights, inventions, know-how, trade secrets, proprietary processes and information, software source and object code, the applications therefor and the licenses with respect thereto (collectively, "Intellectual Property Rights") listed on Schedule 3.01(m) hereto constitute all material proprietary rights owned or held by the Company that are necessary to the conduct of the Business. Except as set forth on Schedule 3.01(m), (i) the Company conducts the Business without any known infringement or claim of infringement of any Intellectual Property Right of others and the conduct by the Surviving Corporation after the Effective Time of the Business, in substantially the same manner as it is currently conducted, will not constitute a breach or violation of any agreement relating to the Intellectual Property Rights listed on Schedule 3.01(m) (other than as a result of agreements to which Parent or any of its affiliates is a party); (ii) the Company is, and after the consummation of the Merger will be, the sole and exclusive owner of each Intellectual Property Right listed on Schedule 3.01(m), free and clear of any Claims (other than Permitted Liens), and, to the knowledge of Holdings and the Company, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct of the Business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party; (iii) the Company is not aware of any impediment to the registration of any trademark that is the subject of any application for registration listed on Schedule 3.01(m) that would have a Company Material Adverse Effect; (iv) none of the Intellectual Property Rights listed on Schedule 3.01(m) is the subject of any outstanding order, ruling, decree, judgment or stipulation specifically binding on the Company; (v) to the knowledge of Holdings and the Company, none of the activities of any employee of the Company on behalf thereof violates any obligations of such employee to third parties, including, without limitation, confidentiality or noncompetition obligations under agreements with a former employer; (vi) the Company is not aware of any unauthorized use by a third party of any computer software programs or applications that the Company considers to be a trade secret belonging to the Company; (vii) the Company has taken and is taking reasonable precautions to protect all material trade secrets and other confidential information relating to its proprietary computer software programs and applications or included in the Intellectual Property Rights that are material to the conduct of the Business; and (viii) the execution, delivery, and performance of this Agreement and the consummation of the Merger will not constitute a breach or default of any Intellectual Property Rights that are material to the conduct of the Business.

                  (n) Labor Matters. The Company is not a party to any collective bargaining or union agreement, and no such agreement is applicable to any employees of the Company. There are not any controversies between the Company and any of such employees that might reasonably be expected to result in a Company Material Adverse Effect, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or threatened relating to the Business. There are no labor unions or other organizations representing or purporting to represent any employees of the Company and there are not any organizational efforts currently being made or threatened involving any of such employees. Except as set forth on
Schedule 3.01(n) hereto, the Company is in compliance in all material respects with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees. The Company is not liable for any material amount of arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (o) Severance Arrangements. Except as set forth on Schedule 3.01(o) hereto, the Company is not party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Company's severance policies (which are described on Schedule 3.01(o)), or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment, and the Company is not a party to any employment agreement or compensation guarantee extending for a period longer than one year. Schedule 3.01(o) sets forth all employment agreements and compensation guarantees, regardless of duration, to which the Company is a party. Except as a result of actions taken by Parent or the Surviving Corporation, no amounts will be due or payable to any employee of the Company under any such severance arrangement or otherwise by virtue of the refusal of such employee to accept the offer of employment of the Surviving Corporation.

                  (p)      Taxes.

                           (i) Except as set forth on Schedule 3.01(p) hereto, the Company or an affiliate on behalf of the Company has (A) timely filed all Federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements relating to the Company's operations ("Returns") required to be filed by it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable with respect to the periods covered by the Tax Returns referred to in clause (A) without regard to whether such Taxes have been assessed (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent unaudited financial statements), (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                           (ii) The Company has no liability for the Taxes of any Person or entity other than the Company under Regulation 1.1502-6 of the Internal Revenue Code.

                           (iii) Schedule 3.01(p) sets forth the last taxable period through which the Federal income Tax Returns of the Company have been examined by the Internal Revenue Service or otherwise closed. All deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements. Except as set forth on Schedule 3.01(p), no Federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with regard to any Federal or material state, local or foreign Taxes for which the Company would be liable, and no deficiency for any such Taxes has been proposed, asserted or assessed or threatened pursuant to such examination of the Company by such Federal, state, local or foreign taxing authority with respect to any period.

                           (iv) Except as set forth on Schedule 3.01(p), the Company has not executed or entered into (or prior to the Effective Time will execute or enter into) with the Internal Revenue Service or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Federal, state, local or foreign Taxes for which the Company would be liable or (B) a closing agreement pursuant to Section 7121 of the Internal Revenue Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of the Company.

                           (v) Except as set forth on Schedule 3.01(p), the Company is not a party to any agreement providing for the allocation or sharing of liability for any Taxes.

                           (vi) The Company has made available to Parent complete and accurate copies of all income and franchise Tax Returns pertaining solely to the Company and all material other Tax Returns pertaining solely to the Company filed by or on behalf of the Company for the taxable years ending on or prior to July 31, 1996.

                           (vii) The Company is not a "U.S. real property holding corporation" (as defined in Section 897(c)(2) of the Internal Revenue Code), and neither the Company nor any stockholder of the Company is a non-resident alien individual, foreign corporation, foreign partnership, or foreign trust.

                           For purposes of this Agreement, "Taxes" shall mean
all Federal, state, local, foreign or other taxing authority income, franchise, sales, use, ad valorem, property, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes, charges, fees, levies, imposts, duties or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                  (q) Compliance with Law; Permits. The Company is not in default in any material respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal that is specifically binding on the Company or under any laws, ordinances, governmental rules or regulations to which the Company or any of its respective properties or assets is subject. Schedule 3.01(q) hereto sets forth a list of all material permits, authorizations, approvals, registrations, variances and licenses ("Permits") issued to or used by the Company in connection with the conduct of the Business; such Permits constitute all Permits necessary for the Company to own, use and maintain its properties and assets or required for the conduct of the Business in substantially the same manner as it is currently conducted. Each Permit listed on Schedule 3.01(q) is in full force and effect and no proceeding is pending or threatened to modify, suspend, revoke or otherwise limit any of such Permits and no administrative or governmental actions have been taken or threatened in connection with the expiration or renewal of any of such Permits. Except as set forth on Schedule 3.01(q), neither the Company nor Parent or Acquisition will be required, as a result of the consummation of the transactions contemplated hereby, to obtain or renew any Permits.

                  (r)      Employee Benefit Plans.

                           (i) Schedule 3.01(r) hereto sets forth a complete and accurate list of each plan, program, arrangement, agreement or commitment that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, each employee benefit plan (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in which employees of the Company participate that is (i) maintained by the Company or any trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under Title IV of ERISA or Section 414 of the Internal Revenue Code (collectively, the "ERISA Affiliates") or (ii) to which any ERISA Affiliate contributes or has any obligation to contribute to, or has or may have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) (collectively, the "Plans"). Each Plan is identified on Schedule 3.01(r), to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2)(A) of ERISA), an "employee welfare plan" (as defined in
         Section 3(1) of ERISA), or as a plan intended to be qualified under
         Section 401 of the Internal Revenue Code.

                           (ii) The Plans have been, and currently are in compliance, in all material respects, with all laws and regulations applicable to the Plans under which noncompliance would have a Company Material Adverse Effect, including, without limitation, ERISA and the Internal Revenue Code.

                           (iii) Except as set forth on Schedule 3.01(r), no ERISA Affiliate has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multi-employer plan" (as defined in Section 3(37) of ERISA), a multiple employer plan (as defined in Section 210 of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)).

                           (iv) Except as set forth on Schedule 3.01(r), the Company neither provides nor may be required to provide and no Plan, other than a Plan that is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides or may be required to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than (A) coverage mandated by applicable law, (B) deferred compensation benefits accrued as liabilities on the books of the Company, or (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). No ERISA Affiliate maintains any Plan under which any employee or former employee of the Company may receive medical benefits which cannot be modified or terminated by the ERISA Affiliates at any time without the consent of any person, and no employees or former employees of the Company will have any claim in respect of such benefits as of the Effective Time.

                           (v) The transactions contemplated hereby will not result in (i) any portion of any amount paid or payable by the Company to a "disqualified individual" (within the meaning of Section 280G(c) of the Internal Revenue Code and the regulations promulgated thereunder), whether paid or payable in cash, securities of the Company or otherwise and whether considered alone or in conjunction with any other amount paid or payable to such a "disqualified individual," being an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code and the regulations promulgated thereunder, (ii) any employee of the Company being entitled to severance pay, unemployment compensation (other than payments by state unemployment compensation program), or any other payment, (iii) an acceleration of the time of payment (other than eligibility for a distribution from a defined contribution plan) or vesting or an increase in the amount of compensation due to any such employee or former employee of the Company or (iv) any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

                           (vi) No ERISA Affiliates has incurred any material liability with respect to any Plan under ERISA (including, without limitation, Title I or Title IV thereof, other than liability for premiums due to the Pension Benefit Guaranty Corporation which are current if applicable), the Internal Revenue Code or other applicable law for which the Company may be held liable, which has not been satisfied in full or been accrued on the balance sheet of the Company as of July 31, 1996 pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability on the Company not set forth in or reserved in the Company's unaudited balance sheet at July 31, 1996 under ERISA, the Internal Revenue Code or other applicable law with respect to any Plan.

                           (vii) With respect to each Plan subject to Section 412 of the Internal Revenue Code that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, and, except as set forth on Schedule 3.01(r), as of the Effective Time there will be no liability of the Company under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (viii) None of the ERISA Affiliates has made any contribution to any Plan that may be subject to any excise tax under
         Section 4972 of the Internal Revenue Code for which the Company may be held liable.

                  (s) Environmental Matters. The Company is in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Except as set forth on Schedule 3.01(s) hereto, neither the Company nor any of its respective officers, employees, representatives or agents has treated, stored, processed, discharged, spilled or otherwise disposed of any substance defined as hazardous or toxic by any applicable Federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Company, in material violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in any material liability to the Company, taken as a whole. Except as set forth on Schedule 3.01(s), no employee of the Company or other person has ever made a claim or demand against the Company based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof. Except as set forth on Schedule 3.01(s), the Company has not been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water. Except as set forth on Schedule 3.01(s), to the best knowledge of Holdings and the Company, the Fee or Leased Properties and the Business are not subject to any pending or threatened administrative or judicial proceeding under any environmental law and there are no facts or circumstances known to the Company which are reasonably likely to give rise to any proceeding. Except as set forth on Schedule 3.01(s), to the best knowledge of Holdings and the Company, there are no inactive, closed, or abandoned storage or disposal areas or facilities or underground storage tanks on the Fee or Leased Properties.

                  (t) Personal Property. The Company has provided Parent lists of (i) all of the tangible personal property used by the Company in its business having an original acquisition cost of $50,000 or more, and (ii) all leases of personal property binding upon the Company having an annual rental in excess of $25,000. All of such tangible personal property is presently utilized by the Company in the ordinary course of its business and is in good repair, ordinary wear and tear excepted.

                  (u) Contracts. Schedule 3.01(u) lists all contracts and arrangements of the following types to which the Company is a party or by which it is bound and which are material to the conduct of the Business or to the financial condition or results of operations of the Company, taken as a whole, including without limitation the following:

                           (i) any contract or arrangement with a sales representative, distributor, dealer, broker, sales agency, advertising agency or other person engaged in sales, distribution or promotional activities, or any contract to act as one of the foregoing on behalf of any person, which is not terminable by the Company on 30 or fewer days notice;

                           (ii) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $100,000;

                           (iii) any contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred indebtedness for borrowed money or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business) in excess of $50,000;

                           (iv) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

                           (v) any contract or arrangement involving a partnership, a limited liability company, a joint venture or other cooperative undertaking requiring a sharing of assets or technology of the Company;

                           (vi) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

                           (vii) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any person;

                           (viii) any contract not fully performed and relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property of the Company;

                           (ix) any contract or arrangement with a customer or financial institution;

                           (x) all such contracts and arrangements between the Company and Holdings or its affiliates that are material to the operations of the Company; and

                           (xi) any contract not specified above which the cancellation, breach, or nonperformance of would constitute a Company Material Adverse Effect.

The Company has delivered to Parent complete and accurate copies of the contracts and agreements set forth on Schedule 3.01(u), and each such contract or agreement is a valid and subsisting agreement, without any material default of the Company thereunder and, to Holdings' and the Company's knowledge, without any material default thereunder of the other party thereto. Except as set forth on Schedule 3.01(u), the Company has not received notice of any cancellation or termination of, or of any threat to cancel or terminate, any of such contracts or agreements required to be listed on Schedule 3.01(u) where such cancellation or termination would have a Company Material Adverse Effect.

                  (v)      Insurance.

                            (i) All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance, between the Effective Date of this Agreement and the Effective Time, are listed on
         Schedule 3.01(v) hereto, and, except as set forth on Schedule 3.01(v), all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect, and, except as set forth on Schedule 3.01(v), provide insurance in such amounts and against such risks as Holdings and the Company believe are customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses and operations of the Company. All such policies will remain in full force and effect and will not be adversely modified or affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby, except by reason of an insurer's assessment of Parent or the conduct of the Business after the Effective Time.

                           (ii) The Company has provided Parent information concerning all claims, which (including related claims which in the aggregate) exceed $50,000 and which have been made by the Company in the last two years under any workers' compensation, general liability, property, directors' and officers' liability or other insurance policy applicable to the Company or any of its properties. Except as set forth in written materials provided by the Company to Parent, there are no pending or threatened claims under any insurance policy, the outcome of which would have a Company Material Adverse Effect.

                  (w) Pending Transactions. Except for this Agreement and the transactions contemplated hereby, the Company is not a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of all or substantially all of the property and assets of, any other corporation or person or the sale, lease or exchange of all or substantially all of its properties and assets to any other person.

                  (x) Claims Against Officers and Directors. Except as set forth on Schedule 3.01(x), to the knowledge of Holdings and the Company, there are no pending or threatened claims against any director, officer, employee or agent of the Company which could give rise to any claim for indemnification against the Company.

                  (y) Customers, Suppliers, Etc. The Company has provided Parent information concerning the 15 largest customers of the Company in terms of revenue to the Company ("Major Customers") and the 10 largest suppliers in terms of charges to the Company ("Major Suppliers") during the fiscal year ended July 31, 1996. Except to the extent set forth in Schedule 3.01(y), between July 31, 1996 and the Effective Date of this Agreement: (i) there has not been any material dispute between the Company and any Major Customer or Major Supplier;
(ii) the Company did not receive notice from any Major Customer stating that such Major Customer intends to reduce its purchases from the Company; or (iii) the Company did not receive notice from any Major Supplier stating that such Major Supplier intends to reduce its sale of goods or services to the Company.

                  (z) Improper and Other Payments. Except as set forth on
Schedule 3.01(z), neither the Company nor, to the knowledge of Holdings and the Company, any director, officer, employee, agent or representative of the Company, nor any person acting on behalf of any of them, has (i) made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful, (ii) made any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) made any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

                  (aa) Brokers. Except as set forth on Schedule 3.01(aa), the Company has not used any broker or finder in connection with the transactions contemplated hereby, and the Company has not nor will have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Company or the sole stockholder of the Company in connection with any of the transactions contemplated by this Agreement.

                  (bb) Accounts Receivable and Advances. Except as disclosed on
Schedule 3.01(bb), (i) each account receivable of the Company (collectively, the "Accounts Receivable") represents a sale made in the ordinary course of business other than to affiliates and which arose pursuant to an enforceable written contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Accounts Receivable relates, and (ii) no Account Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof, in an amount individually or in the aggregate that would have a Company Material Adverse Effect.

                  (cc) OCC Examination. The Office of the Comptroller of the Currency ("OCC") has not notified the Company of, nor imposed upon the Company, any order, judgment, decree, injunction, stipulation, liability, obligation, violation, fine, penalty, or burden that has material and adverse financial consequences on the Company or its Business.

                  (dd) Accuracy of Statements. Neither this Agreement, the Holdings/Company Disclosure Letter, nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company to Parent in connection with this Agreement, when read together, or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.02 Representations and Warranties of Holdings. Except as set forth in the Holdings/Company Disclosure Letter, Holdings represents and warrants to Parent and Acquisition as follows:

                  (a) Organization and Qualification. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Ownership. Holdings owns beneficially and of record 100% of the Company Common Stock, free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances.

                  (c) Authority Relative to Agreement. Holdings has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby have been duly authorized by Holdings' Board of Directors and no other corporate approvals or proceedings on the part of Holdings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. No approval of the holders of any class or series of Holdings' capital stock is necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (d) Non-Contravention. The execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Holdings or (ii) except as set forth on Schedule 3.02(d) hereof, result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company's Business as conducted by the Company or the Company's properties, or
(iii) result in the creation or imposition of any Claim in favor of any third person or entity upon any of the assets of the

Company or the Company's Business, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Company Material Adverse Effect.

                  (e) Consents. Except as set forth on Schedule 3.02(e), no consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Holdings or any of its subsidiaries in connection with the execution and delivery of this Agreement by Holdings or the consummation by Holdings of the transactions contemplated hereby, except for (i) compliance by Holdings with the HSR Act, (ii) filing with the SEC of such reports, schedules, and information under Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required to be filed by Holdings in connection with this Agreement, the Merger, and other transactions contemplated hereby, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Holdings to consummate the transactions contemplated hereby and thereby.

                  (f) Certain Information. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information supplied by Holdings for inclusion in the Registration Statement or the Proxy Statement/Prospectus will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Holdings with respect to information supplied by Parent which relates to the Parent or any affiliate or associate of Parent for inclusion in the Registration Statement or the Proxy Statement/Prospectus. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information relating to Holdings and its subsidiaries included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by Holdings or its subsidiaries will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) Brokers. Except as set forth on Schedule 3.02(h), neither Holdings nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither Holdings nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Holdings, any of its subsidiaries, or the stockholders of Holdings in connection with any of the transactions contemplated by this Agreement.

                  (h) Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Holdings to Parent in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.03 Representations and Warranties of Parent. Except as set forth in the Parent Disclosure Letter dated of even date herewith, Parent represents and warrants to Holdings and the Company as follows:

                  (a) Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Parent Material Adverse Effect" shall mean a material adverse effect on the properties, assets, financial condition, operating results or business of Parent, taken as a whole; provided, however, that the term "Parent Material Adverse Effect" shall not include any such material adverse effect arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Parent employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (b) Subsidiaries. Schedule 3.03(b) includes a complete and accurate list of each subsidiary of the Parent, indicating the jurisdiction of incorporation and the nature and level of ownership in such subsidiary by the Parent, any subsidiary of the Parent and any other person. Complete and correct copies of the certificate of incorporation and by-laws of the Parent and of each subsidiary of the Parent have previously been delivered to the Company. Except as set forth on Schedule 3.03(b) hereto, neither the Parent nor any of its subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other noncorporate business enterprise. Each subsidiary of the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each subsidiary of the Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect. All the outstanding shares of capital stock of the Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.03(b), are owned by the Parent or by a wholly owned subsidiary of the Parent free and clear of any Claims, and there are no proxies or voting or transfer agreements or understandings outstanding with respect to any such shares. Without limiting the foregoing representations and warranties, Parent owns beneficially of record all of the issued and outstanding shares of the capital stock of Acquisition free and clear of all Claims.

                  For purposes of this Agreement, the term "subsidiary," when used with respect to the Parent, shall mean any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Parent and/or one or more other subsidiaries of the Parent.

            (c) Capitalization. The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 15,000,000 shares of Parent Preferred Stock, and, as of August 31, 1996, 41,669,035 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and no shares of Parent Preferred Stock were issued and outstanding. As of August 31, 1996, Parent had outstanding options to purchase up to a total of 3,387,803 shares of Parent Common Stock. Except as provided in the immediately preceding sentence or in Schedule 3.03(c) hereto, Parent has, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent that is authorized or outstanding and there is not any commitment of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as disclosed in Schedule 3.03, Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

            (d) Authority Relative to Agreements. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and except for approval by the stockholders of Parent, no other corporate approvals or proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. The Parent's Board of Directors has by the requisite vote of its Board of Directors present
(i) determined that this Agreement and the Merger is advisable and fair and in the best interests of the Parent and its stockholders, and (ii) resolved to recommend the approval of this Agreement and the Merger by the Parent's stockholders and directed that the Merger be submitted for consideration by such stockholders. The affirmative vote of the holders of a majority of the outstanding Parent Common Stock is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve this Agreement, the Merger, and the transactions contemplated hereby and thereby.

            (e) Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Parent, (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument to which Parent is a party or by which its assets are bound, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties, or (iii) result in the creation or imposition of any Claim in favor of any third person or entity upon any of the assets of Parent or any of its subsidiaries, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Parent Material Adverse Effect or adversely affect the ability of Parent to consummate the Merger or any other transaction contemplated hereby.

            (f) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) compliance by Parent with the HSR Act, (ii) filings pursuant to the Securities Act as contemplated by Section 4.02 hereof, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, (iv) any licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby, (v) the consents described in Schedule 3.03(f), and (vi) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Parent Material Adverse Effect or materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the Business after the Effective Time.

            (g) SEC Filings. Parent has filed all forms, reports and documents required to be filed with the SEC since September 28, 1995, and Parent has made available to the Company, as filed with the SEC, complete and accurate copies of all reports, statements and registration statements (including Current Reports on Form 8-K) filed by Parent with the SEC since September 28, 1995, in each case including all amendments and supplements (collectively, the "Parent SEC Filings"). The Parent SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act or Exchange Act, as the case may be, and
(ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The financial statements of Parent included in the Parent SEC Filings have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and consistent with prior periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods then ended. Since June 30, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its subsidiaries. Except for liabilities or obligations that are accrued or reserved against in Parent's financial statements included in the Parent SEC Reports neither of Parent or its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet, or the notes thereto, or which would have a Parent Material Adverse Affect.

            (h) Absence of Certain Changes or Events. Except as set forth in the Parent SEC Filings made through the date hereof, (i) Parent has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any of the actions set forth in Section
4.02 hereof and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent or its subsidiaries that has caused or is reasonably likely to cause a Material Adverse Change in Parent's financial condition, properties, assets, liabilities, business, operations, or results of operations. As used with reference Parent, the term "Material Adverse Change" refers to a material adverse change other than a change arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Parent employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement of the Merger.

            (i) Certain Information. None of the information supplied by Parent or Acquisition for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as defined in Section 4.02 hereof) will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except no representation is made by Parent or Acquisition with respect to information supplied by the Company which relates to the Company or any affiliate or associate of the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus. None of the information relating to Parent included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by Parent will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (j) Registration Rights. Except as set forth on Schedule 3.03(j) and except as otherwise provided for in this Agreement, Parent is not a party to any agreement obligating or requiring it to register under the Securities Act any Parent Common Stock or other security of Parent.

            (k) Brokers. Except as set forth on Schedule 3.03(k), neither Parent nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither Parent nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Parent or any of its subsidiaries in connection with any of the transactions contemplated by this Agreement.

            (l) Title to Properties. Parent has good and valid title to the properties and assets reflected on the audited balance sheet of Parent as of June 30, 1996 other than nonmaterial properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and all such properties and assets are free and clear of Claims, except (i) as described in the Parent SEC Filings, (ii) liens for current taxes not yet due, and (iii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company (collectively, "Permitted Liens"). Such properties and assets constitute all of the assets necessary to conduct Parent's business substantially in the same manner as it has been conducted prior to the date hereof.

            (m) Intellectual Property Rights. The patents, trademarks and trade names, trademark and trade name registrations, service mark, brand mark and brand name registrations, copyrights, inventions, know-how, trade secrets, proprietary processes and information, software source and object code, the applications therefor and the licenses with respect thereto (collectively, "Intellectual Property Rights") currently owned by, or licensed to, Parent and its subsidiaries hereto constitute all material proprietary rights owned or held by Parent or its subsidiaries that are necessary to the conduct of Parent's business as currently conducted. Except as set forth in the Parent SEC Filings, Parent and its subsidiaries conduct their business without any known infringement or claim of infringement of any Intellectual Property Right of others; (ii) to the knowledge of Parent, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct by Parent of its business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party; (iii) none of the Intellectual Property Rights currently used by Parent is the subject of any outstanding order, ruling, decree, judgment or stipulation specifically binding on Parent; (v) to the knowledge of Parent, none of the activities of any employee of Parent or its subsidiaries on behalf thereof violates any obligations of such employee to third parties, including, without limitation, confidentiality or noncompetition obligations under agreements with a former employer; (vi) Parent is not aware of any unauthorized use by a third party of any computer software programs or applications that Parent considers to be a trade secret belonging to the Company; (vii) Parent has taken and is taking reasonable precautions to protect all material trade secrets and other confidential information relating to its proprietary computer software programs and applications or included in the Intellectual Property Rights that are material to the conduct of its business; and (viii) the execution, delivery, and performance of this Agreement and the consummation of the Merger will not constitute a breach or default of any Intellectual Property Rights that are material to the conduct of Parent's business.

            (n) Environmental Matters. Parent and its subsidiaries are in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Parent has not been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water. To the best knowledge of Parent no properties or facilities used by Parent or its subsidiaries are subject to any pending or threatened administrative or judicial proceeding under any environmental law and there are no facts or circumstances known to Parent which are reasonably likely to give rise to any proceeding. To the best knowledge of Parent, there are no inactive, closed, or abandoned storage or disposal areas or facilities or underground storage tanks on the properties or facilities used by Parent or its subsidiaries.

            (o) Insurance. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for Parent are in full force and effect, and provide insurance in such amounts and against such risks as Parent believes are customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses and operations of Parent and its subsidiaries. All such policies will remain in full force and effect and will not be adversely modified or affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby, except by reason of an insurer's assessment of Parent or the conduct of the Business after the Effective Time.

            (p) Pending Transactions. Except for this Agreement and the transactions contemplated hereby, Parent is not a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of all or substantially all of the property and assets of, any other corporation or person or the sale, lease or exchange of all or substantially all of its properties and assets to any other person.

            (q) Claims Against Officers and Directors. To the knowledge of Parent, there are no pending or threatened claims against any director, officer, employee or agent of the Company which could give rise to any claim for indemnification against the Company.

         SECTION 3.04 Representations and Warranties of Acquisition. Acquisition represents and warrants to Holdings and the Company as follows:

            (a) Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of Acquisition.

            (b) Capitalization. The authorized capital stock of Acquisition consists of 3,000 shares of Common Stock, $.01 par value. As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned of record and beneficially by Parent free of all Claims, and no shares of Common Stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from

Acquisition, any shares of its capital stock, and no securities or obligations evidencing any such rights are outstanding.

            (c) Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate approvals or proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

            (d) Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties.

            (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) compliance by Acquisition with the HSR Act, (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, and (iii) any licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby.

            (f) Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01 Conduct of the Company's Business. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing and except as otherwise expressly contemplated by this Agreement or by any other contract or agreement that the Company may enter into with Parent and/or Holdings:

                  (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use its best efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner and preserve its goodwill and ongoing business;

                  (b) the Company shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber any property or assets (including Intellectual Property Rights) of the Company, except inventory and immaterial assets in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares (except for any dividends paid in the ordinary course to the Company); (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock;
         (v) incorporate or otherwise form or create any subsidiary; (vi) materially change the Company's equipment or technology; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims; (vi) discharge or satisfy any material claim or settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company (or, if the Company may be liable or obligated to provide indemnification to its directors or officers), against the Company's directors or officers, before any court, governmental agency or arbitrator; (vii) make any loans, advances or capital contributions to or investments in, any other person, except as may be required under agreements in effect as of and identified on Schedule 3.01(u) hereto and upon prior notice to Parent; (viii) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of the Company; (ix) violate or fail to perform, in any material respect, any obligation imposed upon the Company by any applicable laws, orders or decrees, ordinances, government rules or regulations or conciliation agreements; or (x) to the extent not described herein, take any action described in Section 3.01(h) hereof;

                  (d) the Company shall not grant any increase in the salary or other compensation of its directors, officers or employees, except reasonable salary increases for employees or executive officers of the Company, in the ordinary course of business consistent with past practice, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company;

                  (e) the Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices;

                  (f) the Company shall not adopt or amend, in any material respect, any plan for the benefit or welfare of any directors, officers or employees of the Company, except as contemplated hereby or as may be required by applicable law or regulation;

                  (g) the Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 4.01, to maintain its relationships with its suppliers and customers, clients, and others having business dealings with it, and if and as requested by Parent or Acquisition, (i) the Company shall use its best efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with customers and suppliers of the Company, and
         (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company for purposes of dealing with the transition issues related to the Merger;

                  (h) the Company shall provide to Parent a draft of any Federal income Tax return pertaining only to the Company or material state, local or foreign Tax return (other than state or local sales and use taxes) pertaining only to the Company required to be filed on behalf of the Company between the Effective Date of this Agreement and the Effective Time at least 15 days prior to the date on which such return is due; and

                  (i) the Company shall respond to inquiries of and shall consult with Parent as to the management, Business, and affairs of the Company; provided, however, that the final decisions as to the conduct of the management, Business, and affairs of the Company shall remain with the Company.

         SECTION 4.02  Registration Statement; Stockholder Approval; Etc.

                  (a) Parent, Holdings, and the Company shall, in consultation with each other, prepare a joint proxy statement pertaining to the Merger and containing the recommendation of the Board of Directors of each of Parent and the Company to approve and adopt this Agreement and the

Merger as promptly as reasonably practicable after the date hereof. The Company's proxy or information statement shall also constitute the prospectus included in the Registration Statement to be filed by Parent pursuant to Section 4.02(b) hereof (the "Proxy Statement/Prospectus"). Parent, Holdings, and the Company shall cooperate fully with each other in the preparation of the Proxy Statement/Prospectus and any amendments and supplements thereto, and Parent, Holdings, and the Company will provide any audited and unaudited financial statements that may be required by the applicable rules of the Securities and Exchange Commission or otherwise to be included in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall not be distributed, and no amendment or supplement thereto shall be made by Parent, Holdings, or the Company, without the prior consent of any other party and its counsel. Each of Parent and the Company shall cause a definitive Proxy Statement/Prospectus to be distributed to its stockholders entitled to vote upon the Merger promptly following the effective date of the Registration Statement.

                  (b) (i) As promptly as reasonably practicable after the date hereof, Parent shall prepare and file with the SEC under the Exchange Act and the Securities Act, a Registration Statement on Form S-4 (the "Registration Statement") with respect to the approval of the Merger and the issuance of the shares of Parent Common Stock to be issued in the Merger, and shall use its best efforts to have the Proxy Statement and Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of shares of Parent Common Stock in the Merger.

                      (ii) As soon as reasonably practicable after the effective date of the Registration Statement, Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and its Certificate of Incorporation and By-Laws, to obtain the requisite approval and adoption of this Agreement and the Merger by the Parent's stockholders at a duly called meeting pursuant to the Delaware GCL and shall take such other actions as may be required by applicable law and the applicable rules of the Nasdaq NM. The Board of Directors of the Parent has determined that the Merger is advisable and in the best interests of the stockholders of the Parent and shall recommend that Parent's stockholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to Parent's stockholders in connection therewith.

                      (iii) Holdings and the Company shall cooperate fully with Parent in the preparation of the Proxy Statement/Prospectus and the Registration Statement and any amendments and supplements thereto and shall furnish Parent with all information and shall take such other action as Parent may reasonably request in connection therewith. Holdings and the Company shall provide Parent with all pro forma financial information required by Regulation S-X to be included in the Registration Statement or in any other filing that is required to be made by Parent pursuant to the Securities Act or the Exchange Act in connection with the Merger. All such pro forma financial information shall be prepared in accordance with Regulation S-X and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) As soon as reasonably practicable after the effective date of the Registration Statement, the Company and Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and its Certificate of Incorporation and By-Laws, to obtain the requisite approval and adoption of this Agreement and the Merger by their respective stockholders at a duly called meeting or by written consents pursuant to Section 228 of the Delaware GCL and shall take such other actions as may be required by applicable law. The Board of Directors of the Company and Parent have each determined that the Merger is advisable and in the best interests of their respective stockholders and shall recommend that their respective stockholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to such stockholders in connection therewith.

                  (d) Parent shall notify Holdings and the Company of the receipt of any comments of the SEC with respect to (and of any requests by the SEC for amendments or supplements to) the Proxy Statement/Prospectus or the Registration Statement, or for additional information within 24 hours after receipt thereof from the SEC, and shall promptly supply Holdings and the Company with copies of all correspondence between Parent (or its representatives) and the SEC (or its staff) with respect thereto within 24 hours after receipt thereof from the SEC. If, at any time prior to the approval of the Merger by Parent's or the Company's stockholders, any event should occur relating to or affecting Holdings, the Company, Parent or Acquisition, or to their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, distributing to Parent's or the Company's stockholders, such amendment or supplement.

                  (e) Parent shall cause the Parent Common Stock to be issued in the Merger, to be listed on the Nasdaq NM, subject to official notice of issuance.

         SECTION 4.03 Access to Information.

                  (a) Each of Parent, Holdings, and the Company shall, and shall cause its respective subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives, advisors and agents of the other party complete access at all reasonable times to its officers, employees, agents, properties, books, records and workpapers, and shall furnish each other party all financial, operating and other information and data as Parent, Holdings, or Company, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other monthly operating and financial reports in such form as Parent, Holdings, or the Company shall reasonably request. For each calendar month that ends between August 1, 1996 through the Closing Date, the Company will within thirty days after the end of such month prepare and deliver to Parent unaudited monthly balance sheets and statements of operations for the Company, that shall fairly present the financial condition and the results of operations of the Company in all material respects.

                  (b) The Company, at least three business days prior to the Effective Time, shall deliver to Parent a list setting forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

                  (c) Each of Parent, Holdings, and the Company shall, and shall cause its respective officers, directors, employees, representatives, advisors and agents to, afford the officers, employees, representatives, advisors and agents of the other party with access to such information concerning Parent or the Company as may be necessary for each party to ascertain the accuracy and completeness of the information supplied by Parent, Holdings, or the Company for inclusion in any pre-merger notification report filed under the HSR Act (and any additional information or documentary material supplied in response to any request pursuant to Section 7A(e) of the HSR Act and the regulations thereunder) or in the Proxy Statement/Prospectus.

                  (d) If this Agreement is terminated, each of the parties hereto shall, and shall cause its officers, employees, representatives, advisors and agents to, destroy or return to the other party all confidential documents, work papers and other materials, and all copies thereof, obtained by it or on its behalf from such other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution and delivery hereof.

                  (e) Each of the parties hereto and its officers and employees shall not disclose or use any information so obtained, except as required by applicable law or legal process or by any applicable rules or regulations of a national securities exchange or the NASD upon the advice of counsel, without the prior written consent of the other party; provided that any such information may be disclosed to a party's financial advisors, accountants, counsel and other representatives, as may be appropriate or required in connection with the transactions contemplated hereby, but only if such persons shall be specifically informed by such party of the confidential nature of such information and agree to comply with the restrictions contained herein. The agreements contained in this Section 4.03(e) do not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a receiving party or its representatives, (ii) can be demonstrated to have been known to the receiving party on a non-confidential basis prior to its receipt,
(iii) becomes available to a party on a non-confidential basis from a source not bound by any duty of confidentiality to the other party or (iv) is independently developed by a receiving party without reference to any confidential information.

                  If any party or any of its respective representatives becomes required by law (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process) or otherwise become required to disclose any confidential information or material the recipient party will provide the disclosing party with prompt prior written notice of such requirement so that the disclosing party may seek a protective order or other remedy, or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or if the disclosing party is required to waive compliance with the provisions hereof, the recipient party will furnish only that portion of the confidential information or material which it is advised by written opinion of counsel is legally required and exercise all reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded such confidential information or material.

                  (f) No investigation pursuant to this Section 4.03 shall affect, add to, or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

         SECTION 4.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and all other transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to cause the conditions to Closing set forth in
Article V hereof to be promptly fulfilled; provided, that the foregoing shall not require Parent to agree to make, or to require or permit the Company to make, or require Holdings to make any divestiture of a significant asset in order to obtain any waiver, consent or approval.

         SECTION 4.05 Inquiries and Negotiations. Neither Holdings, the Company nor any of their subsidiaries, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to the fiduciary obligations of the Board of Directors of the Company and the Board of Directors of Holdings under applicable law as advised by counsel, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving the Company, or any division of the Company (such transactions being hereinafter referred to as "Alternative Transactions"). Holdings and the Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. Nothing herein shall prevent Holdings from participating in any merger or other business combination that does not involve the transfer of the Company Common Stock or the Company's assets; provided, however, that any third party acquiror of Holdings expressly consents to abide by the terms, conditions, and obligations of this Agreement.

         SECTION 4.06 Notification of Certain Matters. Holdings and the Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to Holdings and the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any failure of Holdings, the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

         SECTION 4.07 Compliance with the Securities Act. Prior to the Effective Time, the Company shall deliver to Parent a list identifying all persons who might, in its opinion, be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its best efforts to cause each person who is identified as an Affiliate to deliver to Parent on or prior to the Effective Time a written agreement, in such form as may be agreed to by the parties, that he will not offer to sell, sell or otherwise dispose of any of the shares of Parent Common Stock issued to him in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. Parent shall be entitled to place appropriate legends on the certificates evidencing the Parent Common Stock to be received by Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Parent Common Stock, to the effect that the shares received or to be received by such Affiliate pursuant to this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act. The foregoing restrictions on the transferability of Parent Common Stock shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares, whether or not such Affiliate has exchanged the certificates previously evidencing shares of the Company's capital stock, into which such shares were converted.

         SECTION 4.08 Conduct of Parent's Business. Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

                  (a) the business of Parent and its subsidiaries shall be conducted only in the ordinary course of business consistent with past practice;

                  (b) Parent shall not (i) amend its Certificate of Incorporation (other than to increase the number of authorized shares of capital stock of Parent) or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

                  (c) Parent shall not authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights to acquire or convert into any shares of, its capital stock, except for (i) the issuance of options or rights pursuant to existing employee benefit plans or arrangements in a manner and in amounts consistent with past practice, (ii) the issuance of shares of Parent Common Stock upon the exercise of options or other rights to purchase Parent Common Stock outstanding on the Effective Date of this Agreement or upon the exercise of options or other rights described in the immediately preceding clause (i), (iii) the issuance of Parent Common Stock pursuant to the agreements set forth on Schedule 3.03(c), and (iv) the issuance of up to an additional 5,000,000 shares (as may be adjusted from time to time for stock splits or stock dividends) of Parent Common

Stock, or options or rights to purchase such shares of stock, for any other corporate purpose, including acquisitions; and

                  (d) neither Parent nor Acquisition shall take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         SECTION 4.09 Employment and Severance Liabilities. Holdings covenants and agrees that it will retain any and all employment and severance liabilities and obligations for the employees and former employees of the Company specifically listed on Schedule 4.09 hereof.

         SECTION 4.10 Contractual Obligations. Holdings covenants and agrees that it will honor and comply in all material respects with any and all obligations and/or liabilities that it is contractually bound to, or otherwise obligated for under the contracts, agreements, and arrangements listed on
Schedule 4.10 hereof insofar as they involve the Business of the Company.

         SECTION 4.11 Indemnity. Parent agrees to defend, indemnify and hold Holdings harmless from and against, any and all suits, claims, demands, actions, causes of action, loss, damages, liabilities, cost and expense (including but not limited to reasonably attorneys' fees and court costs and costs of other professionals) arising in any manner out of any failure of Parent or the Company after the Effective Time, to comply with or perform any contractual or other obligation to which the Company is now, or hereafter becomes, bound or obligated.

         SECTION 4.12 Agreements Executed. Concurrently with their execution of this Agreement, the applicable parties hereto shall execute and deliver to each other: (a) that certain Services and License Agreement by and among Parent, Holdings and the Company, a copy of which is attached hereto as Exhibit B and incorporated herein by reference (the "Services and License Agreement"); (b) an Assignment and License Agreement by and between Holdings and the Company which is attached hereto as Exhibit C and incorporated herein by reference; (c) a Stock Restriction Agreement, which is attached hereto as Exhibit D and incorporated herein by reference.

         SECTION 4.13 Stockholder Agreements and Proxies. Peter J. Kight and Mark A. Johnson shall, concurrently with the execution of this Agreement by Holdings and the Company, each have executed and delivered to Holdings (i) a Stockholder Agreement and (ii) an Irrevocable Proxy, copies of which are attached hereto as Exhibit E and incorporated herein by reference. Parent shall use its best efforts to cause Tribune Company to also execute and deliver such a Stockholder Agreement and Irrevocable Proxy as soon as practicable.

         SECTION 4.14 Revenue Make-Up.

                  (a) As soon as reasonably practicable after July 31, 1997, Parent shall deliver to Holdings the Company's unaudited statement of operations for the twelve-month period beginning on August 1, 1996 and ending on July 31, 1997 (such twelve-month period being hereinafter called the "Revenue Period"), prepared by Parent's auditors in accordance with generally accepted accounting principles consistently applied and consistent with the Company's revenue recognition policies for its fiscal year ended July 31, 1996 (such unaudited statement of operations is hereinafter called the "Revenue Statement"). As used herein, the term "Gross Revenues" means the Company's total gross revenues derived during the Revenue Period determined in accordance with generally accepted accounting principles consistently applied and consistent with the Company's revenue recognition policies for its fiscal year ended July 31, 1996. The Company and Parent shall maintain complete and accurate books and records relating to the determination of Gross Revenues.

                  (b) If the Company's Gross Revenues are less than Forty-Six Million Dollars ($46,000,000), then, provided that (i) Parent and the Company have, at all times after the Effective Time, used their respective good faith efforts to maximize the Gross Revenues of the Company during the Revenue Period;
(ii) the Company has not discontinued or disposed of any material portion of its business or assets (as such exist immediately prior to the Effective Time);
(iii) Parent has fully and timely paid to Holdings all fees required to be paid to Holdings under Section 8.1.5 of the Services and License Agreement; and (iv) Holdings has received from the Company the Revenue Statement stating that the Company's Gross Revenues for the Revenue Period are less than Forty-Six Million Dollars ($46,000,000), Holdings shall, within sixty-five (65) days after its receipt of the Revenue Statement, pay to Parent, in cash, a sum equal to Forty-Six Million Dollars ($46,000,000) minus the amount of the Gross Revenues (the "Revenue Make-Up Payment"), subject to the provisions of paragraph (c) below.

                  (c) Within thirty (30) days after it receives the Revenue Statement, Holdings may request an audit of the Company's and Parent's records pertaining to the determination of the Gross Revenues by Holdings' auditors (the "Audit") by giving the Company and Parent written notice (the "Audit Notice"). Upon timely submission of the Audit Notice, Holdings' auditor may perform the Audit during business hours and the Company and Parent shall cooperate in good faith in facilitating such Audit and promptly making available all records necessary to enable Holdings' Auditor to perform the Audit. The Audit shall be completed within sixty (60) days after Holdings receives the Revenue Statement (subject to potential extension due to failure by the Company or Parent to cooperate and provide records as required above). If the Audit reveals that the Gross Revenues are higher than indicated in the Revenue Statement, then the amount of the Revenue Make-Up Payment shall be reduced to the sum equal to Forty-Six Million Dollars ($46,000,000) minus the Gross Revenues as determined by the Audit.

         SECTION 4.15 Board Visitation Rights. So long as Holdings holds no less than ten percent (10%) of the outstanding shares of the Parent Common Stock, Parent will permit one (1) representative of Holdings (the "Designee") to attend all meetings of Parent's Board of Directors in a non-voting observer capacity. Parent will also timely provide such Designee with copies of all notices, minutes and other materials that it provides to its directors with respect to such meetings. Holdings may change its Designee from time to time with the prior written consent of Parent, which will not unreasonably be withheld. Holdings' initial designee will be Eric C. W. Dunn. Nothing contained herein shall require Parent to permit the Designee to have access to information, including Board minutes, or to attend or to participate in meetings of the Board of Directors which, in the reasonable judgment of Parent's Board of Directors, pertains to matters with respect to which Holdings' interests may conflict with those of Parent prior to public disclosure by Parent of such matters or which the Parent's Board of Directors deems the presence of such Designee would unduly prohibit the full discussion of any matter before Parent's Board of Directors. In addition, the Designee would be required to first sign a reasonable nondisclosure and confidentiality agreement as appropriate for a public company and which would impose on the Designee the same confidentiality obligations he would have if he were in fact a member of Parent's Board of Directors.

         SECTION 4.16 Reimbursement for Certain Charges and Costs.

                  (a) Holdings covenants and agrees that it will reimburse Parent for any charges, costs, or penalties associated with, or arising out of matters listed on Schedule 4.16.

                  (b) Reimbursements made pursuant to this Section 4.16 shall be paid in cash and shall be in addition to, not in lieu of, and not set off against any right of payment, by indemnification or otherwise, or Merger Consideration Adjustment, required by any other provision of this Agreement.

                  (c) Prior to any obligation on Holdings to reimburse Parent, Parent must give notice of such right to reimbursement within six (6) months after the Effective Time (except for Item G on Schedule 4.16 which shall be within eighteen (18) months after the Effective Date of this Agreement) and shall provide Holdings with reasonable documentation of Parent's reimbursement claim.

         SECTION 4.17 Debt. Holdings covenants and agrees that, at Closing, the Company will have no debt and will have $3,000,000 in cash.

                                    ARTICLE V

                            CONDITIONS TO THE MERGER

         SECTION 5.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote of (i) the sole stockholder of the Company and
(ii) the stockholders of Parent;

                  (b) the expiration or earlier termination of any waiting period under the HSR Act shall have occurred;

                  (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby;

                  (d) the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time;

                  (e) the execution and delivery by Parent and Holdings of an escrow agreement (the "Escrow Agreement"), a copy of which is attached hereto as Exhibit F and incorporated herein by reference; and

                  (f) the execution and delivery by Parent and Holdings of a Registration Rights Agreement, which is attached hereto as Exhibit G and incorporated herein by reference.

         SECTION 5.02 Conditions to the Obligation of Holdings and the Company to Effect the Merger. The obligation of Holdings and the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Acquisition shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties made by Parent and/or Acquisition in Sections 3.03 and 3.04 hereof (as qualified by the schedules hereto and the Parent Disclosure Letter), shall not, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Parent Material Adverse Effect on the Effective Date of this Agreement;

                  (c) Holdings and the Company shall have received a certificate from the Chief Executive Officer of Parent and Acquisition, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq NM, subject to official notice of issuance; and

                  (e) Holdings and the Company shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Parent and Acquisition, with respect to the matters set forth on Exhibit H and incorporated herein by reference, subject to appropriate limitations and qualifications.

         SECTION 5.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Holdings and the Company shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties made by Holdings and/or the Company in Sections 3.01 and 3.02 hereof (as qualified by the schedules hereto and the Holdings/Company Disclosure Letter), shall not, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this

Agreement that constituted a Company Material Adverse Effect as of the Effective Date of this Agreement;

                  (c) Parent shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Holdings and the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) Parent shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Holdings and the Company, dated as of the Effective Time, to the effect that the Company has not incurred, realized, or otherwise experienced a Material Adverse Change; provided, however; the existence of such Material Adverse Change will not entitle Parent to terminate this Agreement pursuant to Article VI;

                  (e) Parent shall have received the consents described in
Schedule 3.03(f); and

                  (f) Parent and Acquisition shall have received the opinion of Fenwick & West LLP, counsel to Holdings and the Company, with respect to the matters set forth on Exhibit I and incorporated herein by reference, subject to appropriate limitations and qualifications.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         SECTION 6.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent and the
Company:

                  (a) by mutual written consent approved by the Boards of Directors of Parent, Holdings, and the Company;

                  (b) by Holdings or the Company if the conditions set forth in Sections 5.01 or 5.02 shall not have been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), by Parent and Acquisition on or before March 31, 1997; or

                  (c) by Holdings or the Company, if Parent's Board of Directors fails to recommend approval of this Agreement or the Merger to Parent's stockholders or recommends against approval of this Agreement or the Merger to Parent's stockholders; or

                  (d) by Parent or Acquisition, if the conditions set forth in Sections 5.01 or 5.03 shall not have been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), by Holdings and the Company on or before March 31, 1997; or

                  (e) by Parent, if the representations and warranties made by Holdings and/or the Company in Sections 3.01 and 3.02 hereof (as qualified by the schedules hereto and the Holdings/Company Disclosure Letter), shall, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Company Material Adverse Effect on the Effective Date of this Agreement; or

                  (f) by Holdings or the Company, if the representations and warranties made by Parent and/or Acquisition in Sections 3.03 and 3.04 hereof (as qualified by the schedules hereto and the Parent Disclosure Letter), shall, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Parent Material Adverse Effect on the Effective Date of this Agreement.

         SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 6.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers on account of such termination, and each party shall be responsible for its own expenses, except as follows: (i) the obligations imposed by Sections 4.03(d) and 4.03(e) hereof shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01 Indemnification by Holdings. Subject to the terms, conditions, and limitations set forth herein, if the Merger is consummated, Holdings agrees to indemnify Parent against, and agrees to hold Parent harmless from, any and all actions, suits, losses, costs, claims, damages and expenses (including reasonable attorneys' fees) (the "Losses"), incurred or suffered by them relating to or arising out of or in connection with any material breach of, or any material misrepresentation or inaccuracy in, any representation or warranty made by Holdings and/or the Company in Section 3.01 or Section 3.02 of this Agreement (as qualified by the Holdings/Company Disclosure Letter and the schedules hereto) where such material breach or material misrepresentation or inaccuracy existed as of the Effective Date of this Agreement; provided, however, that the amount of Losses recoverable under the indemnity provisions of this Article shall be reduced, dollar-for-dollar, by the amount of any insurance proceeds paid to Parent and by the amount of tax benefits realized by Parent in respect of such Losses. In addition, notwithstanding anything herein to the contrary, the term "Losses" shall not include, and Parent shall not be entitled to indemnification for, any actions, suits, losses, costs, claims, damages and expenses (including reasonable attorneys' fees), to the extent that Parent has recovered or been compensated or reimbursed therefor by virtue of (a) the Merger Consideration Adjustment pursuant to Section 2.02 hereof, or (b) a Revenue Makeup Payment made pursuant to Section 4.14 hereof, or (c) a payment made pursuant to Section 4.16 hereof, with the purpose and intent that Parent shall not receive a redundant or double recovery of any Losses.

         SECTION 7.02 Claims. The provisions of this Section shall be subject to
Section 7.03. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, Parent shall promptly give written notice to Holdings of such claim and the amount Parent believes it will be entitled to receive hereunder in indemnification from Holdings under this
Article VII in respect of such claim; provided, that the failure of Parent to promptly give such notice shall not relieve Holdings of its obligations except to the extent (if any) that Holdings shall have been prejudiced thereby. If Holdings does not object in writing to such indemnification claim within 30 days of receiving written notice thereof, Parent shall be entitled to recover, on the 60th day after such written notice was given, from Holdings the amount of such claim, and no later objection by Holdings shall be permitted; if Holdings agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, Parent shall nevertheless be entitled to recover from Holdings, on the 60th day after such notice was given, the lesser amount, without prejudice to Parent's claim for the difference. In addition to the amounts recoverable by Parent from Holdings pursuant to the foregoing provisions, Parent shall also be entitled to recover from Holdings interest on such amounts at the rate equal to the published prime rate at The Chase Manhattan Bank, New York, New York, from, and including, the 60th day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by Parent.

         SECTION 7.03 Notice and Defense of Third Party Claims. Parent shall give written notice as promptly as is reasonably practicable to Holdings of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person or entity not a party hereto in respect of which indemnity may be sought under Article VII of this Agreement ("Third Party Claim"); provided that the failure of Parent to promptly give such notice shall not relieve Holdings of its obligations except to the extent (if any) that Holdings shall have been prejudiced thereby. If Parent does not promptly elect to defend or contest the Third Party Claim, then Holdings, at its sole option (i) shall be free to assume and control the prosecution or defense of any such Third Party Claim in a reasonable manner, (ii) may take all reasonably necessary steps to contest the Third Party Claim or to prosecute such Third Party Claim to conclusion or settlement satisfactory to Holdings, (iii) shall notify Parent of the progress of any such Third Party Claim, (iv) shall permit Parent, at the sole cost of such Parent, to participate in such prosecution or defense, and (v) shall provide Parent with reasonable access to all relevant information and documentation relating to the Third Party Claim and Holdings' prosecution or defense thereof. In any case, the party not in control of the defense or prosecution of the Third Party Claim shall cooperate with the other party in the conduct of the prosecution or defense of such Third Party Claim. If, however, Parent reasonably determines in its judgment that representation by Holdings' counsel of both Holdings and Parent would present such counsel with a conflict of interest, then Parent may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and Holdings shall pay the fees and disbursements of such separate counsel. Whether or not Holdings chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         SECTION 7.04 Settlement or Compromise. Neither party shall compromise or settle any Third Party Claim without the prior written consent of either Holdings (if Parent controls and defends such Third Party Claim) or Parent (if Holdings controls and defends such Third Party

Claim), such consent not to be unreasonably withheld (provided, that, in the case of Parent, such consent shall be deemed to be unreasonably withheld if Parent will, as part of the terms of such compromise or settlement, be fully released of liability arising from such Third Party Claim). The person controlling the defense of such Third Party Claim will give the other person at least 20 days' notice of any proposed settlement or compromise of any Third Party Claim for which it is controlling the defense.

         SECTION 7.05.  Limitations on Indemnification.

                  (a) Basket. Any indemnification pursuant to this Agreement shall be subject to the requirement that no claim may be made until the aggregate amount of Losses exceeds $500,000, after which time claims for indemnification may be made for the aggregate amount of all Losses, subject to the terms, conditions and limitations set forth herein.

                  (b) Maximum Liability. Holdings' total and maximum aggregate lifetime liability under this Article VII shall not exceed a dollar amount equal to thirty-five percent (35%) of the Merger Consideration, as adjusted pursuant to Section 2.02 hereof, multiplied by the per share closing price of Parent Common Stock as reported on the Nasdaq NM for the five (5) trading days immediately preceding the Effective Date of this Agreement.

                  (c) Deadline for Indemnity Claims. Except as otherwise provided in Section 7.01, Holdings shall have no liability with respect to any matter or claim for indemnification hereunder, unless Parent notifies Holdings in accordance with this Article VII no later than the close of business on the first (1st) anniversary of the Effective Time of a claim for indemnification hereunder; provided, however, that (i) claims of indemnification for Loss suffered as a result of a material breach of the representations and warranties under Sections 3.01(p) and (r) hereof (the "Tax Warranties") shall survive until six (6) months after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof; and (ii) such limitation shall not apply in any matter involving intentional misrepresentation or fraud on the part of Holdings.

                                  ARTICLE VIII

                            NONCOMPETITION AGREEMENT

         SECTION 8.01 Certain Acknowledgments. Holdings expressly acknowledges that the noncompetition agreements set forth in this Article VIII are a material part of this Agreement and are an integral part of the obligations of Holdings hereunder; and the noncompetition agreements set forth in this Article VIII are reasonable and necessary to protect the legitimate business interests of Parent following the consummation of the Merger.

         SECTION 8.02 Noncompetition Agreement. Except as provided in Section
8.03 below, during the period beginning on the Effective Time and ending on the fifth (5th) anniversary of the Effective Time, except with Parent's prior written consent, Holdings shall not, directly or indirectly, own or operate a back-end computer-based system for processing consumer or small business remote payment instructions in order to generate remittance information and payment (via remote check printing or electronic funds transfer) to merchants in the United States of America (the "Competing Business"). The parties agree, without limitation, that Holdings shall not be deemed to be engaged in the Competing Business by virtue of, nor shall Holdings be at any time prohibited from: (a) developing and providing client-software or web/Internet-based applications which create and transmit payment instructions or remittance information to third parties; or (b) developing and providing client-software or web/Internet-based applications which facilitate the on-line purchase of goods or services.

         SECTION 8.03 Exception. The ownership by Holdings or any subsidiary or affiliate controlled by Holdings of not more than five percent in the aggregate of the outstanding securities of any public company shall not, by itself, constitute a breach of the noncompetition agreement in Section 8.02, even if such public company competes with Parent or engages in the Competing Business.

         SECTION 8.04 No Objection or Defense. Holdings expressly waives any objection to or defense regarding the scope, duration or geographic area of the restriction on competition set forth in this Article VIII.

         SECTION 8.05 Enforcement of Noncompetition Agreement. Holdings expressly acknowledges that it would be extremely difficult to measure the damage that might result form any breach of the noncompetition agreements in this Article VIII, and that any such breach will result in irreparable injury to Parent for which money damages could not adequately compensate. If a breach of the noncompetition agreements in this Article VIII occurs, then Parent shall be entitled, in addition to all other rights or remedies that it may have at law or in equity. to have an injunction issued by any competent court enjoining and restraining Holdings and all other persons involved therein from continuing such breach. The existence of any claim or cause of action that Holdings or any such other person may have against Parent shall not constitute a defense or bar to the enforcement of any of the noncompetition agreements under this Article VIII. If Parent must resort to litigation to enforce any of the noncompetition agreements under this Article VIII that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such agreement was occurring, beginning on the date of a final court order (without further right of appeal) holding that such breach occurred or, if later, the last day of the original fixed term of such agreement.

         SECTION 8.06 Early Termination of Noncompetition Agreement. In the event that Holdings is merged or consolidated with, or a majority of Holdings' voting stock or all or substantially all of Holdings' assets are acquired by, a person, corporation or other party who, at the time of such merger, consolidation, stock or asset acquisition, is engaged in the Competing Business, then upon the consummation of such merger, consolidation, sale, acquisition or similar business combination, all Holdings' obligations, duties and covenants under this Article VIII shall automatically immediately terminate and expire.

         SECTION 8.07 Effect on Acquiror. In the event that Holdings is merged or consolidated with, or a majority of Holdings' voting stock or all or substantially all of Holdings' assets are acquired by, a person, corporation or other party (the "Acquiror"), and the provisions of Section 8.06 do not apply, then the Acquiror shall not be bound by or obligated under any of Holdings' obligations or duties under this Article VIII; except that such Acquiror may not utilize technology or personnel of Holdings to engage in the Competing Business so long as Holdings' obligations, duties and covenants under this Article VIII remain in effect.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Survival of Representations and Warranties. Except as otherwise specified, the representations and warranties of Holdings and the Company contained herein shall survive the Closing for a period expiring at the close of business on the first (1st) anniversary of the Effective Time; provided, however, that the Tax Warranties shall survive until six (6) months after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof.

         SECTION 9.02 Interpretation of Representations and Warranties. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall qualify, and shall be exceptions to, any other representation or warranty.

         SECTION 9.03 Reliance by Parent and Acquisition. Notwithstanding the right of Parent and Acquisition to investigate the business, assets, and financial condition of Holdings and/or the Company, and notwithstanding any knowledge determinable by Parent or Acquisition as a result of such investigation, Parent and Acquisition have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by Holdings and/or the Company in this Agreement or pursuant hereto, as qualified by the Holdings/Company Disclosure Letter and the schedules hereto, except to the extent that Parent or Acquisition had actual knowledge to the contrary at the Effective Date of this Agreement.

         SECTION 9.04 Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, neither Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts and Parent shall pay all such fees and expenses incurred by Acquisition. Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. The Company represents that, in connection with the transactions contemplated by this Agreement, the Company has committed to pay only the fees and expenses set forth on Schedule 9.04 hereto.

         SECTION 9.05 Publicity; Confidentiality. Holdings, the Company, and Parent agree that this Agreement and the exchange of information pursuant thereto is confidential and they will not disclose or issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, which will not be unreasonably withheld, except that Holdings, the Company, or Parent may make such public disclosure that it believes in good faith to be required by law or any applicable rules and regulations of a national securities exchange or the NASD (in which event such party shall consult with the other prior to making such disclosure).

         SECTION 9.06 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.07 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:

         If to Parent to:

                  CHECKFREE CORPORATION
                  8275 North High Street
                  Columbus, Ohio 43235
                  Telecopy Number:  (614) 825-3244
                  Attention:        Peter J. Kight
                                    Chairman

         with  copies to:

                  CHECKFREE CORPORATION
                  8275 North High Street
                  Columbus, Ohio 43235
                  Telecopy Number:  (614) 825-3244
                  Attention:        William C. Buckham
                                    General Counsel

                  and

                  PORTER, WRIGHT, MORRIS & ARTHUR
                  41 South High Street
                  Columbus, Ohio 43215
                  Telecopy Number:  (614)  227-2100
                  Attention:        Curtis A. Loveland, Esq.

         If to Holdings and/or the Company, to:

                  INTUIT INC.
                  2535 Garcia Avenue
                  Mountain View, California 94043
                  Telecopy Number: (415) 944-3060
                  Attention:        William H. Harris,
                                    Executive Vice President

         with a copies to:

                  INTUIT INC.
                  2535 Garcia Avenue
                  Mountain View, California 94043
                  Telecopy Number: (415) 944-6622
                  Attention:        Catherine Valentine, Esq.
                                    General Counsel

                  and

                  FENWICK & WEST LLP
                  Two Palo Alto Square
                  Palo Alto, California 94306
                  Telecopy Number: (415) 857-0361
                  Attention:        Kenneth A. Linhares, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

         SECTION 9.08 Waivers. Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 9.09 Amendments, Supplements, Etc. At any time, this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all of the parties hereto.

         SECTION 9.10 Entire Agreement. This Agreement and its schedules and exhibits, and the documents to be executed or delivered at the Effective Time in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         SECTION 9.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

         SECTION 9.12 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except for the provisions of Article VII hereof, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 9.13 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         SECTION 9.14 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         SECTION 9.15 Variation and Amendment. This Agreement may be varied or amended at any time before or after the approval and adoption of this Agreement by the stockholders of Parent and the Company by action of the respective Boards of Directors of Holdings, the Company, Parent, and Acquisition, without action by the stockholders thereof, provided that after approval and adoption of this Agreement by Parent's stockholders no such variance or amendment shall, without consent of such stockholders, increase the consideration that the holders of the capital stock of the Company shall be entitled to receive upon the Effective Time pursuant to Section 2.01 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                    CHECKFREE CORPORATION


                                    By /s/ Peter J. Kight
                                       ---------------------------------

                                    CHECKFREE ACQUISITION CORPORATION II


                                    By /s/ Peter J. Kight
                                       ---------------------------------

                                    INTUIT INC.


                                    By /s/ James J. Heeger
                                       ---------------------------------

                                    INTUIT SERVICES CORPORATION


                                    By /s/ Catherine L. Valentine
                                       ---------------------------------

                                                            Appendix B


                  [ALEX BROWN & SONS INCORPORATED LETTERHEAD]




September 15, 1996


Board of Directors
Checkfree Corporation
8275 North High Street
Columbus, Ohio 43235


Dear Sirs:

         Intuit Inc. ("Intuit"), Intuit Services Corporation ("ISC"), Checkfree Corporation ("Checkfree") and Checkfree Acquisition Corporation II, a Delaware corporation and wholly-owned subsidiary of Checkfree (the "Merger Sub"), have proposed to enter into an Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, the implementation of which is contingent on stockholder approval by Checkfree's stockholders, Merger Sub will be merged with and into ISC (the "Merger"), and Checkfree will issue 12,600,000 shares of common stock, subject to adjustment as described in the Agreement (the "Equity Consideration") to Intuit in exchange for all ISC shares. Additionally, the Agreement provides that Checkfree will pay $10.0 million in cash to Intuit at closing and an additional $10.0 million in cash (collectively the "License Consideration" and, together with the Equity Consideration, (the "Merger Consideration")) on October 30, 1997 as license fees pursuant to a license agreement (the "License Agreement") related to connectivity to certain Intuit software products. You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to Checkfree.

         Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Checkfree in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We act as an advisor to Checkfree from time-to-time and acted as co-manager of a public offering of the common stock of Checkfree in 1995. Alex. Brown maintains a market in the common stock of Checkfree and Intuit and regularly publishes research reports regarding Checkfree, Intuit, the technology industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of business, Alex. Brown may actively trade the securities of both Intuit and Checkfree for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Checkfree and Intuit.

         In connection with our opinion, we have reviewed certain publicly available financial information concerning Checkfree, Intuit and ISC and certain internal financial analyses and other information furnished to us by the respective parties. We have also participated in discussions with members of the senior management of Checkfree, Intuit and ISC regarding the business and prospects of Checkfree and ISC independently and the combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of Checkfree, (ii) compared certain financial information and stock market information for Checkfree and ISC with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed a draft of the Agreement dated September 14, 1996 and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

         We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of Checkfree and ISC, we have assumed that such information reflects the best currently available estimates and judgments of the management of all three companies as to the likely future financial performance of Checkfree and ISC. In addition, we have not made any independent evaluation or appraisal of the assets of Checkfree and ISC, nor have we been furnished with any such evaluation or appraisal. With your permission, this opinion does not address any adjustment to the Merger Consideration that may occur pursuant to Section 2.02 of the Agreement. We also have assumed with your permission that the License Agreement effectively grants rights to connectivity to certain Intuit software products. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

         Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Checkfree and do not constitute a recommedation to Checkfree's stockholders as to how they should vote at the stockholder's meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement distributed in connection with the Merger.

         Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration is fair, from a financial point of view, to Checkfree.



                                              Very truly yours,

                                              /s/ Alex. Brown and Sons

                                              ALEX. BROWN & SONS INCORPORATED

                                                                      APPENDIX C

                              AMENDED AND RESTATED
                              CHECKFREE CORPORATION

                             1995 STOCK OPTION PLAN


          1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key associates, officers, directors, consultants and advisers who render services to CHECKFREE CORPORATION, a Delaware corporation (the "Company"), and any current or future subsidiaries or parent of the Company (the "Company Group"), by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

         2. EFFECTIVE DATE. The Plan shall become effective on August 8, 1995, the date the Plan was adopted by the Board of Directors of the Company and approved by a majority of the shares of common stock of the Company entitled to vote thereon (the "Effective Date").

          3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"), which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a committee (the "Committee") which consists of not fewer than two members of the Board. If the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in section 162(m) of the Code and the regulations promulgated thereunder.

                  (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.

                  (c) Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

          4. ELIGIBILITY.

                  (a) ISOs and Non-statutory Options may be granted to such key associates of the Company Group, and Non-statutory Options only may be granted to directors who are not employees of and to consultants and advisers who render services to the Company Group, as the Board shall select from time to time (the "Optionees"). More than one Option may be granted to an individual under the Plan.

                  (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; provided, however, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the fair market value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

                  (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this subparagraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-statutory Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

          5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be shares of the common stock, $.01 par value, of the Company ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 5,000,000 shares, subject to adjustment in accordance with the terms of paragraph 12 hereof. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture or any repurchase right hereunder may again be the subject of an Option under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

          6. TERMS AND CONDITIONS OF OPTIONS.

                  (a) At the time of grant, the Board shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options granted shall be authorized by the Board and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 12 may be reflected in an amendment to or restatement of such Stock Option Agreements.

                  (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

          7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Board; provided, however, the Option Price of each ISO granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify.

          8. OPTION PERIOD. The period during which the Option may be exercised (the "Option Period") shall be determined by the Board; provided, however, any ISO granted under the Plan shall have an Option Period which does not exceed 10 years from the date the ISO is granted.

          9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and
(b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

         10. EXERCISE OF OPTIONS.

                  (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Board in its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as specified in subparagraph

11(a), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(a); (ii) in the event of the Optionee's termination of employment as a result of disability or death as specified in subparagraph 11(b), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(b); (iii) in the event of a merger, reorganization or sale of all or substantially all of the assets of the Company as specified in subparagraph 12(c), the Options shall be exercisable to the extent and for the period specified in subparagraph 12(c); and (iv) in the event of a change in control, as defined herein, all Options held by Optionee shall become exercisable for the period specified in subparagraph 12(d).

                  (b) An Option shall be exercisable only upon delivery of a written notice to the Board, any member of the Board, the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares (valued at their fair market value as of the date of tender); (iii) with the consent of the Board, and to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board and in cash for the par value of the Shares; (iv) with the consent of the Board, any combination of (i), (ii), or (iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                           (A) written instructions to forward a copy of such
                  notice of exercise to a broker or dealer as defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and designated in such notice ("Broker"), and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                           (B) a copy of irrevocable instructions to the Broker
                  to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

         If previously acquired Shares are to be used to pay the exercise price of an ISO, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

         11. TERMINATION OF EMPLOYMENT.

                  (a) Upon termination of an Optionee's employment with the Company Group, other than termination of employment by reason of disability or death or for cause, the Optionee shall have 30 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is due to the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence shall be considered a termination of employment. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.

                  (b) Upon termination of an Optionee's employment by reason of disability, as defined in subparagraph 27(a) of this Plan, or death, the Optionee or the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of termination of employment by reason of disability or death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment; provided, however, the Board may, but shall not be required to, permit, in its discretion, the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

                  (c) Upon termination of an Optionee's employment for cause, as defined herein, all Options held by such Optionee shall terminate effective on the date of termination of employment.

         12. STOCK SPLITS; MERGERS; REORGANIZATIONS; SALE OF ASSETS.

                  (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                  (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan and the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

                  (c) Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a change in control as defined herein), or a sale of all or substantially all of the assets of the Company, shall cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may provide that some or all of the unexercised portion of any one or more of the outstanding Options shall be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines.

                  (d) If a change in control, as defined herein, occurs, all outstanding options granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

         13. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

         14. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         15. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the employ or service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position of the Optionee with the Company.

         16. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         17. WITHHOLDING TAXES. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state or local tax withholding obligations. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their fair market value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

         18. EXCHANGES. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options.

         19. REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased or acquired upon exercise of an Option may, in the sole discretion of the Board, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired.

         20. CONFIDENTIALITY AGREEMENTS. Upon the Company's request, each Optionee shall execute, prior to or contemporaneously with the grant of any Option hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

         21. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under the Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and (ii) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act, or under state or other law.

         22. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         23. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         24. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) in no event shall any amendment be made to the Plan which would cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and (c) any amendment to the Plan which requires the approval of the shareholders of the Company under the rules promulgated under
Section 16 of the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

         With the consent of the Optionee affected, the Board may amend outstanding Options or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISO's granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

         25. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of common stock of the Company entitled to vote on, or within twelve months of, the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         26. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         27. DEFINITIONS.

                  (a) Disability. "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment or service with the Company Group.

                  (b) Fair Market Value. If the Shares are publicly traded, the term "fair market value" as used in this Plan shall mean (a) the closing price quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the last quote reported by NASDAQ for small-cap issues, if the shares are so quoted, (c) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (d) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. In all other cases, the fair market value shall be determined by and in accordance with procedures established in good faith by the Board and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

                  (c) Key Associates. The term "key associates" shall include those executive, administrative, operational and managerial employees who are determined by the Board to be eligible for Options under the Plan.

                  (d) Parent and Subsidiary. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code.

                  (e) Termination For Cause. The term "termination of employment for cause" shall mean termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony;
(d) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company Group (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

                  (f) Change In Control. A "change in control" shall be deemed to have taken place if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company; provided, however, that any Transaction shall not be deemed to be a change in control if the Transaction causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of the Company in office immediately prior to the change in control.


                                          CHECKFREE CORPORATION


Adopted August 8, 1995                    By:  /s/ Peter J. Kight
                                             --------------------------
                                              Peter J. Kight, President
Amended and Restated:  October 18, 1996

                                                  FORM OF STOCK OPTION AGREEMENT
                                                     [ISO /or/ NSO] No. 95-_____


                              CHECKFREE CORPORATION
                          [INCENTIVE /OR/ NONSTATUTORY]
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                             1995 STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED OCTOBER 18, 1996)


         Checkfree Corporation (the "Company") hereby grants, effective this day of _______________, 19__ (the "Effective Date") to _______________ (the
"Optionee") an option to purchase ____________ shares of its common stock, without par value (the "Option Shares"), at a price of _____________ Dollars ($______) per share pursuant to the Company's 1995 Stock Option Plan as Amended and Restated October 18, 1996 (the "Plan"), subject to the following:

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option [IS/IS NOT] an Incentive Stock Option under the Plan.

         2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee to the extent the option is vested based upon the number of full years the Optionee is an employee of the Company after the Effective Date (the "Vested Percentage") and remains exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the _____ anniversary of the Effective Date, whichever occurs first. The Optionee is entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, as determined in accordance with the following schedule:

                                      -A1-

               Years of Employment                              Total
              After the Effective Date                    Vested Percentage
              ------------------------                    -----------------


Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option is not otherwise exercisable by reason of the foregoing sentence, the Company will take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

         3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in subparagraph 10(c) of the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (iv) of subparagraph 10(c) of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

         5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option

                                      -A2-

Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the Effective Date.

         6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

         7. GENERAL. This Agreement will be construed as a contract under the laws of the State of Ohio without reference to Ohio's choice of law rules. It may be executed in several counterparts, all of which will constitute one Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE:                              CHECKFREE CORPORATION



                                       By:
------------------------------             -------------------------------
                                       Its:
                                           -------------------------------



                                      -A3-

                                                                   APPENDIX D

                              CHECKFREE CORPORATION
                          ASSOCIATE STOCK PURCHASE PLAN


1.       PURPOSE.

         The CheckFree Corporation Associate Stock Purchase Plan (the "Plan") is being established for the benefit of employees of CheckFree Corporation, a Delaware corporation (the "Company"), and certain affiliated companies. The Plan is intended to provide eligible employees with an opportunity to purchase shares of common stock, $0.01 par value, of the Company (the "Shares"), through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.       DEFINITIONS.

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.

         (c) "Change in Control" of the Company shall have the meaning given in
Section 16(b) hereof.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the Stock Option and Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

         (f) "Company" shall mean CheckFree Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (g) "Compensation" shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for federal income tax purposes, including an Employee's portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferrals, but excluding any foreign service allowance, severance pay, expense reimbursement or any benefit paid by a third-party payer under any employee benefit plan maintained by the Employer.

         (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence taken pursuant to the Employer's written leave of absence policy if such leave is for a continuous period of not more than one year.

         (i) "Designated Subsidiaries" shall mean the Subsidiaries of the Company as of the Effective Date, and corporations which become Subsidiaries of the Company after the Effective Date.

         (j) "Effective Date" shall have the meaning set forth in Section 22 hereof.

         (k) "Employee" shall mean any person, including an officer, who as of an Offering Date is (i) regularly employed by the Company or a Designated Subsidiary of the Company for more than twenty (20) hours per week, and (ii) who has been employed by such Employer for a period of at least ninety (90) days.

         (l) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company or a Designated Subsidiary of the Company.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (n) "Exercise Date" shall mean the last business day of each Offering Period, except as the Committee may otherwise provide. For purposes of the Plan, the term "business day" means a day on which there is permitted trading of the Shares on the NASDAQ National Market or on a national securities exchange, whichever is applicable; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Delaware.

         (o) "Fair Market Value" per Share as of a particular date shall mean:

             (i) the closing sales price, regular way for the Shares on any national securities exchange on which the Shares are actively traded on such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

             (ii) if there is no price as specified in (i), the mean of the last reported bid- and-asked quotations regular way, for the Shares on such exchange on such date (or if there was no such quotations on such date, the next preceding date); or

             (iii) if there also is no price as specified in (ii), the closing sales price, regular way, or in the absence thereof the mean of the last reported bid-and-asked quotations, for the Shares on the other exchange on which the Shares are permitted to trade having the greatest volume of trading in the Shares during the 30-day period preceding such date, on such date (or if there were no such quotations on such date, the next preceding date); or

             (iv) if there also is no price as specified in (iii), the final reported sales price, or if not reported in the following manner, the highest bid quotation, in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does
             so); or

             (v) if there also is no price as specified in (iv), the price determined by the Committee by reference to the bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current fair market value; or

             (vi) if there also is no price as specified in (v), the price determined by the Committee for the date in question.

         (p) "Offering Date" shall mean the first business day of each Offering Period. In the event that the Board specifies the maximum number of Shares that a Participant may be permitted to acquire during an Offering Period pursuant to
Section 5(b) hereof, the Offering Date of an Offering Period will be the grant date for the options offered in such Offering Period. If no such maximum number of Shares has been specified by the Board pursuant to Section 5(b) hereof, the Exercise Date of an Offering Period will be the grant date for the options offered in such Offering Period. Notwithstanding the foregoing, the first Offering Date following the adoption of the Plan shall be the first business day on or after the Effective Date.

         (q) "Offering Period" shall mean each six (6) month period commencing on January 1 and July 1, respectively, which periods shall end on June 30 and December 31, respectively; provided, however, that the Committee shall have the power to change the duration of Offering Periods; provided further, however, that no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its date of grant. Notwithstanding the foregoing, the first Offering Period following the adoption of the Plan shall begin on the Effective Date and end on June 30, 1997.

         (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         (s) "Participant" shall mean an Employee who participates in the Plan.

         (t) "Participant's Account" shall mean the account established for a Participant pursuant to the Plan to which his or her payroll deductions, Shares acquired under the Plan, dividends received from such Shares, and dividend reinvestments shall be credited and from which cash distributions, cash used to purchase Shares and distributions of Shares will be debited.

         (u) "Plan" shall mean the CheckFree Corporation Associate Stock Purchase Plan, as amended from time to time.

         (v) "Shares" shall mean common stock, $0.01 par value, of the Company.

         (w) "Subsidiary" shall mean any corporation (other than the Company) or other business organization in an unbroken chain of corporations or business organizations beginning with the Company, if, at the time of granting an option, each of the corporations or other business organizations other than the last corporation or such other business organization in the unbroken chain owns shares or other voting securities possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or other voting securities in one of the other corporations or such business organizations in such chain.

3.       ELIGIBILITY.

         (a) Subject to the requirements of Sections 4(b) and 20(d) hereof, any person who is an eligible Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

         (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Employee's accumulated payroll deductions on the last day of the Offering Period would otherwise enable the Employee to purchase Shares in excess of the Section 423(b)(8) limitation described in this Section, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Shares actually purchased shall be credited towards the next Offering Period. In the event the Employee elects to discontinue participation in the Plan, such amount shall be promptly refunded to the Employee by the Company, without interest.

4.       GRANT OF OPTION; PARTICIPATION; PRICE.

         (a) On each Offering Date, the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and Section 10 hereof.

         (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with Section 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Such authorization to make payroll deductions must be received by the Company at least twenty (20) days before the next succeeding Offering Date.

         (c) The option price per Share subject to an offering shall be the lesser of (i) 85% of the Fair Market Value of the Shares on the Offering Date of reference or (ii) 85% of the Fair Market Value of the Shares on the Exercise Date of reference; and, provided further that the option price per Share shall never be less than the par value per Share.

5.       PAYROLL DEDUCTIONS.

         (a) Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize an after-tax payroll deduction of any whole percentage from one percent (1%) to fifteen percent (15%) of such Participant's Compensation each pay period. A Participant may not increase or decrease such payroll deduction (provided that a Participant may withdraw from the Plan under Section 8) during each Offering Period (unless otherwise allowed by the Committee in its sole discretion). All payroll deductions made by a Participant shall be credited to such Participant's Account.

         (b) The Board may, but need not, specify by notice to all Employees prior to the first day of any Offering Period, a maximum number of Shares that any Participant shall be permitted to acquire pursuant to the Plan in any Offering Period, which maximum need not be the same for every Offering Period.

6.       EXERCISE OF OPTION.

         (a) Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share, for which purposes the purchase amount shall be rounded to the next lower whole number of Shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions.

         (b) Any cash balance remaining in a Participant's Account after the termination of an Offering Period will be carried forward to the Participant's Account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise, the Participant will receive a cash payment equal to the cash balance of his or her account.

         (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's Account under the Plan within ten (10) business days after the Exercise Date and shall be deemed to be transferred to the Participant as of such crediting date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to credited Shares.

7.       DELIVERY OF SHARES.

         (a) As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant's Account (or, in the discretion of the Committee, at any time after the termination of employment of any Participant), subject to Section 20(d) hereof, the Company shall arrange the delivery to such Participant of a share certificate representing the whole Shares credited to the Participant's Account which the Participant requests to withdraw. Subject to Section 7(b) hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

         (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

8.       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         (a) A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares by giving written notice to the Company at least thirty (30) days prior to the next occurring Exercise Date or otherwise as may be approved by the Committee in its sole discretion. All such payroll deductions credited to such Participant's Account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

         (b) Upon termination of a Participant's Continuous Status as an Employee during an Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant's Account that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated. Notwithstanding the foregoing, upon the termination of a Participant's employment because of the Participant's death, the Participant's beneficiary (designated by the Participant in accordance with Section 12 hereof) shall have the right to elect, by written notice given to the Company prior to the earlier of thirty (30) days prior to the next occurring Exercise Date (or otherwise as may be determined by the Committee in its sole discretion) under the Plan or the sixtieth (60th) day after the Participant's death, to exercise the Participant's option for the purchase of Shares on such Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's Account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be paid to such beneficiary. If no such written notice of election is duly received by the Company, the first sentence of this Section 8(b) shall control.

         (c) Except as provided in Section 20(d) hereof, a Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

9.       INTEREST.

         No interest shall accrue on or be payable with respect to the payroll deductions of a Participant credited to the Participant's Account.

10.      SHARES.

         (a) The maximum number of Shares which shall be reserved and available for sale under the Plan shall be 1,000,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in
Section 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4 hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

         (b) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

         (c) Until Shares shall have been credited to a Participant's Account in accordance with Section 6(c) hereof, the Participant shall not have any rights or privileges of a shareholder with respect to any Shares purchasable hereunder.

11.      ADMINISTRATION.

         The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision evidenced by the unanimous written consent of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

12.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's Account under the Plan in the event of the Participant's death.

         (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


13.      TRANSFERABILITY.

         Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

14.      USE OF FUNDS.

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15.      REPORTS; PARTICIPANTS' ACCOUNTS.

         The Company shall establish a Participant's Account for each Participant in the Plan to which each Participant's payroll deductions, Shares acquired under the Plan, dividends received from such Shares, and dividend reinvestments shall be credited, and from which cash distributions, cash used to purchase Shares and distributions of Shares will be debited ("Participant's Accounts"). Statements with respect to each Participant's Account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of shares purchased, the aggregate Shares in the Participant's Account and the remaining cash balance, if any.

16.      EFFECT OF CERTAIN CHANGES.

         (a) In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period shall terminate unless otherwise provided by the Committee. For purposes of the preceding sentence, (i) the Committee may establish the date of the event constituting the Change in Control and such date shall be the Exercise Date for such Offering Period, or (ii) the Committee may terminate the Plan in which case all Shares and cash amounts in a Participant's Account shall be refunded as elsewhere provided herein.

         (b) "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell at least 75% of its assets by value in a single transaction or in a series of transactions to another corporation which is not a wholly owned subsidiary of the Company, or
(iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1) (as in effect on the date hereof) pursuant to the Exchange Act.



17.      Term of Plan.

         Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on December 31, 2006. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

18.      AMENDMENT TO AND DISCONTINUANCE OF PLAN.

         (a) Subject to Section 18(b) hereof, the Board may at any time amend, suspend or discontinue the Plan. Except as provided in Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

         (b) For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any provisions of Rule 16b-3 under the Exchange Act that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding or the vote of the shareholders of the Company as provided in Section 20(c) hereof, to (i) any increase in the aggregate number of shares of common stock that may be issued under the Plan (except for adjustments pursuant to Section 16 of the Plan); (ii) increase materially the benefits accruing to Participants under the Plan; or
(iii) modify materially the requirements as to eligibility for participation in the Plan.

19.      NOTICES.

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW; SECTION 16 COMPLIANCE

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                  (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by shareholders of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

                  (d) For any Participants subject to Section 16 of the Exchange Act, (i) such Participants who cease participation in the Plan may not participate again for at least six (6) months, and (ii) unless the Committee otherwise determines after due regard for Rule 16b-3(d)(2)(i), any Shares purchased by such Participant shall remain in such Participant's Account for six
(6) months from the Exercise Date for such Shares.

                  (e) Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

                  (f) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.

21.      WITHHOLDING OF TAXES.

         By electing to participate in the Plan, each Employee acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's Compensation and accumulated for the benefit of the Employee under the

Plan, and each Employee agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Employee's Compensation, when amounts are added to the Employee's Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the option is being treated as granted for purposes of Section 423 of the Code or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

22.      EFFECTIVE DATE.

         The Plan shall be effective (the "Effective Date") as of the latter to occur of (a) January 1, 1997, or (b) the date on which this Plan shall have been approved by the shareholders as set forth in Section 20(c) hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM     20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article IX of the Registrant's By-Laws (the "By-Laws") provides that the Registrant shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person who is or was involved or threatened to be made so involved in any action by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another entity. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of the proceeding. All indemnification rights in Article IX are contract rights. The Registrant also may provide indemnification for employees, agents, attorneys and representatives of the Registrant by action of its board of directors. Article IX expressly states that no amendment to the By-Laws or the Certificate of Incorporation shall adversely affect any right to indemnification for acts occurring prior to such amendment. The right of indemnification is not exclusive of any other rights of indemnification that may be available.

         In determining the right to indemnification, the Registrant has the burden of proof that the indemnitee has not met the applicable standard of conduct. If successful in whole or in part in such a proceeding, the indemnitee is entitled to be indemnified for expenses incurred in connection with such proceeding. All reasonable expenses incurred by an indemnitee in connection with any proceeding shall be advanced by the Registrant after receipt of a statement from the indemnitee requesting such advance.

         Article IX provides that the Registrant may purchase and maintain insurance in connection with any expenses, liability or loss relating to any proceeding, whether or not the Registrant would have the power to indemnify the officer, director, employee, agent, attorney, trustee or representative. The Registrant also may enter into indemnification contracts with any of the foregoing persons, which contracts are deemed specifically approved and authorized by the stockholders.

         Article IX provides that if any provision of Article IX is held invalid, illegal or unenforceable, the remaining provisions of Article IX shall not be affected. An indemnitee also may elect, as an alternative to the Article IX procedures, to follow procedures authorized by applicable corporate law or statute. Article IX sets forth specific procedures for the advancement of expenses and for the determination of entitlement to indemnification. Entitlement to indemnification shall be determined by a majority vote of disinterested directors, by a written opinion of independent counsel under certain circumstances or by the Registrant's stockholders if a majority of the disinterested directors determines the issue should be submitted to the stockholders. If the foregoing persons have not been appointed within 60 days after the receipt of a request for indemnification, the indemnitee is deemed to be entitled to indemnification unless the indemnitee misrepresented or omitted a material fact in making or supporting his request for indemnification or the indemnification is prohibited by law. The termination of an action by judgment, order, settlement or conviction or upon a plea of nolo contendere does not adversely affect the right of an indemnitee to indemnification or create any presumption with respect to any standard of conduct. An indemnitee is entitled to indemnification for expenses if he is successful on the merits, if the action is terminated without a determination of liability on the part of the indemnitee or if the indemnitee was not a party to the action. An indemnitee who is determined not to be entitled to indemnification may appeal such determination either through the courts or by arbitration.

         (b) Under Section 145 of the Delaware GCL, indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving in such capacity for another corporation or other enterprise at the request of the corporation is permitted against expenses, fines and amounts paid in settlement actually and reasonably incurred by him in such proceeding where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in criminal actions, where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware GCL in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a proceeding of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made (unless ordered by a court) by majority vote of the disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         (c) Under Section 145 of the Delaware GCL and Article IX of the By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who serves as a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not the Registrant would have the power to provide indemnity under Section 145 or the By-Laws. The Registrant has obtained insurance which, subject to certain exceptions, insures the directors and officers of the Registrant and its subsidiaries.

         (d) The Registrant has entered into indemnification contracts with its directors and certain officers which provides that such directors and officers will be indemnified to the fullest extent provided by Section 145 of the Delaware GCL (or such other future statutory provision authorizing or permitting indemnification) against all expenses (including attorneys' fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, by reason of the fact that they were a director, officer, employee or agent of the Registrant, or were serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         No indemnity will be provided under such indemnification contracts (i) except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Registrant; (ii) in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law;
(iii) on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         (e) Article EIGHTH of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived any improper personal benefit.

         The above discussion of the Registrant's By-Laws, Restated Certificate of Incorporation, indemnification agreements, and of Section 145 of the Delaware GCL is not intended to be exhaustive and is respectively qualified in its entirety by such By-Laws, Restated Certificate of Incorporation and statutes.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.




      EXHIBIT                                   EXHIBIT
      NUMBER                                  DESCRIPTION
      ------                                  -----------

      2(a) Agreement and Plan of Merger, dated as of January 15, 1996, among the Company, Checkfree Acquisition Corporation, and Servantis Systems Holdings, Inc. (Reference is made to Exhibit 2 to the Current Report on Form 8-K, dated January 15, 1996, filed with the Securities and Exchange Commission on January 16, 1996, and incorporated herein by reference.)

      2(b) Agreement and Plan of Merger, dated as of March 21, 1996, among the Company, ISC Acquisition Corporation, and Security APL, Inc. (Reference is made to Exhibit 2 to the Current Report on Form 8-K, dated March 21, 1996, as amended, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      2(c) Amendment to Agreement and Plan of Merger, dated as of April 30, 1996, among the Company, ISC Acquisition Corporation, and Security APL, Inc. (Reference is made to Exhibit 2(c) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      2(d) Agreement and Plan of Merger, dated as of September 15, 1996, among the Registrant, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation (Reference is made to Exhibit 2 to Current Report on Form 8-K, dated September 15, 1996, filed with the Securities and Exchange Commission on September 26, 1996, and incorporated herein by reference.)

      3(a) Restated Certificate of Incorporation of the Registrant. (Reference is made to Exhibit 3(a) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      3(b)                 Amended and Restated By-Laws of the Registrant.
                           (Reference is made to Exhibit 3(b) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      3(c) Form of Specimen Stock Certificate. (Reference is made to Exhibit 3(c) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      4 Articles FOURTH, FIFTH, SEVENTH, EIGHTH, TENTH AND ELEVENTH of the Registrant's Restated Certificate of Incorporation (contained in the Registrant's Restated Certificate of Incorporation filed as Exhibit 3(a) hereto) and Articles II, III, IV, VI and VIII of the Registrant's Amended and Restated By-Laws (contained in the Registrant's Amended and Restated By-Laws filed as Exhibit 3(b) hereto).

      5          *         Opinion of Porter, Wright, Morris & Arthur
                           regarding legality.

      10(a)                Checkfree Corporation 1995 Stock Option Plan.
                           (Reference is made to Exhibit 10(a) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(b) Checkfree Corporation Amended and Restated 1993 Stock Option Plan. (Reference is made to Exhibit 10(b) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(c) Checkfree Corporation Second Amended and Restated 1983 Non-Statutory Stock Option Plan. (Reference is made to Exhibit 10(c) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(d) Checkfree Corporation Second Amended and Restated 1983 Incentive Stock Option Plan. (Reference is made to Exhibit 10(d) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(e) Form of Indemnification Agreement. (Reference is made to Exhibit 10(a) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(f) Schedule identifying material details of Indemnification Agreements substantially identical to
                           Exhibit 10(e). (Reference is made to Exhibit 10(f) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(g) Voting Agreement, dated November 30, 1994, among Peter J. Kight, Greylock Limited Partnership, and Highland Capital Partners Limited Partnership. (Reference is made to Exhibit 10(g) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(h)                Voting Agreement, dated December 2, 1994, among Peter
                           J. Kight, Mark A. Johnson, Greylock Limited
                           Partnership, Highland Capital Partners Limited Partnership and Tribune Company. (Reference is made to Exhibit 10(h) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(i) Noncompete, Nondisclosure, and Assignment Agreement, dated February 1, 1990, between Peter J. Kight and the Company. (Reference is made to Exhibit 10(i) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(j) Noncompete, Nondisclosure, and Assignment Agreement, dated February 1, 1990, between Mark A. Johnson and the Company. (Reference is made to Exhibit 10(j) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(k) Stock Purchase Agreement, dated December 2, 1994, between the Company and Tribune Company. (Reference is made to Exhibit 10(k) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(l) Stock Transfer Restriction Agreement, dated December 2, 1994, among Peter J. Kight, Mark A. Johnson, and Tribune Company. (Reference is made to Exhibit 10(l) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(m) Investment Agreement, dated November 9, 1983, among the Company (formerly, Aegis Systems, Inc.), The Midland Mutual Life Insurance Company, The Columbus Mutual Life Insurance Company, Grange Mutual Casualty Company, and North American National Corp. (Reference is made to Exhibit 10(m) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(n) Stock Purchase Agreement, dated March 17, 1988, between the Company and Nationwide Mutual Insurance Company. (Reference is made to Exhibit 10(n) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(o) Amending Agreement, dated November 30, 1994, and letter agreement, dated September 24, 1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(v) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(p) Joint Development and Marketing Agreement, dated August 2, 1995, between the Company and ADP, Inc. (Reference is made to Exhibit 10(w) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(q) Bill Payment and Remote Banking Services Agreement, dated March 25, 1993, between the Company and MasterCard International Incorporated. (Reference is made to Exhibit 10(x) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(r) Amendment to Bill Payment and Remote Banking Services Agreement, dated December 1, 1994, between the Company and MasterCard International Incorporated. (Reference is made to Exhibit 10(y) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(s) Agreement and Release, dated October 16, 1995, between the Company and MasterCard International Incorporated. (Reference is made to Exhibit 10(z) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(t) Electronic Bill Payment Services Marketing Agreement, dated April 26, 1995, between the Company and AT&T Corporation. (Reference is made to Exhibit 10(z) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(u) Amendment One to Electronic Bill Payment Services Marketing Agreement, dated November 1, 1995, between the Company and AT&T Corporation. (Reference is made to Exhibit 10(bb) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(v) Marketing and License Agreement, dated August 14, 1995, among the Company, Virtual Open Network Environment, and Spyglass, Inc. (Reference is made to Exhibit 10(aa) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(w) Automatic Payment Collection Agreement, dated July 28, 1993, between the Company and CompuServe, Incorporated (with addenda). (Reference is made to Exhibit 10(bb) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(x) Automatic Payment Collection Agreement, dated August 22, 1994, between the Company and Spry, Inc. (Reference is made to Exhibit 10(cc) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(y) Data Capture Credit Card Terminal Processing Agreement, dated August 22, 1994, between the Company and Spry, Inc. (Reference is made to Exhibit 10(dd) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(z) Reproduction and Distribution Agreement, dated July 27, 1995, between the Company and Spry, Inc. (Reference is made to Exhibit 10(ee) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(aa) Electronic Bill Payment Services Agreement, dated March 10, 1995, between the Company and FiTech, Inc. (Reference is made to Exhibit 10(gg) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(bb) Amendment to Bill Payment and Remote Banking Services Agreement, dated July 1, 1995, between the Company and FiTech, Inc. (Reference is made to Exhibit 10(hh) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

      10(cc) ACH Operations Agreement, dated April 1, 1994, between the Company and Society National Bank. (Reference is made to Exhibit 10(ii) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(dd) Merchant Processing Agreement, dated March 13, 1995, between the Company and Society National Bank. (Reference is made to Exhibit 10(jj) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(ee) Cooperative Marketing Agreement, dated March 14, 1991, between the Company and Intuit Corporation (including addendum and notice). (Reference is made to Exhibit 10(kk) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(ff) Loan and Stock Restriction Agreement, dated December 16, 1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(ll) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(gg) Stock Pledge and Security Agreement, dated December 16, 1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(mm) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(hh)               Promissory Note, dated December 16, 1992, of Mark D.
                           Phelan. (Reference is made to Exhibit 10(nn) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(ii) Loan and Stock Restriction Agreement, dated December 16, 1992, between the Company and Mark A. Johnson. (Reference is made to Exhibit 10(oo) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(jj) Stock Pledge and Security Agreement, dated December 16, 1992, between the Company and Mark A. Johnson. (Reference is made to Exhibit 10(pp) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(kk)               Promissory Note, dated December 16, 1992, of Mark A.
                           Johnson. (Reference is made to Exhibit 10(qq) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(ll) Lease, dated August 1, 1993, between the Company and The Director of Development of the State of Ohio. (Reference is made to Exhibit 10(rr) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(mm) Guaranty Agreement, dated August 1, 1993, between the Company and The Provident Bank. (Reference is made to
                           Exhibit 10(ss) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(nn) Demand Mortgage Note, dated August 25, 1993, of the Company. (Reference is made to Exhibit 10(tt) to Registration Statement on Form S-1, as amended (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(oo) Irrevocable Letter of Credit from Society National Bank for the Company, dated August 25, 1993 (including second renewal thereof). (Reference is made to Exhibit 10(uu) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(pp) Open-End Mortgage, Assignment of Rents and Security Agreement, dated August 25, 1993, with the Company as mortgagor and Society National Bank as mortgagee. (Reference is made to Exhibit 10(vv) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(qq) Loan and Security Agreement, dated August 25, 1993, between the Company and Society National Bank. (Reference is made to Exhibit 10(ww) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(rr) Commercial Note Variable Rate, dated January 3, 1995, of the Company. (Reference is made to Exhibit 10(xx) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(ss) Reimbursement Agreement, dated August 25, 1993, between the Company and Peter J. Kight. (Reference is made to Exhibit 10(yy) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(tt) Agreement, dated August 29, 1995, between the Company and Nationwide Mutual Insurance Company. (Reference is made to Exhibit 10(zz) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(uu) Agreement, dated September 8, 1995, among the Company, The Midland Life Insurance Company, The Columbus Life Insurance Company, Grange Mutual Casualty Company, and Pan Western Life Insurance Company. (Reference is made to Exhibit 10(aaa) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

      10(vv) License Agreement, dated October 27, 1995, between the Company and Block Financial Corporation. (Reference is made to Exhibit 10(ddd) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(ww) Joint Marketing and Trademark License Agreement, dated December 28, 1995, between the Company and Electronic Data Systems Corporation. (Reference is made to Exhibit 10(eee) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(xx) Joint Marketing Agreement, dated November 3, 1995, between the Company and Fiserv, Inc. (Reference is made to Exhibit 10(fff) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(yy) License Agreement, December 29, 1995, between the Company and Premiere Communications, Inc. (Reference is made to Exhibit 10(ggg) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

      10(zz) Payment Services, Software Development and Marketing Agreement, dated as of February 27, 1996, between the Company and CyberCash. (Reference is made to Exhibit 10(a) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.) **

      10(aaa) Termination of Voting Agreement, dated as of April 19, 1996, among Peter J. Kight, Mark A. Johnson, Greylock Limited Partnership, Highland Capital Partners Limited Partnership and Tribune Company. (Reference is made to Exhibit 10(b) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(bbb) Voting Agreement, dated as of April 19, 1996, among Peter J. Kight, Mark A. Johnson, and Tribune Company. (Reference is made to Exhibit 10(c) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(ccc) Executive Employment Agreement between the Company and Kenneth J. Benvenuto. (Reference is made to Exhibit 10(d) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(ddd) Executive Employment Agreement between the Company and Robert E. Bowers. (Reference is made to Exhibit 10(e) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(eee) Executive Employment Agreement between the Company and Lynn D. Busing. (Reference is made to Exhibit 10(f) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(fff) Executive Employment Agreement between the Company and James M. Garrett. (Reference is made to Exhibit 10(g) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(ggg) Executive Employment Agreement between the Company and James Robert Lewis, III. (Reference is made to
                           Exhibit 10(h) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(hhh) Executive Employment Agreement between the Company and Jay N. Whipple, III. (Reference is made to
                           Exhibit 10(i) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(iii) Agreement for ACH Services between the Company and The Chase Manhattan Bank, N.A., dated as of July 1, 1996. (Reference is made to Exhibit 10(qqq) to the Transition Report on Form 10-K for the six months ended June 30, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      10(jjj)      *       Checkfree Corporation Amended and Restated 1995
                           Stock Option Plan.

      10(kkk)      *       Checkfree Corporation Associate Stock Purchase
                           Plan.

      10(lll)      *       Stockholder Agreement between Intuit Inc. and Peter
                           J. Kight, as a shareholder of the Company.

      10(mmm)      *       Stockholder Agreement between Intuit Inc. and Mark
                           A. Johnson, as a shareholder of the Company.

      10(nnn)      *       Stock Restriction Agreement between the Company and
                           Intuit Inc.

      10(ooo)      *       Form of Escrow Agreement among the Company, Intuit
                           Inc. and a to be named Escrow Agent.

      10(ppp)      *       Form of Registration Rights Agreement between the
                           Company and Intuit Inc.

      13           *       The Company's Transition Report on Form 10-K for
                           the six months ended June 30, 1996.

      21 Subsidiaries of the Company. (Reference is made to Exhibit 21 of the Transition Report on Form 10-K for the six months ended June 30, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

      23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 ).

      23(b)       *        Consent of Ernst & Young, LLP.

      23(c)       *        Consent of Deloitte & Touche LLP.

      23(d)       *        Consent of Alex. Brown & Sons, Incorporated.

      24          *        Powers of Attorney.

      99          *        Form of Proxy Card.

----------------
     *      Filed with this report.
     ** Portions of this Exhibit have been given confidential treatment by the Securities and Exchange Commission.


         (b)      FINANCIAL STATEMENT SCHEDULES

                  The following financial statement schedule, included in the Company's transition report on Form 10-K and incorporated by reference herein, should be read in conjunction with the Consolidated Financial Statements contained elsewhere therein.

                  Schedule 2 -- Valuation and Qualifying Accounts.

                  Independent Auditors' Report on Financial Statement Schedule.

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements or the notes thereto.

         (c)      FAIRNESS OPINION

                  A copy of the opinion of Alex. Brown & Sons, Incorporated is attached as Appendix B to this Registration Statement.

ITEM 22.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes: (1) to file during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 28, 1996.

                                         CHECKFREE CORPORATION


                                         By:   /s/ Peter J. Kight
                                            ----------------------------------
                                               Peter J. Kight, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                            TITLE                                  DATE
       ---------                                            -----                                  ----


/s/ Peter J. Kight                             President, Chief Executive Officer,           October 28, 1996
-------------------------------                and Chairman of the Board
Peter J. Kight                                  (Principal Executive Officer)


  *Mark A. Johnson                             President Business Services                   October 28, 1996
-------------------------------                and Director
Mark A. Johnson


  *James S. Douglass                           Executive Vice President-Finance and          October 28, 1996
-------------------------------                Chief Financial Officer
James S. Douglass                              (Principal Financial Officer)


  *John M. Stanton                             Vice President and Treasurer                  October 28, 1996
-------------------------------                (Principal Accounting Officer)
John M. Stanton


  *William P. Boardman                         Director                                      October 28, 1996
-------------------------------
William P. Boardman


  *George R. Manser                            Director                                      October 28, 1996
-------------------------------
George R. Manser


  *Eugene F. Quinn                             Director                                      October 28, 1996
-------------------------------
Eugene F. Quinn


  *Jeffrey M. Wilkins                          Director                                      October 28, 1996
-------------------------------
Jeffrey M. Wilkins


*By:   /s/ Curtis A. Loveland
--------------------------------------------
        Curtis A. Loveland, attorney-in-fact
        for each of the persons indicated

                                                      Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-4

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933



                              CHECKFREE CORPORATION



                                    EXHIBITS

                                  EXHIBIT INDEX

      EXHIBIT                        EXHIBIT                                     EXHIBIT INDEX
      NUMBER                       DESCRIPTION                                    PAGE NUMBER
      ------                       -----------                                    -----------

       2(a)           Agreement and Plan of Merger, dated as of January 15,
                      1996, among the Company, Checkfree Acquisition
                      Corporation, and Servantis Systems Holdings, Inc.
                      (Reference is made to Exhibit 2 to the Current Report on Form 8-K, dated January 15, 1996, filed with the
                      Securities and Exchange Commission on January 16, 1996, and incorporated herein by reference.)


       2(b) Agreement and Plan of Merger, dated as of March 21, 1996, among the Company, ISC Acquisition Corporation, and
                      Security APL, Inc. (Reference is made to Exhibit 2 to the
                      Current Report on Form 8-K, dated March 21, 1996, as amended, filed with the Securities and Exchange
                      Commission, and incorporated herein by reference.)


       2(c) Amendment to Agreement and Plan of Merger, dated as of April 30, 1996, among the Company, ISC Acquisition
                      Corporation, and Security APL, Inc. (Reference is made to
                      Exhibit 2(c) to the Form 10-Q for the quarter ended March
                      31, 1996, filed with the Securities and Exchange
                      Commission, and incorporated herein by reference.)


       2(d)           Agreement and Plan of Merger, dated as of September 15,
                      1996, among the Registrant, Checkfree Acquisition
                      Corporation II, Intuit Inc., and Intuit Services
                      Corporation (Reference is made to Exhibit 2 to Current
                      Report on Form 8- K, dated September 15, 1996, filed with the Securities and Exchange Commission on September 26,
                      1996, and incorporated herein by reference.)

       3(a)           Restated Certificate of Incorporation of the Registrant.
                      (Reference is made to Exhibit 3(a) to Registration
                      Statement on Form S-1, as amended (Registration No.
                      33-95738), filed with the Securities and Exchange
                      Commission on August 14, 1995, and incorporated herein by reference.)


       3(b) Amended and Restated By-Laws of the Registrant. (Reference is made to Exhibit 3(b) to Registration Statement on Form
                      S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)


       3(c)           Form of Specimen Stock Certificate.  (Reference is made to
                      Exhibit 3(c) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       4              Articles FOURTH, FIFTH, SEVENTH, EIGHTH, TENTH AND
                      ELEVENTH of the Registrant's Restated Certificate of
                      Incorporation (contained in the Registrant's Restated
                      Certificate of Incorporation filed as Exhibit 3(a) hereto) and Articles II, III, IV, VI and VIII of the Registrant's
                      Amended and Restated By-Laws (contained in the
                      Registrant's Amended and Restated By-Laws filed as Exhibit
                      3(b) hereto).


       5      *       Opinion of Porter, Wright, Morris & Arthur
                      regarding legality.

       10(a) Checkfree Corporation 1995 Stock Option Plan. (Reference is made to Exhibit 10(a) to Registration Statement on Form
                      S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(b)          Checkfree Corporation Amended and Restated 1993 Stock
                      Option Plan. (Reference is made to Exhibit 10(b) to
                      Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(c)          Checkfree Corporation Second Amended and Restated 1983
                      Non-Statutory Stock Option Plan. (Reference is made to
                      Exhibit 10(c) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(d)          Checkfree Corporation Second Amended and Restated 1983
                      Incentive Stock Option Plan. (Reference is made to Exhibit
                      10(d) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(e)          Form of Indemnification Agreement. (Reference is made to
                      Exhibit 10(a) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(f)          Schedule identifying material details of Indemnification
                      Agreements substantially identical to Exhibit 10(e).
                      (Reference is made to Exhibit 10(f) to Registration
                      Statement on Form S-1, as amended (Registration No.
                      33-95738), filed with the Securities and Exchange
                      Commission on August 14, 1995, and incorporated herein by reference.)

       10(g)          Voting Agreement, dated November 30, 1994, among Peter J.
                      Kight, Greylock Limited Partnership, and Highland Capital
                      Partners Limited Partnership. (Reference is made to
                      Exhibit


                      10(g) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(h)          Voting Agreement, dated December 2, 1994, among Peter J.
                      Kight, Mark A. Johnson, Greylock Limited Partnership,
                      Highland Capital Partners Limited Partnership and Tribune
                      Company. (Reference is made to Exhibit 10(h) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(i)          Noncompete, Nondisclosure, and Assignment Agreement, dated
                      February 1, 1990, between Peter J. Kight and the Company.
                      (Reference is made to Exhibit 10(i) to Registration
                      Statement on Form S-1, as amended (Registration No. 33-
                      95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(j)          Noncompete, Nondisclosure, and Assignment Agreement, dated
                      February 1, 1990, between Mark A. Johnson and the Company.
                      (Reference is made to Exhibit 10(j) to Registration
                      Statement on Form S-1, as amended (Registration No. 33-
                      95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(k) Stock Purchase Agreement, dated December 2, 1994, between the Company and Tribune Company. (Reference is made to Exhibit 10(k) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(l)          Stock Transfer Restriction Agreement, dated December 2,
                      1994, among Peter J. Kight, Mark A. Johnson, and Tribune
                      Company. (Reference is made to Exhibit 10(l) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(m)          Investment Agreement, dated November 9, 1983, among the
                      Company (formerly, Aegis Systems, Inc.), The Midland
                      Mutual Life Insurance Company, The Columbus Mutual Life
                      Insurance Company, Grange Mutual Casualty Company, and
                      North American National Corp. (Reference is made to
                      Exhibit 10(m) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(n) Stock Purchase Agreement, dated March 17, 1988, between the Company and Nationwide Mutual Insurance Company.
                      (Reference is made to Exhibit 10(n) to Registration
                      Statement on Form S-1, as amended (Registration No.
                      33-95738), filed with the Securities and Exchange
                      Commission on August 14, 1995, and incorporated herein by reference.)

       10(o) Amending Agreement, dated November 30, 1994, and letter agreement, dated September 24, 1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(v) to
                      Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(p)          Joint Development and Marketing Agreement, dated August 2,
                      1995, between the Company and ADP, Inc. (Reference is made to Exhibit 10(w) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(q)          Bill Payment and Remote Banking Services Agreement, dated
                      March 25, 1993, between the Company and MasterCard
                      International Incorporated. (Reference is made to Exhibit
                      10(x) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(r)          Amendment to Bill Payment and Remote Banking Services
                      Agreement, dated December 1, 1994, between the Company and
                      MasterCard International Incorporated. (Reference is made to Exhibit 10(y) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(s)          Agreement and Release, dated October 16, 1995, between the
                      Company and MasterCard International Incorporated.
                      (Reference is made to Exhibit 10(z) to the Company's
                      Annual Report on Form 10-K for the year ended December 31,
                      1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(t) Electronic Bill Payment Services Marketing Agreement, dated April 26, 1995, between the Company and AT&T
                      Corporation. (Reference is made to Exhibit 10(z) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(u)          Amendment One to Electronic Bill Payment Services
                      Marketing Agreement, dated November 1, 1995, between the
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
                      Company and AT&T Corporation. (Reference is made to Exhibit 10(bb) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(v) Marketing and License Agreement, dated August 14, 1995, among the Company, Virtual Open Network Environment, and
                      Spyglass, Inc. (Reference is made to Exhibit 10(aa) to
                      Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(w)          Automatic Payment Collection Agreement, dated July 28,
                      1993, between the Company and CompuServe, Incorporated
                      (with addenda). (Reference is made to Exhibit 10(bb) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(x)          Automatic Payment Collection Agreement, dated August 22,
                      1994, between the Company and Spry, Inc. (Reference is made to Exhibit 10(cc) to Registration Statement on Form
                      S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(y) Data Capture Credit Card Terminal Processing Agreement, dated August 22, 1994, between the Company and Spry, Inc.
                      (Reference is made to Exhibit 10(dd) to Registration
                      Statement on Form S-1, as amended (Registration No.
                      33-95738), filed with the Securities and Exchange
                      Commission on August 14, 1995, and incorporated herein by reference.)**

       10(z)          Reproduction and Distribution Agreement, dated July 27,
                      1995, between the Company and Spry, Inc. (Reference is made to Exhibit 10(ee) to Registration Statement on Form
                      S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(aa)         Electronic Bill Payment Services Agreement, dated March
                      10, 1995, between the Company and FiTech, Inc. (Reference is made to Exhibit 10(gg) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)**
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
       10(bb)         Amendment to Bill Payment and Remote Banking Services
                      Agreement, dated July 1, 1995, between the Company and
                      FiTech, Inc. (Reference is made to Exhibit 10(hh) to
                      Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)**

       10(cc)         ACH Operations Agreement, dated April 1, 1994, between the
                      Company and Society National Bank. (Reference is made to
                      Exhibit 10(ii) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(dd) Merchant Processing Agreement, dated March 13, 1995, between the Company and Society National Bank. (Reference is made to Exhibit 10(jj) to Registration Statement on Form S- 1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(ee) Cooperative Marketing Agreement, dated March 14, 1991, between the Company and Intuit Corporation (including addendum and notice). (Reference is made to Exhibit 10(kk) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(ff)         Loan and Stock Restriction Agreement, dated December 16,
                      1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(ll) to Registration Statement on Form S- 1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(gg)         Stock Pledge and Security Agreement, dated December 16,
                      1992, between the Company and Mark D. Phelan. (Reference is made to Exhibit 10(mm) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(hh)         Promissory Note, dated December 16, 1992, of Mark D.
                      Phelan. (Reference is made to Exhibit 10(nn) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)
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
       10(ii)         Loan and Stock Restriction Agreement, dated December 16,
                      1992, between the Company and Mark A. Johnson. (Reference is made to Exhibit 10(oo) to Registration Statement on Form S- 1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(jj)         Stock Pledge and Security Agreement, dated December 16,
                      1992, between the Company and Mark A. Johnson. (Reference is made to Exhibit 10(pp) to Registration Statement on Form S- 1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(kk)         Promissory Note, dated December 16, 1992, of Mark A.
                      Johnson. (Reference is made to Exhibit 10(qq) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(ll)         Lease, dated August 1, 1993, between the Company and The
                      Director of Development of the State of Ohio. (Reference is made to Exhibit 10(rr) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(mm)         Guaranty Agreement, dated August 1, 1993, between the
                      Company and The Provident Bank. (Reference is made to
                      Exhibit 10(ss) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(nn)         Demand Mortgage Note, dated August 25, 1993, of the
                      Company. (Reference is made to Exhibit 10(tt) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(oo) Irrevocable Letter of Credit from Society National Bank for the Company, dated August 25, 1993 (including second renewal thereof). (Reference is made to Exhibit 10(uu) to Registration Statement on Form S-1, as amended
                      (Registration No. 33- 95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(pp)         Open-End Mortgage, Assignment of Rents and Security
                      Agreement, dated August 25, 1993, with the Company as
                      mortgagor and Society National Bank as mortgagee.
                      (Reference is made to Exhibit 10(vv) to Registration
                      Statement on Form S-1, as amended (Registration No.
                      33-95738), filed with the Securities and Exchange
                      Commission on August 14, 1995, and incorporated herein by
                      reference.)
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



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
       10(qq) Loan and Security Agreement, dated August 25, 1993, between the Company and Society National Bank. (Reference is made to Exhibit 10(ww) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14,
                      1995, and incorporated herein by reference.)

       10(rr) Commercial Note Variable Rate, dated January 3, 1995, of the Company. (Reference is made to Exhibit 10(xx) to Registration Statement on Form S-1, as amended
                      (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(ss) Reimbursement Agreement, dated August 25, 1993, between the Company and Peter J. Kight. (Reference is made to Exhibit 10(yy) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(tt)         Agreement, dated August 29, 1995, between the Company and
                      Nationwide Mutual Insurance Company. (Reference is made to
                      Exhibit 10(zz) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(uu)         Agreement, dated September 8, 1995, among the Company, The
                      Midland Life Insurance Company, The Columbus Life
                      Insurance Company, Grange Mutual Casualty Company, and Pan
                      Western Life Insurance Company. (Reference is made to
                      Exhibit 10(aaa) to Registration Statement on Form S-1, as amended (Registration No. 33-95738), filed with the Securities and Exchange Commission on August 14, 1995, and incorporated herein by reference.)

       10(vv)         License Agreement, dated October 27, 1995, between the
                      Company and Block Financial Corporation. (Reference is made to Exhibit 10(ddd) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(ww)         Joint Marketing and Trademark License Agreement, dated
                      December 28, 1995, between the Company and Electronic Data
                      Systems Corporation. (Reference is made to Exhibit 10(eee) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(xx) Joint Marketing Agreement, dated November 3, 1995, between the Company and Fiserv, Inc. (Reference is made to Exhibit
                      10(fff) to the Company's Annual Report on Form 10-K for the
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
                      year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(yy) License Agreement, December 29, 1995, between the Company and Premiere Communications, Inc. (Reference is made to Exhibit 10(ggg) to the Company's Annual Report on Form 10-
                      K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, and incorporated herein by reference.)**

       10(zz)         Payment Services, Software Development and Marketing
                      Agreement, dated as of February 27, 1996, between the Company and CyberCash. (Reference is made to Exhibit 10(a) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.) **

       10(aaa)        Termination of Voting Agreement, dated as of April 19,
                      1996, among Peter J. Kight, Mark A. Johnson, Greylock
                      Limited Partnership, Highland Capital Partners Limited
                      Partnership and Tribune Company. (Reference is made to Exhibit 10(b) to the Form 10-Q for the quarter ended March
                      31, 1996, filed with the Securities and Exchange
                      Commission, and incorporated herein by reference.)

       10(bbb)        Voting Agreement, dated as of April 19, 1996, among Peter
                      J. Kight, Mark A. Johnson, and Tribune Company. (Reference is made to Exhibit 10(c) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(ccc)        Executive Employment Agreement between the Company and
                      Kenneth J. Benvenuto. (Reference is made to Exhibit 10(d) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(ddd)        Executive Employment Agreement between the Company and
                      Robert E. Bowers. (Reference is made to Exhibit 10(e) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(eee)        Executive Employment Agreement between the Company and
                      Lynn D. Busing. (Reference is made to Exhibit 10(f) to the
                      Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(fff)        Executive Employment Agreement between the Company and
                      James M. Garrett. (Reference is made to Exhibit 10(g) to
                      the Form 10-Q for the quarter ended March 31, 1996, filed
                      with the
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



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
                      Securities and Exchange Commission, and incorporated herein by reference.)

       10(ggg)        Executive Employment Agreement between the Company and
                      James Robert Lewis, III. (Reference is made to Exhibit
                      10(h) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(hhh)        Executive Employment Agreement between the Company and Jay
                      N. Whipple, III. (Reference is made to Exhibit 10(i) to the Form 10-Q for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

       10(iii)        Agreement for ACH Services between the Company and The
                      Chase Manhattan Bank, N.A., dated as of July 1, 1996.
                      (Reference is made to Exhibit 10(qqq) to the Transition
                      Report on Form 10-K for the six months ended June 30, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

        10(jjj)  *    Checkfree Corporation Amended and Restated 1995 Stock
                      Option Plan.

        10(kkk)  *    Checkfree Corporation Associate Stock Purchase Plan.

        10(lll)  *    Stockholder Agreement between Intuit Inc. and Peter J.
                      Kight, as Shareholder of the Company.

        10(mmm)  *    Stockholder Agreement between Intuit Inc. and Mark A.
                      Johnson, as a Shareholder of the Company.

        10(nnn)  *    Stock Restriction Agreement between the Company and
                      Intuit Inc.

        10(ooo)  *    Form of Escrow Agreement among the Company, Intuit Inc.
                      and a to be named Escrow Agent.

        10(ppp)  *    Form of Registration Rights Agreement between the Company
                      and Intuit Inc.

        13       *    The Company's Transition Report on Form 10-K for the six
                      months ended June 30, 1996.

        21            Subsidiaries of the Company. (Reference is made to Exhibit
                      21 of the Transition Report on Form 10-K for the six months ended June 30, 1996, filed with the Securities and Exchange Commission, and incorporated herein by reference.)

         23(a)        Consent of Porter, Wright, Morris & Arthur (included in
                      Exhibit 5 ).

         23(b)   *    Consent of Ernst & Young, LLP.

         23(c)   *    Consent of Deloitte & Touche LLP.

         23(d)   *    Consent of Alex. Brown & Sons, Incorporated.

         24      *    Powers of Attorney.

         99      *    Form of Proxy.

-------------------

            *      Filed with this report.
            ** Portions of this Exhibit have been given confidential treatment by the Securities and Exchange Commission.
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